                           __________________________

                              AMENDED AND RESTATED
                         MASTER REIMBURSEMENT AGREEMENT


                          Dated as of November 1, 1996


                                 by and between



                     FEDERAL NATIONAL MORTGAGE ASSOCIATION

                                      and

                              EQR-BOND PARTNERSHIP




                           __________________________

                               TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

                                   ARTICLE I.

                                  DEFINITIONS
      SECTION 1.1   General Interpretative Principles . . . . . . . . . .    3
      SECTION 1.2   Defined Terms . . . . . . . . . . . . . . . . . . . .    4
      SECTION 1.3   Interpretation. . . . . . . . . . . . . . . . . . . .   29


                                  ARTICLE II.

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
      SECTION 2.1   Representations and Warranties of Owner . . . . . . .   29
      SECTION 2.2   Affirmative Covenants of Owner. . . . . . . . . . . .   43
      SECTION 2.3   Negative Covenants of Owner . . . . . . . . . . . . .   55
      SECTION 2.4   Certain Covenants With Respect to Sleepy Hollow
                    Project . . . . . . . . . . . . . . . . . . . . . . .   58


                                  ARTICLE III.

                            INTEREST RATE PROTECTION
      SECTION 3.1   Interest Rate Protection. . . . . . . . . . . . . . .   59


                                  ARTICLE IV.

                FANNIE MAE REIMBURSEMENT; FEES; INDEMNIFICATION
      SECTION 4.1   Reimbursement Obligations Under Related Fannie Mae
                    Collateral Agreements . . . . . . . . . . . . . . . .   63
      SECTION 4.2   Fees and Expenses . . . . . . . . . . . . . . . . . .   65
      SECTION 4.3   Payment of Fees and Expenses. . . . . . . . . . . . .   67
      SECTION 4.4   Facility and Activity Fees. . . . . . . . . . . . . .   68
      SECTION 4.5   Indemnification . . . . . . . . . . . . . . . . . . .   70
      SECTION 4.6   Liability of Owner. . . . . . . . . . . . . . . . . .   72
      SECTION 4.7   Fannie Mae and Servicer Not Liable. . . . . . . . . .   73
      SECTION 4.8   Waivers and Consents. . . . . . . . . . . . . . . . .   73
      SECTION 4.9   Subrogation . . . . . . . . . . . . . . . . . . . . .   74
      SECTION 4.10  Application of Payments . . . . . . . . . . . . . . .   74
      SECTION 4.11  Pledge of Rights to Certain Funds and Investments . .   74
      SECTION 4.12  Purchased Bonds . . . . . . . . . . . . . . . . . . .   75
      SECTION 4.13  Cash Collateral . . . . . . . . . . . . . . . . . . .   75
      SECTION 4.14  Nonrecourse Obligations . . . . . . . . . . . . . . .   75
      SECTION 4.15  Application for Related Fannie Mae Collateral


                                           (i)

                                                                          PAGE
                                                                          ----


                    Agreements. . . . . . . . . . . . . . . . . . . . . .   78
      SECTION 4.16  Bond Matters. . . . . . . . . . . . . . . . . . . . .   79


                                   ARTICLE V.

               SUBSTITUTION, RELEASE, AND ADDITION OF PROPERTIES;
                    REUNDERWRITING; PRINCIPAL RESERVE FUNDS
      SECTION 5.1   Allocable Facility Amount . . . . . . . . . . . . . .   79
      SECTION 5.2   Substitution of Additional Mortgaged Properties . . .   80
      SECTION 5.3   Release of Properties . . . . . . . . . . . . . . . .   81
      SECTION 5.4   Addition of New Properties to the Credit Facility . .   82
      SECTION 5.5   Portfolio Reunderwriting. . . . . . . . . . . . . . .   83
      SECTION 5.6   Certain Permitted Transfers . . . . . . . . . . . . .   84
      SECTION 5.7   Principal Reserve Fund. . . . . . . . . . . . . . . .   87
      SECTION 5.8   Credit Enhancement of the Springs Colony Refunding
                    Bond Issue  . . . . . . . . . . . . . . . . . . . . .   88


                                  ARTICLE VI.

                  SERVICING; REPLACEMENT OF CREDIT ENHANCEMENT
      SECTION 6.1   Servicing . . . . . . . . . . . . . . . . . . . . . .   92
      SECTION 6.2   Replacement of Fannie Mae Credit Enhancement. . . . .   93


                                  ARTICLE VII.

                         EVENTS OF DEFAULT AND REMEDIES
      SECTION 7.1   Events of Default . . . . . . . . . . . . . . . . . .   94
      SECTION 7.2   Remedies. . . . . . . . . . . . . . . . . . . . . . .   99


                                 ARTICLE VIII.

                                 MISCELLANEOUS
      SECTION 8.1   Waivers, Amendments . . . . . . . . . . . . . . . . .  102
      SECTION 8.2   Survival of Representations and Warranties. . . . . .  102
      SECTION 8.3   Notices . . . . . . . . . . . . . . . . . . . . . . .  102
      SECTION 8.4   Payment Procedure . . . . . . . . . . . . . . . . . .  104
      SECTION 8.5   Continuing Obligation . . . . . . . . . . . . . . . .  104
      SECTION 8.6   Satisfaction Requirement. . . . . . . . . . . . . . .  105
      SECTION 8.7   Consent of Fannie Mae . . . . . . . . . . . . . . . .  105
      SECTION 8.8   Governing Law . . . . . . . . . . . . . . . . . . . .  105
      SECTION 8.9   Jurisdiction, Consent to Service. . . . . . . . . . .  105

                                          (ii)

                                                                          PAGE
                                                                          ----


      SECTION 8.10  Waivers of Jury Trial . . . . . . . . . . . . . . . .  106
      SECTION 8.11  Counterparts. . . . . . . . . . . . . . . . . . . . .  106
      SECTION 8.12  Severability. . . . . . . . . . . . . . . . . . . . .  107
      SECTION 8.13  Business Days . . . . . . . . . . . . . . . . . . . .  107
      SECTION 8.14  Entire Agreement. . . . . . . . . . . . . . . . . . .  107
      SECTION 8.15  Headings. . . . . . . . . . . . . . . . . . . . . . .  107
      SECTION 8.16  Further Assurances and Corrective Instruments . . . .  107
      SECTION 8.17  Assignment; Transfers; Third-Party Rights . . . . . .  108
      SECTION 8.18  Waiver of Claims. . . . . . . . . . . . . . . . . . .  108
      SECTION 8.19  Disclaimer; Acknowledgements. . . . . . . . . . . . .  108
      SECTION 8.20  Conflicts Between Agreements. . . . . . . . . . . . .  108
      SECTION 8.21  Acknowledgment and Agreement of Nominee Corps. to
                    Joint and Several Liability . . . . . . . . . . . . .  109
      SECTION 8.22  No Novation . . . . . . . . . . . . . . . . . . . . .  111


EXHIBIT A         BOND PROPERTIES; ISSUERS
EXHIBIT B         ADDITIONAL MORTGAGED PROPERTIES
EXHIBIT C         SCHEDULE OF TRANSACTION DOCUMENTS
EXHIBIT D         PERMITTED LIENS
EXHIBIT E         FORM OF INTEREST RATE HEDGE SECURITY AGREEMENT
EXHIBIT F         FORM OF NEW PROPERTY CONFIRMATION
EXHIBIT G         FORM OF RENT ROLL
EXHIBIT H         SCHEDULE OF MANAGEMENT AGREEMENTS


SCHEDULE 2.1(f)         SCHEDULE OF LITIGATION
SCHEDULE 2.1(o)         SCHEDULE OF ENVIRONMENTAL REPORTS
SCHEDULE 2.1(y)         SCHEDULE OF CERTAIN DISCLOSURES PURSUANT TO SECTION
                        2.1(Y)
SCHEDULE 2.1(z)         SCHEDULE OF STRUCTURAL AND MATERIAL DEFECTS
SCHEDULE 2.1(aa)        SCHEDULE OF CONTRACTUAL DEFAULTS
SCHEDULE 2.1(am)        SCHEDULE OF CONTRACTS WITH AFFILIATES


                                           (iii)

                              AMENDED AND RESTATED
                         MASTER REIMBURSEMENT AGREEMENT

            THIS AMENDED AND RESTATED MASTER REIMBURSEMENT AGREEMENT is made and entered into as of this 1st day of November, 1996, by and between FEDERAL NATIONAL MORTGAGE ASSOCIATION ("FANNIE MAE"), a corporation duly organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C.
Section 1716 et. seq., and EQR-BOND PARTNERSHIP ("OWNER"), a general partnership duly organized and existing under the laws of Georgia. The meanings of initially capitalized terms used herein and not defined are set forth in section 1.2.

                                   RECITALS

            WHEREAS, Owner owns each of the eight (8) multifamily housing projects described in Exhibit A, Section 1 (the "EXISTING BOND PROPERTIES");

            WHEREAS, as contemplated in that certain Master Reimbursement Agreement dated as of August 1, 1996 by and between Owner and Fannie Mae, as the same has been amended by that certain First Amendment to Master Reimbursement Agreement, dated as of November 27, 1996, by and between Owner and Fannie Mae (such Master Reimbursement Agreement as so amended, the "EXISTING REIMBURSEMENT AGREEMENT"), Fannie Mae has provided credit enhancement and liquidity support for each issue of Related Bonds with respect to the Existing Bond Properties, pursuant to the terms of the Related Fannie Mae Collateral Agreements with respect to such Existing Bond Properties;

            WHEREAS, concurrently herewith Owner is acquiring the multifamily residential housing project described in Exhibit A, Section 2 (the "ADDITIONAL BOND PROPERTY"), which Additional Bond Property is financed by an existing issue of tax-exempt housing bonds (the "EXISTING BOND ISSUE") in accordance with a certain existing trust indenture (the "EXISTING INDENTURE");

            WHEREAS, the Existing Bond Issue is supported by a first priority mortgage, deed of trust or deed to secure debt (the "EXISTING SECURITY INSTRUMENT") and mortgage note secured thereby (the "EXISTING MORTGAGE NOTE");

            WHEREAS, the Issuer with respect to the Additional Bond Property has received a request from Owner to issue new bonds under the Related Act in order to refinance such Additional Bond Property by the current refunding of the Existing Bond Issue with respect to such Additional Bond Property;

            WHEREAS, the Issuer with respect to the Additional Bond Property has determined that the issuance of the Related Bonds and the application of the proceeds thereof to fund the Mortgage Loan relating thereto will promote and serve the intended purposes of, and in all respects will conform to the provisions and requirements of, the Related Act;

            WHEREAS, in order to provide funding for the Mortgage Loan with respect to the Additional Bond Property, and in that way assist in the refinancing of such Additional Bond Property, the Issuer with respect to the Additional Bond Property is issuing and selling the Related Bonds and depositing the proceeds of the Related Bonds with the Related Trustee, to be used to fund the Mortgage Loan with respect to such Additional Bond Property;

            WHEREAS, each Mortgage Loan will be (a) made in accordance with the requirements of Fannie Mae and the Issuer, (b) evidenced by the Related Mortgage Note, (c) secured by the Related Bond Mortgage, and (d) otherwise secured by the other Related Bond Documents;

            WHEREAS, with respect to the Additional Bond Property, the Related Mortgage Note, the Related Bond Mortgage and certain other Related Bond Documents will be executed by Owner in favor of the Issuer with respect to such Additional Bond Property and immediately following the origination of such Mortgage Loans, the Issuer with respect to such Additional Bond Property will, pursuant to an Assignment, assign the Mortgage Loan, the Related Mortgage Note and the Related Bond Mortgage, together with certain other collateral, to the Related Trustee and Fannie Mae as their interests may appear;

            WHEREAS, as contemplated in the Existing Reimbursement Agreement, Fannie Mae has agreed to provide credit enhancement and liquidity support for the Related Bonds with respect to the Additional Bond Property, pursuant to and in accordance with the terms of the Related Fannie Mae Collateral Agreement with respect to such Additional Bond Property;

            WHEREAS, in consideration of Fannie Mae entering into the Related Fannie Mae Collateral Agreements with respect to the Additional Bond Property and in order to further evidence and secure Owner's obligations to Fannie Mae, Owner has agreed, among other things: (i) to renew the obligations evidenced by the Existing Reimbursement Agreement by amending, restating and consolidating the Existing Reimbursement Agreement so as to constitute one Master Reimbursement Agreement with respect to the Existing Bond Properties and the Additional Bond Property, (ii) to grant Fannie Mae second priority mortgages, deeds to secure debt and deeds of trust on the Additional Bond Property, (iii) pay certain fees to Fannie Mae and Servicer, and (iv) to reimburse Fannie Mae for amounts advanced to the Related Trustees pursuant to the Related Fannie Mae Collateral Agreements or otherwise advanced in accordance with this Agreement and the other Transaction Documents; and

            WHEREAS, it is a condition to the execution and delivery of the Related Fannie Mae Collateral Agreements with respect to the Additional Bond Property by Fannie Mae that Owner enter into this Agreement.

            NOW THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, the payment of certain fees to Fannie Mae, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Fannie Mae and Owner, the parties hereto agree that the Existing Reimbursement Agreement is hereby amended, restated and consolidated in its entirety so as to constitute one Master Reimbursement Agreement as follows:

                                   ARTICLE I.

                                  DEFINITIONS

      SECTION 1.1       GENERAL INTERPRETATIVE PRINCIPLES.
                        ---------------------------------

            For purposes of this Agreement, except as otherwise provided or unless the context otherwise requires:

            (a) the terms defined in section 1.2 have the meanings assigned to them in section 1.2 and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms relating to financial statements prepared in accordance with GAAP and not otherwise defined herein have the meanings assigned to them in accordance with GAAP, otherwise such terms shall have the meanings ascribed to them in accordance with Owner's modified cash basis accounting consistently applied;

            (c) references herein to "sections," "subsections," "paragraphs" and other subdivisions without reference to a document are to designated sections, subsections, paragraphs and other subdivisions of this Agreement;

            (d)   a reference to a subsection without further reference to a section is a reference to such subsection as contained in the same section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

            (e) a reference to an Exhibit or a Schedule without a further reference to the document to which the Exhibit or Schedule is attached is a reference to an Exhibit or Schedule to this Agreement;

            (f) unless otherwise provided herein, a reference to Fannie Mae forms, guides, memos, updates or announcements shall mean such Fannie Mae forms, guides, memos, updates or announcements as the same exist on the date hereof and as such Fannie

Mae forms, guides, memos, updates or announcements may be amended, supplemented, otherwise modified, superseded or replaced from time to time;

            (g) the words "attorneys' fees and expenses," "legal fees and expenses," "attorneys' fees and costs," "attorneys' fees and court costs," and other words of similar import are deemed to include any actual costs and expenses incurred by Fannie Mae's in-house counsel (unless otherwise expressly limited where used);

            (h) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

            (i)   the word "including" means "including, but not limited to";
and

            (j) references to "knowledge" of any EQR Party shall mean the actual knowledge of (i) those persons principally involved in the negotiation, implementation and administration of this Agreement and the transactions contemplated hereunder, including David Neithercut, Bruce Strohm, and Lori Shelstad, (ii) all senior officers of each EQR Party, including any officer holding the position of, or position equivalent to, Chairman, President, Senior Vice President, Executive Vice President, Chief Financial Officer, Chief Accounting Officer, Secretary or Treasurer, (iii) the attorneys who are part of any EQR Party's in-house legal staff, and (iv) with respect to any particular factual matter, the employees of any EQR Party with significant responsibility for such factual matter and the employees and officers to whom such employees report, including, by way of example only, (A) with respect to a representation or warranty relating to the physical condition of a Property, the Property Manager for such Property (but not maintenance or other personnel reporting to the Property Manager, unless such other personnel would be included by virtue of any of clauses (i) through (iii) of this subsection 1.1(j)) and the employees and officers to whom such Property Manager reports, and (B) with respect to a representation or warranty relating an environmental condition of a Property, the environmental officer or other individual employed by an EQR Party who is responsible for overseeing, evaluating or advising senior management with respect to environmental matters similar to the relevant environmental condition, and the employees and officers to whom such environmental officer or other individual reports.

      SECTION 1.2       DEFINED TERMS.
                        -------------

            For all purposes of this Agreement, the following terms shall have the respective meanings set forth below:

      "ACTIVITY FEE" shall have the meaning given that term in section 4.4(b).

      "ACTIVITY RATE" means the prime rate of interest as reported from day to day in The Wall Street Journal as the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation's thirty (30) largest banks plus two percent (2%) per annum. The Activity Rate will be the rate reported on the applicable publication date as determined above, notwithstanding the fact that such reported rate shall be the prime rate for the preceding business day. If such rate is no longer available, then the Activity Rate shall mean the average base rate or prime rate of interest of any three "Money Center" banks designated by Fannie Mae, in its discretion, plus two percent (2%) per annum.

      "ADDITIONAL BOND PROPERTY" shall have the meaning given that term in the recitals to this Agreement.

      "ADDITIONAL MORTGAGED PROPERTIES" means the real properties, together with the improvements and fixtures located thereon, described in Exhibit B. "Additional Mortgaged Properties" shall also include each New Additional Property from and after the date of its addition to the Fannie Mae Credit Facility, and shall exclude each Released Property (which prior to such substitution or release, as applicable, was an Additional Mortgaged Property), from and after the date of such substitution or release. "ADDITIONAL MORTGAGED PROPERTY" means any one of the foregoing, individually.

      "ADVANCE" means the payment, or deemed payment pursuant to the Related Fannie Mae Collateral Agreement of any monies, from the cash flow or the redemption of mortgages pledged by Fannie Mae or otherwise, by Fannie Mae to a Related Trustee pursuant to the terms of a Related Fannie Mae Collateral Agreement.

      "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, partnership interests or by contract or otherwise.

      "AGGREGATE DEBT SERVICE COVERAGE RATIO" means, at any time, the ratio of
(a) the aggregate of the Net Operating Income for the applicable period for all of the Properties, to (b) the aggregate scheduled debt service due on all of the Mortgage Loans for the applicable period, assuming that the scheduled debt service due on each Mortgage Loan is equal to interest at the Underwriting Rate, plus all payments required to be made to the Principal Reserve Fund during the applicable period; provided, however, that if the Pass-Through Rate (as such term is defined in the Related Mortgage Notes) on the Mortgage Loans has been converted to a Fixed Rate which is to remain in effect until maturity of the Mortgage Loans, then the assumed scheduled debt service shall be equal to interest at such actual Fixed Rate with respect to each such Mortgage Loan plus amounts payable at the "Set Rate" set forth in each Related Mortgage Note plus all payments required to be made to the Principal Reserve Fund during the applicable period. As of the Restatement Closing Date, Fannie Mae has calculated that the Aggregate Debt Service Coverage Ratio for the 12 month period ending on July 1, 1996 is equal to or greater than 1.65:1.

      "AGGREGATE FACILITY AMOUNT" means at any time the total amount of all Facility Amounts.

      "AGREEMENT" means this Amended and Restated Master Reimbursement Agreement, as amended, supplemented, or otherwise modified or amended and restated from time to time in accordance with its terms.

      "ALLOCABLE FACILITY AMOUNT" means the portion of the Aggregate Facility Amount allocated to a particular Property by Fannie Mae in accordance with this Agreement.

      "ALLOCATED RELEASE PRICE CASH COLLATERAL" means, with respect to each Bond Property, the portion of the aggregate amount of all Release Price Cash Collateral allocable to such Bond Property, as determined by Owner at the time the Release Price Cash Collateral is paid by Owner to Fannie Mae, or, if Owner does not timely make such a determination, on a pro rata basis, as reasonably determined by Fannie Mae.

      "ALTERATIONS" shall mean the meaning given to such term in section 2.2(o).

      "ALTERNATE CREDIT FACILITY", with respect to particular Related Bonds, shall have the meaning given that term in the Related Indenture.

      "ALTERNATIVE HEDGE SHORTFALL COLLATERAL" shall have the meaning given that term in section 3.1(e).

      "APPLICABLE LAW" means (a) all applicable provisions of all constitutions, statutes, rules, regulations and orders of all governmental bodies, all Governmental Approvals and all applicable orders, judgments and decrees of all courts and arbitrators, (b) all zoning, building, environmental and other laws, ordinances, rules, regulations and restrictions of any Governmental Authority affecting the ownership, management, use, operation, maintenance or repair of any Property, including the Americans with Disabilities Act (if applicable), the Fair Housing Amendment Act of 1988 and Hazardous Materials Laws, (c) any building permits or any conditions, easements, rights-of-way, covenants, restrictions of record or any recorded agreement (other than the Transaction Documents) affecting or concerning any Property including planned development permits, condominium declarations, and reciprocal easement and regulatory agreements with any Governmental Authority, (d) all laws, ordinances, rules and regulations, whether in the form of rent control, rent stabilization or otherwise, that limit or impose conditions on the amount of rent that may be collected from the units of any Property, and (e) all terms of any insurance policy that Owner is required to maintain under the Mortgages, all requirements of the issuers of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters

(or any body exercising similar functions) applicable to or affecting the operation or use of any Property or the consummation of the transactions to be effected by this Agreement or any of the other Transaction Documents.

      "ASSIGNMENT" means, individually, any Assignment of Mortgage (or Deed to Secure Debt or Deed of Trust, as the case may be) and Other Loan Documents with respect to a Bond Property by an Issuer (or in the case of the Silverwood Apartments Bond Property, by the Related Trustee) to the Related Trustee and Fannie Mae as their interests may appear, as such Assignment may be amended, supplemented or otherwise modified or amended and restated from time to time in accordance with its terms. "ASSIGNMENTS" means every such Assignment, collectively.

      "BOND DOCUMENTS" means, collectively, the Related Bond Documents for all Bond Properties, and "BOND DOCUMENT" means any one of the foregoing, individually.

      "BOND FEES" shall have the meaning given that term in section 4.3(a).

      "BONDHOLDERS" with respect to any Related Bonds shall have the meaning given that term in the Related Indenture.

      "BOND MORTGAGE" means the first priority Security Instrument on each Bond Property securing the obligations of Owner (and with respect to the Additional Bond Property, of Manchester Nominee Corp.) under and with respect to the Related Mortgage Note and the related Mortgage Loan, and "BOND MORTGAGES" means every such Bond Mortgage, collectively.

      "BOND PROPERTIES" means the real properties, together with the improvements and fixtures located thereon, described in Exhibit A. "Bond Properties" shall also include each New Bond Property from and after the date of its addition to the Fannie Mae Credit Facility, and shall exclude each Released Property (which prior to its substitution or release, as applicable, was a Bond Property), from and after the date of such substitution or release. "BOND PROPERTY" means any one of the foregoing, individually.

      "BOND PROPERTY LOAN DOCUMENT" means, with respect to a Mortgage Loan, any of the documents, agreements or instruments granting, evidencing or securing such Mortgage Loan, including the Related Mortgage Note, the Related Mortgages, the title policy, UCC fixture filings and UCC financing statements (in each case relating to such Mortgage Loan) and the Assignment with respect to such Mortgage Loan, as each such document, agreement or instrument may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its respective terms, and "BOND PROPERTY LOAN DOCUMENTS" means every such Bond Property Loan Document with respect to such Mortgage Loan, collectively.

      "BONDS" means, collectively, the Related Bonds for all Bond Properties.

      "BOND TRANSACTION CLOSING DATE" with respect to a particular Related Bonds, means the date such Related Bonds are initially issued and paid for.

      "BUSINESS DAY" means any day, other than (a) a Saturday or a Sunday, (b) any day on which banking institutions located in the City of New York, New York or the city in which the principal office of Servicer is located are required or authorized by law to close, (c) a day on which The New York Stock Exchange is closed, or (d) any day on which Fannie Mae is closed.

      "CAP" means an interest rate cap, and includes an interest rate cap which has its first "calculation period" commencing on the last day of a Reset Period which commences on or after the date such cap was obtained (i.e. a "future" cap).

      "CASH COLLATERAL" shall have the meaning given to the term "Collateral" in the Cash Management Agreement.

      "CASH MANAGEMENT AGREEMENT" means, with respect to all Properties, that certain Cash Management, Security, Pledge and Assignment Agreement dated as of August 1, 1996, among Owner, Fannie Mae and Servicer, as such agreement may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms.

      "CASUALTY", with respect to any Property, means any damage to, or destruction or loss of, all or any portion of the Property, whether by fire or other cause.

      "CENTRAL ACCOUNT" means, the Central Account identified in the Cash Management Agreement.

      "CODE" means the Internal Revenue Code of 1954, as amended (the "1954 CODE") and the Internal Revenue Code of 1986, (the "1986 CODE"), in each case to the extent made applicable to matters relating to the Bonds and or the Properties by Section 1313(a) of the Tax Reform Act of 1986, and with respect to a specific section thereof such reference shall be deemed to include (a) the applicable regulations promulgated or proposed under such section or any previous corresponding section, (b) any successor provision of similar import hereafter enacted, (c) any corresponding provision of any subsequent Internal Revenue Code and (d) the applicable regulations promulgated or proposed under the provisions described in (b) and (c).

      "COLLATERAL" means all cash, Government Obligations, assets and property, real and personal (including the Bond Properties, the Additional Mortgaged Properties, the Property Accounts, the Central Account, the Cash Collateral, Release Price Cash Collateral, the Replacement Reserve Accounts and all funds contained in such accounts, the Hedges and

Hedge Documents, and cash and any investments in the Principal Reserve Funds), pledged by Owner pursuant to any Bond Document or any Mortgage Document or any other Transaction Document and the Proceeds thereof.

      "CONDEMNATION", with respect to any Property, means (a) any action or proceeding for the taking of the Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other similar manner or (b) the conveyancing of any Property under the threat or contemplation of any action or proceeding described in clause (a).

      "CONDEMNATION PROCEEDS" means the proceeds of any Condemnation.

      "CONTINGENT OBLIGATION" as to any Person (the "GUARANTEEING PERSON"), means any obligation (a) of the guaranteeing person or (b) of another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case, guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including (without double counting) any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Owner in good faith.

      "CONTROLLED GROUP" means all members of a group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Owner, are treated as a single employer under Section 414 of the Code.

      "COUNTERPARTY" shall have the meaning given to such term in section
3.1(d).

      "CREDIT ENHANCEMENT COMPONENT" means, with respect to each issue of Related Bonds that is part of the Fannie Mae Credit Facility as of the date hereof, .60% per annum or 60 basis points; provided, however, that the Credit Enhancement Component with respect to each issue of Related Bonds that is part of the Fannie Mae Credit Facility as of the date hereof, shall be subject to adjustment in accordance with section 5.8(d). With respect to each New Bond Property added to the Fannie Mae Credit Facility pursuant to section 5.4, the Credit Enhancement Component shall be the amount set forth in the New Property Confirmation with respect to such New Bond Property.

      "CUSTODIAL ACCOUNT" shall have the meaning given that term in section 3.1(g).

      "DETERMINATION DATE" shall have the meaning given that term in section
5.1.

      "DUS GUIDE" means the Fannie Mae Multifamily Delegated Underwriting and Servicing (DUS) Guide, as such DUS Guide may be amended, supplemented or otherwise modified from time to time, including by Lender Memos, Guide Updates and Guide Announcements (all references to Parts, Chapters, Sections and other subdivisions of the DUS Guide shall be deemed references to (a) the Parts, Chapters, Sections and other subdivisions in effect on the Restatement Closing Date and (b) any successor provisions to such Parts, Chapters, Sections and other subdivision).

      "ENVIRONMENTAL CLAIM" means any notice of violation, claim, demand, abatement, order or other order or direction (conditional or otherwise) by any person or entity for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, pollution, contamination or other adverse effects on the environment, removal, cleanup or remedial action or for fines, penalties or restrictions, resulting from or based upon (a) the existence or occurrence, or the alleged existence or occurrence, of a Hazardous Substance Activity or (b) the violation, or alleged violation, of any Hazardous Materials Laws in connection with any Property.

      "ENVIRONMENTAL REPORTS" means any Phase I environmental report meeting the requirements of the DUS Guide, and any additional environmental report delivered to Servicer or Fannie Mae with respect to any Property.

      "EQR" means Equity Residential Properties Trust, a Maryland real estate investment trust.

      "EQR PARTY" means any of Owner, QRS Partner, Ravens Crest Nominee Corp., Manchester Nominee Corp., OP Partner or EQR, and "EQR PARTIES" means all such Persons, collectively.

      "ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time.

      "EVENT OF DEFAULT" shall have the meaning given that term in section 7.1.

      "EXISTING BOND ISSUES" shall have the meaning given that term in the recitals to this Agreement.

      "EXISTING BOND PROPERTIES" shall have the meaning given that term in the recitals to this Agreement.

      "EXISTING INDENTURE" and "EXISTING INDENTURES" shall have the respective meanings given such terms in the recitals to this Agreement.

      "EXISTING MORTGAGE NOTE" shall have the meaning given such term in the recitals to this Agreement.

      "EXISTING REIMBURSEMENT AGREEMENT" shall have the meaning given that term in the recitals to this Agreement.

      "EXISTING SECURITY INSTRUMENT" shall have the meaning given such term in the recitals to this Agreement.

      "FACILITY", with respect to particular Related Bonds, means the facility for credit enhancement of such Related Bonds by Fannie Mae and the Liquidity Commitment (as defined in the Related Fannie Mae Collateral Agreement) provided by Fannie Mae, subject and pursuant to the Related Fannie Mae Collateral Agreement.

      "FACILITY AMOUNT", with respect to particular Related Bonds, means the aggregate principal amount of such Related Bonds then outstanding.

      "FACILITY FEE" shall have the meaning set forth in section 4.4(a).

      "FANNIE MAE CREDIT FACILITY" means the credit enhancement and liquidity support of the Bonds provided by Fannie Mae subject and pursuant to the Related Fannie Mae Collateral Agreements.

      "FANNIE MAE FACILITY CLOSING DATE" means September 30, 1996.

      "FANNIE MAE TITLE COMMITMENTS" means, the marked-up title insurance commitments or pro-forma title policies insuring the lien of the Reimbursement Mortgage with respect to each Property listed on Exhibit D.

      "FINANCING AGREEMENT", with respect to an issue of Related Bonds, shall have the meaning given that term in the Related Bond Indenture and "FINANCING AGREEMENTS" means every such Financing Agreement, collectively.

      "FINANCING LEASE" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee or to be otherwise disclosed as such in a note to such balance sheet.

      "FIXED RATE", with respect to particular Related Bonds, shall have the meaning given that term in the Related Indenture.

      "GAAP" means generally accepted accounting principles in effect in the United States from time to time.

      "GOVERNMENT OBLIGATIONS", with respect to particular Related Bonds, shall have the meaning given that term in the Related Indenture.

      "GOVERNMENTAL ACTION" means any pending or, to the actual knowledge of Owner, threatened suit, proceeding, order, or governmental inquiry or opinion involving any Property that alleges the violation of any Hazardous Materials Law.

      "GOVERNMENTAL APPROVAL" means an authorization, permit, consent, approval, license, registration or exemption from registration or filing with, or report to, any Governmental Authority.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "GROSS CASH FLOW" means, for any period, with respect to any of the Properties, all gross rents collected from or on behalf of tenants at such Property (other than unforfeited tenant security deposits), any other income, receipts or withdrawals from reserves (but only to the extent such reserves were included as Operating Expenses at the times they were set aside) derived from such Property (including from the use or operation thereof) without regard to its source, including tenant reimbursements for utilities, services and supplies, security deposit forfeitures, parking rents or fees, concessions and vending fees and laundry income and proceeds from rental interruption insurance, but excluding Insurance Proceeds (other than proceeds from rental interruption insurance), Condemnation Proceeds, proceeds from the sale of the Related Bonds, if any, unearned portions of prepaid rent, other refundable items, interest on any account established for the deposit of refundable items, and proceeds from the sale or other disposition of all or any portion of a Property.

      "HAZARDOUS MATERIALS" means petroleum and petroleum products, flammable explosives, radioactive materials (excluding radioactive materials in smoke detectors), polychlorinated biphenyls, lead, asbestos in any form that is or could become friable, hazardous waste, toxic or hazardous substances or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise and shall also include those materials defined as "hazardous substances," "extremely hazardous substances," "hazardous chemicals," "hazardous materials," "toxic substances," "solid waste," "toxic chemicals," "air pollutants," "toxic pollutants," "hazardous wastes," "extremely hazardous waste," or "restricted hazardous waste" by Hazardous Materials Law or regulated by Hazardous Materials Law in any manner whatsoever.

      "HAZARDOUS MATERIALS LAW" means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other binding governmental requirements and any court judgments applicable to Owner or any Property relating to industrial hygiene or to environmental or unsafe conditions or to human health, including those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to any Property, and those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about any Property.

      "HAZARDOUS SUBSTANCE ACTIVITY" means any storage, holding, existence, release, spill, leaking, pumping, pouring, injection, escaping, deposit, disposal, dispersal, leaching, migration, use, treatment, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Materials from, under, into or on any Property in violation of Hazardous Materials Laws, including the discharge of any Hazardous Materials emanating from any Property in violation of Hazardous Materials Laws through the air, soil, surface water, groundwater or property and also including the abandonment or disposal of any barrels, containers and other receptacles containing any Hazardous Materials from or on any Property in violation of Hazardous Materials Laws, in each case whether sudden or nonsudden, accidental or nonaccidental.

      "HEDGE" means a Swap or a Cap.

      "HEDGE DOCUMENTS" means the documents evidencing and governing a Hedge.

      "HEDGE PERIOD" shall have the meaning given that term in section 3.1(b).

      "HEDGE RATE", with respect to particular Related Bonds, means 5.70% per annum.

      "HEDGE SECURITY AGREEMENT" means, with respect to each Hedge, an Interest Rate Hedge Security Agreement between Owner and Fannie Mae and substantially in the form of Exhibit E (subject to modifications approved by Fannie Mae), as such agreement may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms, and "HEDGE SECURITY AGREEMENTS" means every Hedge Security Agreement, collectively.

      "HEDGE SHORTFALL CASH COLLATERAL" means either (i) a letter of credit in form and substance and provided by a financial institution satisfactory to Fannie Mae in its discretion or (ii) cash collateral deposited with Fannie Mae or its designee and otherwise held in a manner approved by Fannie Mae in its discretion.

      "IMPOSITIONS" means, with respect to any Property, all real estate and personal property taxes, water, sewer and vault charges and all other taxes, levies, assessments, common charges and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which at any time prior to, at or after the execution of this Agreement may be assessed, levied or imposed by, in each case, a Governmental Authority or any other Person upon such Property or the rents or the ownership, use, occupancy or enjoyment thereof, and any interest, costs or penalties with respect to any of the foregoing; but excluding all documentary stamp, recording, transfer, mortgage, intangible or filing or other similar taxes or fees.

      "INDEBTEDNESS" of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (f) all Contingent Obligations; "Indebtedness," however, shall exclude endorser liability on checks endorsed in the ordinary course of such Person's business.

      "INDEPENDENT DIRECTOR" shall mean a director of a Person who is not at the time of appointment and has not been at any time during the preceding five (5) years and does not become subsequently: (i) a member, partner, director, stockholder, officer or employee of such Person or any Affiliate of such Person;
(ii) a creditor, supplier, independent contractor, manager, or any other person who derives more than 25% of its gross revenues from its activities with such Person or any Affiliate of such Person; (iii) a person controlling any such partner, stockholder, creditor, supplier, independent contractor, manager, or any other person; (iv) the legal or beneficial owner, at any time while serving as a director, of any beneficial interest in such Person or any Affiliate of such Person; or (v) a member of the immediate family of any such stockholder, partner, officer, employee, creditor, supplier, director, independent contractor, manager, or any other person of such Person or any Affiliate of such Person. Notwithstanding anything to the contrary set forth above, an Independent Director may be a partner of any outside law firm who is engaged in the practice of law on a full-time basis.

      "INITIAL HEDGE PERIOD" shall have the meaning given that term in section 3.1(b).

      "INITIAL RESET PERIOD" shall have the meaning given that term in section 3.1(a).

      "INSURANCE PROCEEDS" means, with respect to any Property, all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies with respect to a Casualty insuring and relating to any portion of such Property.

      "INTEREST ACCOUNT", with respect to particular Related Bonds, shall have the meaning given that term in the Related Indenture, and "Interest Accounts" shall mean every such Interest Account, collectively.

      "INTEREST RESERVE REQUIREMENT", with respect to particular Related Bonds, shall have the meaning given that term in the Related Indenture.

      "ISSUER" means the issuer with respect to an issue of Related Bonds, and "Issuers" means every such Issuer, collectively. As of the date hereof, the Issuer with respect to each Bond Property is listed on Exhibit A.

      "ISSUER DEFAULT" shall have the meaning given that term in section 7.2(c).

      "LEASE" means any lease, any sublease or subsublease, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease or other agreement entered into in connection with such lease, sublease, subsublease or other agreement, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

      "LIABILITIES" shall have the meaning set forth in section 4.5(a).

      "LIEN" means any mortgage, deed of trust, deed to secure debt, charge (whether fixed or floating), pledge, lien, encumbrance, assignment, hypothecation, security interest, conditional sale, capital lease or other title retention, preferential right, trust arrangement or any other encumbrance, security agreement or arrangement securing any obligation of any Person.

      "MANCHESTER NOMINEE AGREEMENT" means that certain Nominee Agreement dated as of August 1, 1996 between Owner, as principal, and Manchester Nominee Corp., as agent.

      "MANCHESTER NOMINEE CORP." means EQR-Manchester Hill Vistas, Inc., an Illinois corporation, the legal title holder of the Bond Property, commonly known as Wellington Hill Apartments.

      "MANCHESTER ORGANIZATIONAL DOCUMENTS" shall have the meaning given such term in section 2.1(a).

      "MANAGER" means Equity Residential Properties Management Limited Partnership, an Illinois limited partnership.

      "MANAGEMENT AGREEMENTS" means the Property Management Agreements between Owner (or in the case of a Nominee Property, the respective Nominee Corp.) and Manager identified on Exhibit H hereto.

      "MATERIAL ADVERSE EFFECT" means any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, that could reasonably be expected to have a material adverse change in or a materially adverse effect upon the business, operations, property or condition (financial or otherwise) of any Person.

      "MATERIAL ADVERSE IMPACT" means any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, that could reasonably be expected to have a material adverse change in or a materially adverse effect upon any of: (a) the value, financial condition, operations, property or business of any Property; (b) Fannie Mae's ability to have recourse against any Property; (c) the rights and remedies of Fannie Mae under any Transaction Documents or under this Agreement or the present or future ability of Owner to perform the Obligations; or (d) the validity, priority, perfection or enforceability of any Related Mortgage, this Agreement or any other Transaction Document or the rights or remedies of Fannie Mae under any Transaction Document.

      "MAXIMUM RATE", with respect to an issue of Related Bonds, shall have the meaning given that term in the Related Indenture.

      "MINIMUM SUBSTITUTE PROPERTY VALUE" means, with respect to each Released Property, the Allocable Facility Amount for such Released Property divided by
 .618.

      "MODE" with respect to each Mortgage Loan, shall have the meaning given that term in the Related Indenture.

      "MOODY'S INVESTORS SERVICE" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

      "MORTGAGE" means any Bond Mortgage and any Reimbursement Mortgage, individually, and "MORTGAGES" means every such Mortgage, collectively. "Mortgage" shall include any Security Instrument in favor of Fannie Mae or a Related Trustee on any New Property from and after the date of its addition to the Fannie Mae Credit Facility, and shall exclude any Mortgage on a Released Property released from the lien of such Mortgage, from and after the date of release.

      "MORTGAGE DOCUMENTS" means, collectively, the Bond Property Loan Documents for all of the Bond Properties and the Reimbursement Loan Documents.

      "MORTGAGE LOAN", with respect to an issue of Related Bonds, shall have the meaning given that term in the Related Indenture, and "MORTGAGE LOANS" shall mean every such Mortgage Loan, collectively.

      "MORTGAGE NOTE RATE", with respect to a Related Mortgage Note, shall have the meaning assigned to such term in such Related Mortgage Note.

      "MORTGAGE RIGHTS" shall have the meaning given such term in the Related Fannie Mae Collateral Agreement.

      "MULTIFAMILY RESIDENTIAL PROPERTY" means a residential property containing five or more dwelling units in which not more than twenty percent (20%) of the net rentable area is or will be rented to non-residential tenants.

      "NET OPERATING INCOME" means, for any period, with respect to any of the Properties, the amount, if any, without duplication, by which the Gross Cash Flow for such Property during such period exceeds the Operating Expenses for such Property during such period.

      "NEW ADDITIONAL PROPERTY" means a Multifamily Residential Property substituted for an Additional Mortgaged Property pursuant to section 5.2 or otherwise added to the Fannie Mae Credit Facility by Owner as Collateral for the Obligations.

      "NEW BOND PROPERTY" means a Multifamily Residential Property added to the Fannie Mae Credit Facility in connection with Fannie Mae's issuance of a new Related Fannie Mae Collateral Agreement.

      "NEW PROPERTY" means a New Additional Property or a New Bond Property.

      "NEW PROPERTY CONFIRMATION" shall have the meaning given that term in section 5.4.

      "NOMINEE AGREEMENT" means either the Manchester Nominee Agreement or the Ravens Crest Nominee Agreement individually, and "NOMINEE AGREEMENTS" means every such Nominee Agreement, collectively.

      "NOMINEE CORP." means either Manchester Nominee Corp. or Ravens Crest Nominee Corp. individually, and "NOMINEE CORPS." means every such Nominee Corp., collectively.

      "NOMINEE CORP. ORGANIZATIONAL DOCUMENTS" means the Manchester Organizational Documents and the Ravens Crest Organizational Documents, collectively.

      "NOMINEE PROPERTY" means either of (i) that certain Bond Property located in Manchester, Hillsborough County, New Hampshire and commonly known as Wellington Hill Apartments, or (ii) that certain Additional Mortgaged Property located in Plainsboro, Middlesex County, New Jersey and commonly known as Ravens Crest Apartments, and "Nominee Properties" means every such Nominee Property, collectively.

      "OBLIGATIONS" means the obligations of Owner (i) to pay principal, interest and fees (including the Pass-Through Rate and the Set Rate, each as defined in the Related Mortgage Notes) and any other amounts on the Mortgage Loans when due and payable, (ii) to pay all other amounts payable under the Transaction Documents, (iii) to make all required deposits into the Principal Reserve Funds, Interest Accounts, the Replacement Reserve Accounts, the Central Account, the Property Accounts, the Custodial Accounts and any and all other loan funds, escrow funds, revenue funds, debt service funds, reserve funds, redemption funds or other funds or accounts required to be maintained under the Transaction Documents, (iv) to reimburse Fannie Mae and Servicer for all Advances and for all other sums advanced and costs and expenses incurred by Fannie Mae and Servicer in accordance with the terms of this Agreement or any other Transaction Document, (v) to pay all other amounts payable under the Transaction Documents, and (vi) to observe and perform each of the terms, conditions and provisions of this Agreement and the other Transaction Documents.

      "OFFICIAL STATEMENT" means the Official Statement or any reoffering or remarketing circular approved by Owner and issued in connection with the issuance or remarketing of an issue of Related Bonds, as such statement may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms, and "OFFICIAL STATEMENTS" means every such Official Statement, collectively.

      "OPERATING EXPENSES" means, for any period, with respect to any of the Properties, the aggregate of all direct, ordinary, normal, recurring and necessary expenses thereof including, without duplication, (a) Impositions, (b) property and liability insurance premiums, (c) wages, salaries and benefits of personnel employed on site to manage, lease, maintain and operate such Property,
(d) costs or expenses of utility services to such Property and tenant spaces to the extent payable by Owner, (e) costs or expenses of providing security services to such Property, if any, (f) costs or expenses of in-house or outside service arrangements for landscaping, janitorial, window washing and cleaning, trash, debris, make ready units, cable and satellite television and other services, (g) expenses of maintaining, repairing and cleaning the grounds, parking, amenities, exterior and interior spaces of such Property, (h) expenses of repairing and maintaining in good operable condition the mechanical, structural, electrical, elevator, heating, ventilating, air conditioning and plumbing systems, (i) property management fees payable to parties other than Owner (and specifically including management fees paid to any Affiliate of Owner), (j) administrative expenses including advertising incurred at the site of such Property, (k) legal fees associated with lease documentation and tenant matters and legal, accounting and other professional fees relating to the operation of the Properties, (l) (for all purposes hereunder other than the calculation of Value) the replacement and repair amount with respect to such Property (based on historical costs), (m) costs for water and sewage fees, and
(n) any other property operation items that are not treated as capitalized expenses under GAAP. All of the foregoing (including Impositions) shall be computed on an accrual basis and in accordance with customary real estate management accounting principles consistently applied. During any period the Properties are managed by an Affiliate of Owner, Operating Expenses shall also include an amount equal to the difference, if any, by which management fees paid by owners of similar properties in the same geographic location exceed management fees then payable by Owner. In addition, for all purposes Operating Expenses shall exclude (i) payments on the Obligations and any other interest payments or principal payments on any Indebtedness (including payments into the Principal Reserve Funds), (ii) depreciation and amortization, (iii) all legal, accounting and professional fees not included in clause (k) above, and (iv) items that would be treated as capital expenses under GAAP consistently applied and calculated in accordance with Fannie Mae Form 4254.

      "OP GUARANTY" means that certain Payment Guaranty dated as of August 1, 1996, executed by OP Partner for the benefit of Fannie Mae.

      "OP ORGANIZATIONAL DOCUMENTS" shall have the meaning set forth in section 2.1(a).

      "OP PARTNER" means ERP Operating Limited Partnership, an Illinois limited partnership.

      "OP PARTNERSHIP AGREEMENT" shall have the meaning set forth in section 2.1(a).

      "OP PARTNERSHIP CERTIFICATE" shall have the meaning set forth in section 2.1(a).

      "OWNER" means EQR-Bond Partnership, a Georgia general partnership.

      "OWNER PARTNERSHIP AGREEMENT" shall have the meaning set forth in section 2.1(a).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "PERMITS" means all permits, or similar licenses or approvals issued and/or required by an applicable Governmental Authority or any Applicable Law in connection with the ownership, use, occupancy, leasing, management, operation, repair, maintenance or rehabilitation of any Property or Owner's business.

      "PERMITTED LIENS" means, with respect to each Property, (i) exceptions to title (other than notes or other informational items set forth therein) contained in the Fannie Mae Title Commitments or insured over in a manner approved by Fannie Mae in its discretion; (ii) Liens created by, or permitted by, the applicable Mortgage Documents and the Bond Documents with respect to such Property; (iii) Liens created by the Leases with respect to such Property (including those permitted under Paragraphs 4 and 16 of the Related Mortgages);
(iv) easements, rights-of-way, restrictions on use of real property and other similar Liens incurred or entered into in the ordinary course of business which, in the aggregate, are not substantial in amount and individually do not materially detract from the Value of any Property subject thereto or materially interfere with the operation and use of, or the ordinary conduct of the business on, such Property; and (v) Liens approved by Fannie Mae.

      "PERSON" means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

      "PLAN" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other agreement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

      "POTENTIAL EVENT OF DEFAULT" means any of the events specified in section
7.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

      "PREPAYMENT PREMIUM", with respect to a Bond Property, shall have the meaning given such term in the Related Mortgage Note.

      "PRINCIPAL RESERVE FUND" with respect to any Bond Property shall have the meaning given that term in the Related Indenture, and "PRINCIPAL RESERVE FUNDS" shall mean every such Principal Reserve Fund, collectively.

      "PROCEEDS" mean all "proceeds" as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include all interest, dividends or other earnings, income or distributions from or in respect of, or from or in respect of investments or reinvestments of, the Property Accounts, the Central Account or the Cash Collateral, all collections and distributions with respect to the Mortgage Loans and all other proceeds of Collateral.

      "PROHIBITED ACTIVITIES OR CONDITIONS", with respect to a particular Mortgage, shall have the meaning given that term in such Mortgage.

      "PROPERTY" means any of the Bond Properties or any of the Additional Mortgaged Properties, individually. "PROPERTIES" means every such Bond Property and Additional Mortgaged Property, collectively.

      "PROPERTY ACCOUNT" means, with respect to each Property, the Property Account corresponding to such Property as identified in the Cash Management Agreement, and "PROPERTY ACCOUNTS" means every such Property Account, collectively.

      "PROPOSED TRANSFER" shall have the meaning given that term in section 5.6(a).

      "PROPOSED TRANSFEREE" shall have the meaning given that term in section 5.6(a).

      "QRS ARTICLES OF INCORPORATION" shall have the meaning set forth in section 2.1(a).

      "QRS ORGANIZATIONAL DOCUMENTS" shall have the meaning set forth in section 2.1(a).

      "QRS PARTNER" means QRS-Bond, Inc., an Illinois corporation.

      "RATING AGENCIES" means Standard & Poor's and Moody's Investors Service, their successors in interest, or any other nationally recognized rating agency reasonably acceptable to Fannie Mae.

      "RAVENS CREST NOMINEE AGREEMENT" means that certain Nominee Agreement dated as of August 1, 1996 between Owner, as principal, and Ravens Crest Nominee Corp., as agent.

      "RAVENS CREST NOMINEE CORP." means EQR-Ravens Crest Vistas, Inc., an Illinois corporation, the legal title holder of the Additional Mortgaged Property commonly known as Ravens Crest Apartments.

      "RAVENS CREST ORGANIZATIONAL DOCUMENTS" shall have the meaning given such term in section 2.1(a).

      "REFUNDING COMMITMENT TERMINATION DATE" shall have the meaning given that term in section 5.8(b).

      "REGULATORY AGREEMENT", with respect to each Bond Property, shall have the meaning given such term in the Related Indenture, and "REGULATORY AGREEMENTS" means every such Regulatory Agreement, collectively.

      "REIMBURSEMENT LOAN DOCUMENTS" means, collectively, the Reimbursement Mortgages and each of the other documents, agreements and instruments granting, evidencing or perfecting security interests granted in connection with the obligations secured by the Reimbursement Mortgages, including the Hedge Security Agreements, the Cash

Management Agreement, the OP Guaranty, the Replacement Reserve Agreements, the Assignment of Management Agreement, title policies, UCC fixture filings and UCC financing statements, as each such document, agreement or instrument may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its respective terms, and "REIMBURSEMENT LOAN DOCUMENT" means any one of the foregoing, individually.

      "REIMBURSEMENT MORTGAGES" means, collectively, the first priority Security Instruments on each of the Additional Mortgaged Properties securing the obligations of Owner (and, if applicable, a Nominee Corp.) under all of the Related Mortgage Notes and under this Agreement, and the second priority Security Instruments on each of the Bond Properties securing the obligations of Owner (and, if applicable, a Nominee Corp.) under all of the Related Mortgage Notes, other than the Related Mortgage Note evidencing the Mortgage Loan secured by the first priority Mortgage on such Bond Property, and under this Agreement, and "REIMBURSEMENT MORTGAGE" means any one of the foregoing, individually.

      "RELATED ACT", with respect to particular Related Bonds, shall have the meaning given to the term "Act" in the Related Indenture.

      "RELATED BOND DOCUMENTS" means, with respect to particular Related Bonds, the Related Bonds, the Related Indenture, the Related Fannie Mae Collateral Agreement, the Regulatory Agreement (and any other agreement relating to rental restrictions on the applicable Bond Property), the Related Pledge Agreement, the Financing Agreement, a Tax Certificate (or other applicable agreement relating to arbitrage in connection with the proceeds of such Related Bonds) and all other documents, instruments and agreements executed and delivered by or on behalf of any EQR Party or by which any EQR Party is bound and delivered in connection with the issuance, sale, delivery and/or remarketing of the Related Bonds, as each such agreement or instrument may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms.

      "RELATED BOND MORTGAGE" with respect to a particular Bond Property, means the first priority Bond Mortgage encumbering such Bond Property and securing the Related Mortgage Note.

      "RELATED BONDS" means, with respect to a particular Bond Property, the tax-exempt multifamily revenue bonds issued pursuant to the Related Indenture.

      "RELATED FANNIE MAE COLLATERAL AGREEMENT" means, with respect to a particular Bond Property, the Collateral Agreement between Fannie Mae and the Related Trustee pursuant to which Fannie Mae has agreed to provide credit enhancement and liquidity support for the Related Bonds, as such Related Fannie Mae Collateral Agreement may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms, and "RELATED FANNIE MAE COLLATERAL AGREEMENTS" means every such Related Fannie Mae Collateral Agreement, collectively.

      "RELATED INDENTURE" means, with respect to an issue of Related Bonds, the indenture of trust between an Issuer and a Related Trustee pursuant to which such Related Bonds were issued, as such Related Indenture may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms, and "RELATED INDENTURES" means every such Related Indenture, collectively.

      "RELATED MORTGAGE" means (a) with respect to a particular Bond Property, the Related Bond Mortgage and the Related Second Mortgage, collectively, encumbering such Bond Property, and (b) with respect to a particular Additional Mortgaged Property, the Reimbursement Mortgage encumbering such Additional Mortgaged Property.

      "RELATED MORTGAGE NOTE" means, with respect to a Bond Property, the Multifamily Note (together with all addenda thereto) executed by Owner (and with respect to the Additional Bond Property, by Manchester Nominee Corp.) in favor of an Issuer and secured by, among other things, a Related Bond Mortgage on such Bond Property, as such Related Mortgage Note may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms, and "RELATED MORTGAGE NOTES" means every such Related Mortgage Note, collectively.

      "RELATED PLEDGE AGREEMENT", with respect to particular Related Bonds, shall have the meaning given to the term "Pledge Agreement" in the Related Indenture.

      "RELATED PURCHASED BOND", with respect to each issue of Related Bonds, shall have the meaning given the term "Purchased Bond" in the Related Indenture, and "RELATED PURCHASED BONDS" means every such Related Purchased Bond, collectively.

      "RELATED REMARKETING AGREEMENT", with respect to particular Related Bonds, shall have the meaning given to the term "Remarketing Agreement" in the Related Indenture.

      "RELATED SECOND MORTGAGE", with respect to a particular Bond Property, means the second priority Reimbursement Mortgage encumbering such Bond Property.

      "RELATED TRUSTEE" with respect to an issue of Related Bonds, means the entity designated as the "Trustee" under the Related Indenture, and "RELATED TRUSTEES" means every such Related Trustee, collectively.

      "RELEASE PRICE CASH COLLATERAL" shall have the meaning given that term in section 5.3(a).

      "RELEASED PROPERTY" means a Property released or proposed to be released from the lien of a Mortgage pursuant to section 5.2 or section 5.3.

      "REMARKETING AGENT", with respect to particular Related Bonds, shall have the meaning given such term in the Related Indenture.

      "REMARKETING PERIOD" shall have the meaning given that term in section 7.1(p).

      "RENT ROLL" shall have the meaning given that term in section 2.1(r).

      "RENTS AND PROFITS" with respect to any Property, shall have the meaning given that term in section 4.14.

      "REPLACEMENT RESERVE ACCOUNT", with respect to a particular Property, means the replacement reserve account established pursuant to the Replacement Reserve Agreement relating to such Property, and "REPLACEMENT RESERVE ACCOUNTS" shall mean every such Replacement Reserve Account, collectively.

      "REPLACEMENT RESERVE AGREEMENT" means each Replacement Reserve and Security Agreement between Owner and Fannie Mae relating to a Property and Owner's obligation to fund certain replacement reserve accounts, as such agreement may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms, and "REPLACEMENT RESERVE AGREEMENTS" means every such Replacement Reserve Agreement, collectively.

      "RESERVE COMPONENT" means, with respect to each issue of Related Bonds that is part of the Fannie Mae Credit Facility as of the date hereof, .30% per annum, or 30 basis points, and with respect to each issue of Related Bonds with respect to each New Bond Property added to the Fannie Mae Credit Facility pursuant to section 5.4, the Reserve Component shall be the amount set forth in the New Property Confirmation with respect to such New Bond Property.

      "RESET PERIOD", with respect to particular Related Bonds, shall have the meaning given such term in the Related Indenture.

      "RESTATEMENT CLOSING DATE" means December 11, 1996.

      "REUNDERWRITING" shall have the meaning given to such term in section 5.5.

      "REUNDERWRITING DSC TESTPOINT" initially, means 1.85:1; provided, however, that such Reunderwriting DSC Testpoint shall be subject to adjustment in accordance with section 5.8(d).

      "REUNDERWRITING LTV TESTPOINT" initially, means sixty-one and eight-tenths of one percent (61.8%); provided, however, that such Reunderwriting LTV Testpoint shall be subject to adjustment in accordance with section 5.8(d).

      "RESET RATE", with respect to particular Related Bonds, shall have the meaning given such term in the Related Indenture.

      "SECURITY INSTRUMENT" means a written instrument creating a valid lien on a Property either in favor of or held by Fannie Mae and/or a Related Trustee, as such instrument may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms. A Security Instrument may be in the form of a mortgage, deed of trust, deed to secure debt or security deed.

      "SERVICER" means the independent contractor engaged to service the Mortgage Loans, the Bond Property Loan Documents and the Reimbursement Documents for Fannie Mae and any replacements or successors engaged by Fannie Mae; provided, however, that nothing set forth in this definition shall limit the provisions of section 6.1. The initial Servicer pursuant to a written contract with Fannie Mae is Washington Capital DUS, Inc.

      "SERVICING FEE COMPONENT" means 0.1% per annum or 10 basis points initially; provided, however, that in the event a successor servicer is appointed to service the Mortgage Loans, the Servicing Fee Component shall be adjusted (subject to section 6.1) to the amount agreed upon among Fannie Mae and such successor servicer, but in any event such amount shall not be greater than
 .125% or 12.5 basis points.

      "SERVICING AGREEMENT" means any agreement with respect to the servicing of the Mortgage Loans, the Bond Property Loan Documents and the Reimbursement Documents between Fannie Mae and an independent contractor, if any, designated from time to time by Fannie Mae as the Servicer of the Mortgage Loans, the Bond Property Loan Documents and the Reimbursement Documents, as each such agreement may be amended, supplemented, otherwise modified or amended and restated from time to time in accordance with its terms; provided that the Servicing Agreement may be a Fannie Mae guide or announcement made applicable to the Mortgage Loans by an agreement between Fannie Mae and the Servicer.

      "SHORTFALL HEDGE" shall have the meaning given that term in section
3.1(e).

      "SINGLE-PURPOSE" means, with respect to a Person, that such Person at all times since its formation: (i) has been a duly formed and existing partnership or corporation, as the case may be; (ii) has been duly qualified in each jurisdiction in which such qualification was at such time necessary for the conduct of its business; (iii) has complied with the provisions of its organizational documents and the laws of its jurisdiction of formation in all material respects; (iv) has observed all customary formalities regarding its partnership or corporate existence, as the case may be; (v) has accurately maintained its financial statements, accounting records and other partnership or corporate documents separate from those of any other Person subject to appropriate consolidation (for accounting purposes) with those of other Affiliates in accordance with GAAP (provided, however, that all consolidated financial statements prepared with respect to any Affiliate of Owner will include footnote references to indicate that the Properties are owned by a partnership the equity interests in which are owned in part by a wholly-owned subsidiary of EQR and in part by OP Partner); (vi) has not commingled its assets or funds with those of any other Person; (vii) has accurately maintained its own bank accounts, payroll and books and accounts separate from those of any other Person; (viii) has paid its own liabilities from its own separate assets; (ix) has identified itself in all dealings with the public under its own name (which may include the word "Equity") and as a separate and distinct entity; (x) has not identified itself as being a division or a part of any other Person; (xi) has not identified any other Person as being a division or a part of such Person; (xii) has been adequately capitalized in light of its contemplated business operations; (xiii) has not assumed, guaranteed or become obligated for the liabilities of any other Person (except in connection with the endorsement of negotiable instruments in the ordinary course of business) or held out its credit as being available to satisfy the obligations of any other Person, except as otherwise permitted herein and so long as such other Person is not an Affiliate of such Single-Purpose Person;
(xiv) has not made loans or advances to (or pledged its assets for) any other Person (except loans, advances or pledges expressly permitted hereunder and made in the ordinary course of business, and provided that payments collected in arrears shall not by virtue of such fact alone be considered loans); (xv) has not entered into and was not a party to any transaction with any Affiliate of such Person, except in the ordinary course of business and on terms which are no less favorable to such Person than would be obtained in a comparable arm's-length transaction with an unrelated third party, except as identified on
Schedule 2.1(am).B; (xvi) has conducted its own business in its own name; (xvii) has paid the salaries of its own employees, if any, and maintained a sufficient number of employees in light of its contemplated business operations; (xviii) has allocated fairly and reasonably any overhead for shared office space; (xix) has used stationery, invoices and checks separate from those of any other Person; (xx) has not engaged in a non-exempt prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Code; (xxi) has not acquired obligations or securities of its partners or Affiliates (provided, however, that QRS Partner shall not fail to qualify as a Single-Purpose entity because of its ownership of general partnership interests in Owner); and (xxii) has corrected any known misunderstanding regarding its separate identity. Notwithstanding the foregoing, Owner shall not fail to be a Single-Purpose entity solely because of
(a) business dealings with Manager that are conducted in accordance with the terms of the Management Agreements, or (b) distributions it may make to its constituent partners.

      "SLEEPY HOLLOW PUBLIC IMPROVEMENTS DEED OF TRUST" means that certain Second Deed of Trust executed by Sleepy Hollow Associates, L.P. a Kansas limited partnership, to Heather Brown, as Trustee, for the benefit of the City of Kansas City, Missouri, dated March 12, 1987 and filed April 8, 1987 as Document No. K-767723 in Book K-1661 at Page 1694 of the land records of Jackson County, Missouri, and securing an original amount of $291,000.00.

      "SLEEPY HOLLOW PUBLIC IMPROVEMENTS AGREEMENT" means that certain Cooperative Agreement for Public Improvements, by and between Sleepy Hollow Associates, L.P. a Kansas limited partnership and the City of Kansas City, Missouri, filed April 8, 1987 as Document No. K-767720 in Book K-1661 at page 1670 of the land records of Jackson County, Missouri.

      "SPRINGS COLONY CREDIT ENHANCEMENT" shall have the meaning given that term in section 5.8(a).

      "SPRINGS COLONY ISSUER" means the Florida Housing Finance Agency.

      "SPRINGS COLONY PROJECT" means that certain Multifamily Residential Property located in Altamonte Springs, Seminole County, Florida and commonly known as Springs Colony Apartments.

      "SPRINGS COLONY REFUNDING BONDS" means an issue of tax-exempt housing finance bonds issued by the Springs Colony Issuer in order to refinance (by repurchase and a subsequent remarketing pursuant to an amended and restated trust indenture and related bond documents) or refund (by the issuance of new refunding bonds) certain existing housing finance bonds with respect to the Springs Colony Project.

      "SPRINGS COLONY REFUNDING DOCUMENTS" shall have the meaning given that term in section 5.8(b).

      "SPRINGS COLONY REFUNDING MORTGAGE LOAN" shall have the meaning given such term in section 5.8(b).

      "SPRINGS COLONY REFUNDING TRANSACTION" means the tax-exempt bond issue and mortgage loan transaction to be credit enhanced by Fannie Mae's Springs Colony Credit Enhancement as contemplated in section 5.8.

      "STANDARD & POOR'S" means Standard & Poor's, a division of The McGraw Hill Companies, Inc. and its successors and assigns if such successors and assigns shall continue to perform the functions of a securities rating agency.

      "SUBSIDIARY" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

      "SUBSTITUTION PERCENTAGE" shall have the meaning given that term in section 5.2(a).

      "SWAP" means an interest rate swap, and includes an interest rate swap which has its first "calculation period" commencing on the last day of a Reset Period which commences on or after the date such swap was obtained (i.e. a "future" swap).

      "TAX CERTIFICATE" (i) with respect to the Related Bonds for that certain Bond Property located in Manchester, Hillsborough County, New Hampshire and commonly known as Wellington Hill Apartments, shall have the meaning given to the term or "Tax Certificate of the Borrower" in the Related Indenture, and (ii) with respect each other issue of Related Bonds, shall have the meaning given to the term "Tax Certificate", and "TAX CERTIFICATES" means every such Tax Certificate, collectively.

      "TAXES" shall have the meaning given that term in section 2.2(u).

      "TENDER AGENT", with respect to particular Related Bonds, shall have the meaning given that term in the Related Indenture.

      "TENDERED BONDS" with respect to a Related Indenture shall have the meaning given that term in such Related Indenture.

      "TERMINATION DATE" shall have the meaning given that term in the Related Fannie Mae Collateral Agreement.

      "TERMINATION PAYMENTS" shall have the meaning given that term in section 3.1(i).

      "TRANSACTION DOCUMENTS" means, collectively, the Bond Documents, the Mortgage Documents, this Agreement, the Cash Management Agreement, the OP Guaranty, the Hedge Documents and all other agreements, instruments or documents executed by or on behalf of any EQR Party or by which any EQR Party is bound and delivered in connection with the Bonds, the Mortgage Loans, this Agreement or the transactions contemplated thereby or hereby, including those listed in Exhibit C, and "TRANSACTION DOCUMENT" means any one of the foregoing, individually.

      "UCC" or "UNIFORM COMMERCIAL CODE", with respect to a Property, means the Uniform Commercial Code as in effect in the state where such Property is located.

      "UNDERWRITING RATE" means 6.82%.

      "VALUE" means, as of any date of determination, the value attributed to any Property by Fannie Mae in accordance with the standards and procedures utilized for underwriting purposes for similar Multifamily Residential Properties in accordance with the applicable provisions of the DUS Guide as of such date of determination, it being acknowledged that, to the extent consistent with the foregoing, in evaluating the Value of a Property, Fannie Mae may take into account all factors relevant to the value of such Property including the current condition of the Property, and in evaluating the Value of a Property without an extended operating history, such Value shall be based on projections and pro forma satisfactory to Fannie Mae.

      "WEEKLY VARIABLE RATE", with respect to particular Related Bonds, shall have the meaning given that term in the Related Indenture.

      "WITHDRAWAL" means, with respect to an issue of Related Bonds, a withdrawal of funds from the Principal Reserve Fund with respect to such Related Bonds in accordance with the terms of the Transaction Documents in order to either (i) reimburse Fannie Mae for an Advance or (ii) make any payment otherwise due from Owner under the Related Bond Documents (including a payment to purchase Related Purchased Bonds on behalf of Owner) other than a payment to redeem any Related Bonds.

      SECTION 1.3       INTERPRETATION.
                        --------------

            The parties to this Agreement acknowledge that each party and their respective counsel have participated in the drafting and revision of this Agreement and the other Transaction Documents. Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply in the interpretation of this Agreement and the other Transaction Documents or any statement or supplement or exhibit to this Agreement or to the other Transaction Documents.

                                  ARTICLE II.

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

      SECTION 2.1       REPRESENTATIONS AND WARRANTIES OF OWNER.
                        ---------------------------------------

            To induce Fannie Mae to enter into this Agreement and to execute and deliver the Related Fannie Mae Collateral Agreements, Owner represents and warrants to Fannie Mae as follows:

            (A)   DUE ORGANIZATION; OWNERSHIP STRUCTURE.
                  --------------------------------------

                  (i) Owner is a Single-Purpose general partnership duly organized, validly existing and in good standing under the laws of the State of Georgia pursuant to those certain Articles of General Partnership dated as of August 1, 1996 (together with all schedules, exhibits and annexes thereto, the "OWNER PARTNERSHIP AGREEMENT"). A copy of the Owner Partnership Agreement certified as true, correct and complete by a duly authorized officer of QRS Partner, has been delivered to Fannie Mae on or before the date hereof. The Owner Partnership Agreement is in full force and effect and constitutes the entire agreement of the partners thereof with respect to Owner, and has not been supplemented, amended or modified.

                  (ii) QRS Partner and OP Partner are the sole general partners of Owner. QRS Partner is the record and beneficial owner of, and has good title to, a one percent (1%) interest in Owner, and OP Partner is the record and beneficial owner of, and has good title to, a ninety-nine percent (99%) interest in Owner, in each case free and clear of all liens, security interests, options, rights of first refusal and adverse claims of title of any kind or character, and no such percentage interest is the subject of any agreement providing for the sale or transfer thereof.

                  (iii) QRS Partner is a Single-Purpose corporation duly organized, validly existing and in good standing under the laws of the State of Illinois pursuant to those certain Articles of Incorporation dated as of August 23, 1996 and duly filed on August 26, 1996 in the office of the Secretary of State of Illinois (the "QRS ARTICLES OF INCORPORATION"). Copies of the QRS Articles of Incorporation, By-Laws and other organizational documents of QRS Partner (the "QRS ORGANIZATIONAL DOCUMENTS"), certified as true, correct and complete by a duly authorized officer of QRS Partner, have been delivered to Fannie Mae. The QRS Organizational Documents are in full force and effect and have not been supplemented, amended or modified.

                  (iv) OP Partner is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois pursuant to (x) that certain Fourth Amended and Restated Agreement of Limited Partnership dated as of September 30, 1995 (together with all schedules, exhibits and annexes thereto, the "OP PARTNERSHIP AGREEMENT"), and (y) that certain Certificate of Limited Partnership duly filed on May 13, 1993 in the office of the Secretary of State of Illinois (the "OP PARTNERSHIP CERTIFICATE"). Copies of the OP Partnership Agreement and the OP Partnership Certificate (the "OP ORGANIZATIONAL DOCUMENTS"), certified as true, correct and complete by a duly authorized officer of EQR, have been delivered to Fannie Mae. The OP Organizational Documents are in full force and effect and constitute the entire agreement of the partners thereof with respect to the organization of OP Partner, and have not been supplemented, amended or modified.

                  (v) EQR is the sole general partner of OP Partner and is the record and beneficial owner of, and has good title to, not less than a seventy five percent (75%) interest in OP Partner, free and clear of all liens, security interests, options, rights of first refusal and adverse claims of title of any kind or character (except for any options' rights of first refusal and adverse claims arising under or pursuant to the OP Partnership Agreement), and such percentage interest is not subject to any agreement providing for the sale or transfer thereof. EQR is the sole shareholder of QRS Partner and is the record and beneficial owner of, and has good title to, a one hundred percent (100%) ownership interest in QRS Partner, free and clear of all liens, security interests, options, rights of first refusal and adverse claims of title of any kind or character, and such percentage interest is not subject to any agreement providing for the sale or transfer thereof.

                  (vi) Manchester Nominee Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois pursuant to those certain Articles of Incorporation duly filed on March 18, 1994 in the office of the Secretary of State of Illinois (the "MANCHESTER CORP. ARTICLES OF INCORPORATION"). Copies of the Manchester Corp. Articles of Incorporation, By-Laws and other organizational documents of Manchester Nominee Corp. (the "MANCHESTER CORP. ORGANIZATIONAL DOCUMENTS") certified as true, correct and complete by a duly authorized officer of QRS Partner, have been delivered to Fannie Mae. The Manchester Corp. Organizational Documents are in full force and effect and have not been otherwise supplemented, amended or modified. A copy of the Manchester Nominee Agreement certified as true, correct and complete by a duly authorized officer of QRS Partner, has been delivered to Fannie Mae on or before the date hereof. The Manchester Nominee Agreement is in full force and effect and constitutes the entire agreement of the parties thereto with respect to the Nominee Property commonly known as Wellington Hill Apartments, and has not been supplemented, amended or modified.

                  (vii) Ravens Crest Nominee Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois pursuant to those certain Articles of Incorporation dated July 21, 1994 and duly filed on July 22, 1994 in the office of the Secretary of State of Illinois (the "RAVENS CREST ARTICLES OF INCORPORATION"). Copies of the Ravens Crest Articles of Incorporation, By-Laws and other organizational documents of Ravens Crest Nominee Corp. (the "RAVENS CREST ORGANIZATIONAL DOCUMENTS") certified as true, correct and complete by a duly authorized officer of QRS Partner, have been delivered to Fannie Mae. The Ravens Crest Organizational Documents are in full force and effect and have not been otherwise supplemented, amended or modified. A copy of the Ravens Crest Nominee Agreement certified as true, correct and complete by a duly authorized officer of QRS Partner, has been delivered to Fannie Mae on or before the date hereof. The Ravens Crest Nominee Agreement (a) is in full force and effect and constitutes the entire agreement of the parties thereto with respect to the Nominee Property commonly known as Ravens Crest Apartments, (b) has not been supplemented, amended or modified and (c) constitutes the legal, valid and binding obligation of Ravens Crest Nominee Corp.

                  (viii) Donald Liebentritt is the sole shareholder of each Nominee Corp. and is the record and beneficial owner of, and has good title to, a one hundred percent (100%) ownership interest in each Nominee Corp., free and clear of all liens, security interests, options, rights of first refusal and adverse claims of title of any kind or character, and such percentage interest is not subject to any agreement providing for the sale or transfer thereof.

                  (ix) Owner has duly made each state and/or local filing and registration necessary for the conduct of its business in the jurisdiction of Arizona, California, Florida, Georgia, Kansas, Illinois, Missouri, New Jersey, New Hampshire and Texas and in each other jurisdiction where the failure to make any such filing or registration would adversely affect the validity of, the enforceability of, or the ability of Owner to perform the Obligations under this Agreement and the other Transaction Documents.

                  (x) Each of QRS Partner and OP Partner is qualified to transact business and in good standing in the States of Arizona, California, Florida, Georgia, Kansas, Illinois, Missouri, New Jersey, New Hampshire and Texas, and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of Owner to perform the Obligations under this Agreement and the other Transaction Documents. EQR is qualified to transact business and is in good standing in the State of Maryland and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of Owner to perform the Obligations under this Agreement and the other Transaction Documents.

                  (xi) Ravens Crest Nominee Corp. is qualified to transact business and in good standing in the State of New Jersey and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of Owner to perform the Obligations under this Agreement and the other Transaction Documents.

                  (xii) Manchester Nominee Corp. is qualified to transact business and in good standing in the State of New Hampshire and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of Owner to perform the Obligations under this Agreement and the other Transaction Documents.

                  (xiii) Owner's principal place of business, principal office and office where it keeps its books and records as to the Collateral is located at Two North Riverside Plaza, Suite 450, Chicago, Illinois 60606.

            (b) POWER AND AUTHORITY. Each of Owner, QRS Partner and the Nominee Corps. has the requisite power and authority (i) to own its properties and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of its Obligations hereunder and under the other Transaction Documents and (ii) to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party.

            (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly authorized by all necessary action and proceedings by or on behalf of each of Owner, QRS Partner and the Nominee Corps., and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of Owner, QRS Partner or the Nominee Corps., as a condition to the valid execution, delivery and performance by Owner, QRS Partner or the Nominee Corps. of this Agreement or any of the other Transaction Documents.

            (d) VALID AND BINDING OBLIGATIONS. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by each EQR Party that is a party thereto and (assuming the due authorization, execution and delivery by the other parties thereto) constitute the legal, valid and binding obligations of such EQR Party, enforceable against such EQR Party in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally or by equitable principles or by the exercise of discretion by any Court.

            (e) NON-CONTRAVENTION; NO LIENS. Neither the execution and delivery of this Agreement and the other Transaction Documents to which any EQR Party is a party, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the other Transaction Documents to which any EQR Party is a party, the issuance of the Bonds nor the payment of the
Obligations:

                  (i) does or will conflict with or result in any breach or violation of any Applicable Law, rule or regulation enacted or issued by any Governmental Authority or other agency having jurisdiction over Owner, QRS Partner or any Nominee Corp., any of the Properties or any other portion of the Collateral or other assets of Owner, QRS Partner or any Nominee Corp., or any judgment or order applicable to Owner, QRS Partner or any Nominee Corp. or to which Owner, QRS Partner or any Nominee Corp., any of the Properties or other assets of either Owner, QRS Partner or any Nominee Corp. are subject, which in any case could have a Material Adverse Effect or a Material Adverse Impact;

                  (ii) does or will conflict with or result in any material breach or violation of, or constitute a default under, any of the terms, conditions or provisions of the Owner Partnership Agreement, the QRS Organizational Documents, the Nominee Corp. Organizational Documents, any indenture, existing agreement or other instrument to which Owner, QRS Partner or any Nominee Corp. is a party or to which Owner, QRS Partner or any Nominee Corp., any of the Properties or any other portion of the Collateral or other assets of Owner, QRS Partner or any Nominee Corp. are subject and which will remain in effect on or after the Restatement Closing Date;

                  (iii) does or will result in or require the creation of any Lien on all or any portion of the Collateral or any of the Properties, except for the Permitted Liens; or

                  (iv) does or will require the consent or approval of any creditor of Owner, QRS Partner or any Nominee Corp., any Governmental Authority or any other Person except such consents or approvals which have already been obtained, which in any case could have a Material Adverse Effect or a Material Adverse Impact.

            (f) PENDING LITIGATION OR OTHER PROCEEDINGS. Except as set forth on Schedule 2.1(f), there is no pending or, to the best knowledge of Owner, threatened action, suit, proceeding or investigation, at law or in equity, before any court, board, body or official of any Governmental Authority or arbitrator against or affecting any Property or any other portion of the Collateral or other assets of any EQR Party, which, if decided adversely to such EQR Party, (i) would have a Material Adverse Effect on such EQR Party or would have an Material Adverse Impact, or (ii) challenges the exclusion of interest on any Related Bonds from gross income for federal income tax purposes. Owner is not in default with respect to any order of any Governmental Authority, which in any case could have a Material Adverse Effect or a Material Adverse Impact.

            (g) SOLVENCY. No EQR Party is insolvent or will be rendered insolvent by the transactions contemplated by this Agreement or the other Transaction Documents and after giving effect to such transactions, none of the EQR Parties will be left with an unreasonably small amount of capital with which to engage in its business or undertakings, nor will any EQR Party have incurred, have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Owner did not receive less than a reasonably equivalent value in exchange for incurrence of the Obligations. There
(i) is no contemplated, pending or, to the best of Owner's knowledge, threatened bankruptcy, reorganization, receivership, insolvency or like proceeding, whether voluntary or involuntary, affecting any EQR Party or any of the Properties and
(ii) has been no assertion or exercise of jurisdiction over any EQR Party or any of the Properties by any court empowered to exercise bankruptcy powers.

            (h) TITLE. With respect to each Property other than the Nominee Properties, Owner has good, valid, marketable and indefeasible fee simple title in such Property, free and clear of all Liens whatsoever except the Permitted Liens. With respect to each Nominee Property, (i) the respective Nominee Corp. holds record title solely on behalf of Owner, subject to the respective Nominee Agreement, free and clear of all Liens whatsoever except the Permitted Liens,
(ii) Owner owns and holds all beneficial ownership interests and Owner has good, valid, marketable title, free and clear of all Liens whatsoever except the Permitted Liens, pursuant to the respective Nominee Agreement, (iii) Owner has the sole undivided right, power and authority to direct the respective Nominee Corp. to sell, convey, mortgage, pledge, otherwise encumber, lease, grant easements and otherwise take any action with respect to such Nominee Property and (iv) the respective Nominee Corp. has no right, power or authority to sell, convey, mortgage, pledge, otherwise encumber, lease, grant easements or otherwise take any action with respect to such Nominee Property except at the direction of Owner. Each Bond Mortgage, if and when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create or has created a valid, perfected first lien on the Bond Property intended to be encumbered thereby (including the Leases of such Bond Property and the Rents and Profits and all rights to collect Rents and Profits under such Leases), subject only to Permitted Liens. Each Reimbursement Mortgage with respect to an Additional Mortgaged Property, if and when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create or has created a valid, perfected first priority lien on the Additional Mortgaged Property intended to be encumbered thereby (including the Leases of such Additional Mortgaged Property and the Rents and Profits and all rights to collect Rents and Profits under such Leases), subject only to Permitted Liens. Each Reimbursement Mortgage with respect to a Bond Property, if and when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create or has created a valid, perfected second priority lien on the Bond Property intended to be encumbered thereby (including the Leases of such Bond Property and the Rents and Profits and all rights to collect Rents and Profits under such Leases), subject only to Permitted Liens. Except for (i) any Permitted Liens and (ii) claims for work, labor, or materials affecting any Properties that will either (x) be paid in full in the ordinary course of Owner's business, or (y) if in dispute, bonded over in the ordinary course of Owner's business, and which claims in the aggregate do not exceed $250,000, there are no Liens or claims for work, labor or materials affecting any Property which are or may be prior to, subordinate to, or of equal priority with, the Liens created by the Mortgage Documents.

            (i) COMPLIANCE WITH EXISTING BOND ISSUE AND EXISTING SECURITY INSTRUMENT. Owner has no knowledge, and since Owner acquired its interests in the Bond Properties Owner has not received notice, of any event or condition that remains uncured that would constitute an event of default or which, with the lapse of time, if not cured, or with the giving of notice or both, would become an event of default under the Existing Security Instrument or any other document executed in connection with the Existing Bond Issue. Owner has complied in all material respects with the requirements of the loan agreement executed in connection with the Existing Bond Issue.

            (j) COMPLIANCE WITH TAX CERTIFICATES. Neither Owner nor Manchester Nominee Corp. has taken and neither will take any action, or permit any action that is within the control of Owner or Manchester Nominee Corp., that would impair the exclusion from gross income for federal income tax purposes of the interest payable on the Existing Bond Issue or any of the Bonds. As of the Restatement Closing Date, Owner and Manchester Nominee Corp. are in compliance with all material requirements of all of the Tax Certificates. Each of Owner and Manchester Nominee Corp. has complied and will comply with all the material terms and conditions of the Tax Certificates, including the terms and conditions of the exhibits thereto, and the representations set forth in the Tax Certificates pertaining to Owner and, if applicable, Manchester Nominee Corp. are true and accurate in all material respects.

            (k) COMPLIANCE WITH REGULATORY AGREEMENTS. Each of the Bond Properties is in compliance with all material requirements of the applicable Regulatory Agreement. Owner intends to cause the residential units in each Bond Property to be rented or available for rental on a basis which satisfies the requirements of the Regulatory Agreement with respect to such Bond Property. All Leases with respect to each Bond Property will comply with all material requirements of the Regulatory Agreement with respect to such Bond Property and in all material respects with all Applicable Laws.

            (l) TAXES. Owner has filed or caused to be filed all property and similar tax returns required to have been filed by it with respect to each Property and has paid and discharged, or caused to be paid and discharged, all installments for the payment of real estate, property or similar taxes due to date, and all other material Impositions imposed against, affecting or relating to each Property other than those which have not become due, together with any fine, penalty, interest or cost for nonpayment pursuant to such returns or pursuant to any assessment received by it, except with regard to tax contests being diligently prosecuted in accordance with the requirements of the Related Mortgages. Owner has no knowledge of any new proposed tax, levy or other governmental or private assessment or charge in respect of any Property which has not been disclosed in writing to Fannie Mae.

            (m) ZONING. Each Property complies in all material respects with all Applicable Laws affecting such Property, except to the extent such failure to comply would not have a Material Adverse Impact. Without limiting the foregoing, all material Permits, including certificates of occupancy, have been issued and are in full force and effect, except to the extent that the lack of such Permits and such certificates of occupancy would not have a Material Adverse Impact. Neither Owner, any Nominee Corp. or, to the knowledge of Owner, any former owner of any Property, has received any written notification or threat of any actions or proceedings regarding the noncompliance or nonconformity of any Property with any Applicable Laws or Permits, nor is Owner or any Nominee Corp. otherwise aware of any such pending actions or proceedings, except to the extent that such pending or threatened actions or proceedings would not have a Material Adverse Impact.

            (n) LIABILITY FOR HAZARDOUS SUBSTANCES. Neither Owner, QRS Partner, any Nominee Corp. or OP Partner has any liability, contingent or otherwise, in connection with any Hazardous Substance Activity on or affecting any Property in violation of Hazardous Materials Laws in an amount in excess of $100,000 with respect to any Property.

            (o) PROHIBITED ACTIVITIES OR CONDITIONS. Except as disclosed in the Environmental Reports delivered to Fannie Mae prior to the date of this Agreement and described on Schedule 2.1(o), or otherwise disclosed in writing by Owner to Fannie Mae prior to the date of this Agreement, (i) to the best knowledge of Owner, no Prohibited Activities or Conditions exist or have existed at, upon, under or within any Property that have not been remedied and (ii) neither Owner, QRS Partner, any Nominee Corp. or OP Partner has at any time caused or permitted any Prohibited Activities or Conditions to exist at, upon, under or within any Property.

            (p) HAZARDOUS MATERIALS LAWS. Except as disclosed in the Environmental Reports delivered to Fannie Mae prior to the date of this Agreement and described on Schedule 2.1(o) or otherwise disclosed in writing by Owner to Fannie Mae prior to the date of this Agreement: (i) neither Owner, QRS Partner, any Nominee Corp., OP Partner or, to the knowledge of Owner, any other party has been or is involved in operations at any Property which operations could reasonably be expected to lead to (x) the imposition of liability on Owner, QRS Partner, any Nominee Corp., OP Partner under any Hazardous Materials Law in effect as of the Restatement Closing Date, or on any subsequent or former owner of any Property in an amount (together with all claims and liabilities with respect to such Property described in clauses (ii) and (iii) below) in excess of $100,000 with respect to any Property, or (y) the creation of a Lien with respect to a liability on any Property under any Hazardous Materials Law in effect as of the date hereof; (ii) neither Owner, QRS Partner, any Nominee Corp., OP Partner, nor to the best knowledge of Owner, any predecessor-in-interest with respect to any Property has permitted any tenant or occupant of any Property to engage in any activity that could reasonably be expected to impose a claim or liability under any Hazardous Materials Law in effect as of the date hereof on such tenant or occupant, on Owner or on any other subsequent or former owner of any Property in an amount (together with all claims and liabilities with respect to such Property described in clause (i) above and clause (iii) below) in excess of $100,000 with respect to any Property; and
(iii) neither Owner, QRS Partner, any Nominee Corp. or OP Partner has received, and Owner has no knowledge of the issuance of, any claim, citation or notice of any Governmental Actions with respect to an amount (together with all claims and liabilities with respect to such Property described in clauses (i) and (ii) above) in excess of $100,000 with respect to any Property.

            (q) LEASES. Owner has delivered to Servicer, on behalf of Fannie Mae, a true and correct copy of its form apartment lease for each Property, and each Lease with respect to such Property is in substantially the form thereof, with no material modifications thereto, except as previously disclosed in writing to Servicer or Fannie Mae. Except as set forth in a Rent Roll, no Lease for any unit in any Property (i) is for a term in excess of one year, including any renewal or extension period unless such renewal or extension period is subject to termination by Owner upon not more than 30 days' written notice, (ii) provides for prepayment of more than one month's rent, or (iii) was entered into in other than the ordinary course of business.

            (r) RENT ROLL. Owner has executed and delivered to Servicer, on behalf of Fannie Mae, a rent roll (the "RENT ROLL"), for each Property, each dated as of and delivered within thirty (30) days prior to (i) Fannie Mae Facility Closing Date with respect to the Existing Bond Properties and the Additional Mortgaged Properties, and
(ii) the Restatement Closing Date with respect to the Additional Bond Property, and otherwise in the form attached hereto as Exhibit G and on which Owner is required to disclose each Lease in effect as of the date of such Rent Roll. The information set forth on each Rent Roll is true, correct and complete as of its date and there has occurred no material adverse change in the information shown on any Rent Roll from the date of each such Rent Roll to the Restatement Closing Date.

            (s) STATUS OF LANDLORD UNDER LEASES. Except for any assignment of leases and rents which is a Permitted Lien or which is to be released in connection with the consummation of the transactions contemplated by this Agreement, Owner is the owner and holder of the landlord's interest under each of the Leases of units in each Property and there are no prior outstanding assignments of any such Lease, or any portion of the Rents and Profits due and payable or to become due and payable thereunder.

            (t) ENFORCEABILITY OF LEASES. Each Lease constitutes the legal, valid and binding obligation, in all material respects, of Owner and, to the knowledge of Owner, of each of the other parties thereto, enforceable, in all material respects, in accordance with its terms, subject only to bankruptcy, insolvency, reorganization or other similar laws relating to creditors' rights generally, and equitable principles, and except as disclosed in writing to Fannie Mae, no notice of any default by Owner which remains uncured has been received by Owner or any affiliate of Owner under any such Lease which in the aggregate could reasonably be expected to have a Material Adverse Impact.

            (u) NO LEASE OPTIONS. No Lease contains any option or right to purchase, right of first refusal or any other similar provisions. No option or right to purchase, right of first refusal, purchase contract or similar right exists with respect to any Property.

            (v) INSURANCE. Owner has delivered to Servicer or Fannie Mae true and correct certified copies of all policies of insurance currently in effect as of the date of this Agreement with respect to the Properties. Each such insurance policy complies in all material respects with the requirements set forth in the Mortgage Documents.

            (w) TAX PARCELS. Each Property is on one or more separate tax parcels, and each such parcel (or parcels) is (or are) separate and apart from any other property.

            (x) ENCROACHMENTS. Except as discussed on the survey or the title insurance commitments listed in Exhibit D, none of the improvements located on any Property encroaches upon the property of any other Person nor lies outside of the boundaries and building restriction lines of such Property and no improvement located on property adjoining such Property lies within the boundaries of or in any way encroaches upon such Property.

            (y) INDEPENDENT UNIT. Except as set forth in the Fannie Mae Title Commitment (other than notes or other informational items set forth therein) with respect to each Property or on the survey described in the "Survey Endorsement" attached to such Fannie Mae Title Commitment with respect to such Property, each Property is an independent unit which does not rely on any drainage, sewer, access, parking, structural or other facilities located on any property not included in such Property or on public or utility easements for the
(i) fulfillment of any zoning, building code or other requirement of any Governmental Authority that has jurisdiction over such Property, (ii) structural support, or (iii) the fulfillment of the requirements of any Lease or other agreement affecting such Property. Except as disclosed on Schedule 2.1(y), Owner, directly or indirectly, has the right to use all amenities, easements, public or private utilities, parking, access routes or other items necessary or currently used for the operation of each Property. Except as disclosed on
Schedule 2.1(y), all public utilities are installed and operating at each Property and all billed installation and connection charges have been paid in full. Except as disclosed on Schedule 2.1(y), each Property is either (x) contiguous to or (y) benefits from an irrevocable unsubordinated easement permitting access from such Property to a physically open, dedicated public street, and has all necessary permits for ingress and egress and is adequately serviced by public water, sewer systems and utilities. Except as set forth in the Fannie Mae Title Commitment (other than notes or other informational items set forth therein) with respect to each Property or on the survey of such Property identified in such Fannie Mae Title Commitment and certified to Fannie Mae, no building or other improvement not located on a Property relies on any part of the Property to fulfill any zoning requirements, building code or other requirement of any Governmental Authority that has jurisdiction over the Property for structural support or to furnish to such building or improvement any essential building systems or utilities.

            (z) CONDITION OF THE PROPERTIES. Except as disclosed on Schedule 2.1(z), each Property is in good condition, order and repair, there exist no structural or other material defects in such Property, whether latent or otherwise and Owner has not received notice from any insurance company or bonding company of any defects or inadequacies in such Property, or any part of it, which would affect the insurability of such Property or cause the imposition of extraordinary premiums or charges for insurance or of any termination or threatened termination of any policy of insurance or bond such that any of the foregoing could reasonably be expected to have a Material Adverse Impact on any such Property. No EQR Party has made a claim against any contractor, architect or other party with respect to the condition of any Property or the existence of any structural or other material defect therein. No Property has been materially damaged by Casualty which has not been fully repaired or for which Insurance Proceeds have not been received or are not expected to be received except as previously disclosed in writing to Fannie Mae or Servicer. There are no proceedings pending for partial or total Condemnation of any Property except as disclosed in writing to Fannie Mae or Servicer. The weighted average maturity of each issue of Related Bonds does not exceed 120% of the average remaining reasonably expected economic life of the facilities financed with the proceeds of such Related Bonds.

            (aa) NO CONTRACTUAL DEFAULTS. Except as disclosed on Schedule 2.1(aa), there are no defaults by any EQR Party or, to the knowledge of Owner, by any other Person under any contract to which any EQR Party is a party relating to any Property, including any management, rental, service, supply, security, maintenance or similar contract, that either (i) individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) involves, in any individual instance, an actual or potential disputed amount that is equal to or greater than $25,000. No EQR Party or to the knowledge of Owner, any other person has received notice or has any knowledge of any existing circumstances in respect of which it could receive any notice of default or breach in respect of any contracts affecting or concerning any Property, that either (i) individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) involves, in any individual instance, an actual or potential disputed amount that is equal to or greater than $25,000.

            (ab) COMPLIANCE WITH THE TRANSACTION DOCUMENTS. Owner is in compliance with all provisions of the Transaction Documents to which it is a party or by which it is bound.

            (ac) ERISA. Each EQR Party is in compliance in all material respects with all applicable provisions of ERISA and has not incurred any liability to the PBGC on a Plan under Title IV of ERISA. The assets of each EQR Party do not constitute plan assets (within the meaning of Department of Labor Regulation Section 2510.3-101) of any employee benefit plan subject to Title I of ERISA.

            (ad) OFFICIAL STATEMENT. The statements and information concerning Owner and its Affiliates, and the Related Bond Property set forth in each Official Statement (other than the information under the subheading "Federal National Mortgage Association" of each such Official Statement) are each true, complete and correct in all material respects as of its date and, as of its date, do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (ae) OWNERSHIP; REIT STATUS. EQR currently qualifies and is taxed as a real estate investment trust under Subchapter M of the Code. QRS Partner currently qualifies as a "Qualified REIT Subsidiary" (as defined in Subchapter M of the Code) of EQR.

            (af) FINANCIAL INFORMATION. Any written financial projections relating to the EQR Parties and delivered to Servicer, on behalf of Fannie Mae, on or prior to the date hereof, if any, were prepared on the basis of assumptions believed by Owner, in good faith at the time of preparation, to be reasonable and Owner is not aware of any fact or information that would lead it to believe that such assumptions are incorrect or misleading in any material respect; provided, however, that no representation or warranty is made that any result set forth in such financial projections shall be achieved. The consolidated financial statements of Owner and QRS Partner which have been furnished to Servicer on behalf of Fannie Mae, if any, are complete and accurate in all material respects and present fairly the financial condition and results of operations of each of Owner and QRS Partner, as the case may be, as of their respective dates, and were prepared on an accrual accounting basis in accordance with GAAP. The consolidated financial statements of EQR and OP Partner which have been furnished to Servicer on behalf of Fannie Mae are complete and accurate in all material respects and present fairly the financial condition and results of operations of EQR and OP Partner, as the case may be, as of their respective dates in accordance with GAAP. Since the date of the most recent of such financial statements with respect to each EQR Party no event has occurred which would have a Material Adverse Effect on such EQR Party, and there has not been any material transaction entered into by Owner or QRS Partner other than transactions in the ordinary course of business. No EQR Party has any Contingent Obligation which would be required to be disclosed in GAAP financial statements and which is not otherwise disclosed in its most recent financial statements. Neither Owner nor QRS Partner or any Nominee Corp. has any material liabilities, other than those incurred under the Transaction Documents.

            (ag) ACCURACY OF INFORMATION. The representations, warranties of Owner and any other EQR Party contained in this Agreement, the Bond Documents, the Mortgage Documents or any other Transaction Document are true, correct and complete in all material respects, do not contain any untrue statement or misleading statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make the certifications, representations, warranties, statements, information and descriptions contained therein, in light of the circumstances under which they were made, not misleading. No information, statement or report furnished in writing to Fannie Mae, any Issuer, Servicer or any Related Trustee by any EQR Party in connection with the consummation of the transactions contemplated in this Agreement, the Bond Documents, the Mortgage Documents or any other Transaction Document (including any information furnished by any EQR Party in connection with the preparation of any materials related to the issuance delivery or offering of any of the Bonds on the Bond Transaction Closing Date) contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading, except to the extent that such misstatements and omissions when considered in light of the totality of such information, statements and reports furnished by such EQR Parties are not materially misleading in the aggregate.

            (ah) NO CONFLICTS OF INTEREST. To the best knowledge of Owner, no member, officer, agent or employee of any Issuer has been or is in any manner interested, directly or indirectly (except for the publicly traded stock of EQR), in that Person's own name, or in the name of any other Person, in the Related Bonds, the Related Bond Documents, the Bond Property Loan Documents, Owner, any Nominee Corp., OP Partner or QRS Partner or the applicable Bond Property, in any contract for property or materials to be furnished or used in connection with such Bond Property or in any aspect of the transactions contemplated by the Related Bond Documents or the Bond Property Loan Documents.

            (ai) GOVERNMENTAL ORDERS. No EQR Party is presently under any cease or desist order or other orders of a similar nature, temporary or permanent, of any Governmental Authority which would have the effect of preventing or hindering performance of Owner's duties hereunder, nor are there any proceedings presently in progress or to its knowledge contemplated which would, if successful, lead to the issuance of any such order.

            (aj) NO RELIANCE. Owner acknowledges, represents and warrants that it understands the nature and structure of the transactions relating to the refinancings of the Bond Properties as contemplated by the Transaction Documents, that it is familiar with the provisions of all of the documents and instruments relating to such refinancings to which it or any Issuer is a party or of which it is a beneficiary; that it understands the risks inherent in such transactions, including the risk of loss of all or any of the Bond Properties and the Additional Mortgaged Properties; and that it has not relied on any Issuer or Fannie Mae for any guidance or expertise in analyzing the financial or other consequences of the transactions contemplated by this Agreement, any Related Indenture or any other Transaction Document or otherwise relied on any Issuer or Fannie Mae in any manner in connection with interpreting, entering into or otherwise in connection with this Agreement, any other Transaction Document or any of the matters contemplated hereby or thereby; provided, however, that this provision shall not be interpreted to limit Fannie Mae's obligations under the Related Fannie Mae Collateral Agreements or any other Transaction Document to which Fannie Mae is a party.

            (ak) ARBITRAGE BONDS. No money on deposit in any fund or account in connection with the Existing Bond Issue or any issue of Related Bonds, whether or not such money was derived from other sources, has been used by or under the direction of Owner, QRS Partner or Manchester Nominee Corp. in a manner which would (i) cause the Existing Bond Issue or any issue of Related Bonds to be ``arbitrage bonds'' within the meaning of Section 103(c) of the Code and (ii) either cause a Material Adverse Impact on Owner or result in the interest received by the Bondholders of any of the Bonds being taxable for federal income tax purposes.

            (al) COMPLIANCE WITH APPLICABLE LAW. Each of Owner, QRS Partner and each Nominee Corp. is in compliance with Applicable Law, including all Governmental Approvals, if any, except for such items of noncompliance that, singly or in the aggregate (i) would not have a Material Adverse Effect upon any of Owner, QRS Partner or any Nominee Corp. and (ii) would not have a Material Adverse Impact.

            (am) CONTRACTS WITH AFFILIATES. Except as set forth on Schedule 2.1(am), Owner has not entered into and is not a party to any contract, lease or other agreement with any Affiliate of Owner for the provision of any service, materials or supplies to any Property or Properties (including any contract, lease or agreement for the provision of property management services, cable television services or equipment, gas, electric or other utilities, security services or equipment, laundry services or equipment or telephone services or equipment).

            (ao) COMPLIANCE WITH SLEEPY HOLLOW PUBLIC IMPROVEMENT AGREEMENT and DEED OF TRUST. Owner is in compliance (and at all times in the past has complied) with all terms, conditions and requirements (including payment obligations) under and with respect to the Sleepy Hollow Public Improvements Agreement and the Sleepy Hollow Public Improvements Deed of Trust. Owner has not received notice of any event or condition that remains uncured that would constitute a default or which, with the lapse of time, if not cured, or with the giving of notice or both, would become a default under the Sleepy Hollow Public Improvements Agreement or the Sleepy Hollow Public Improvements Deed of Trust. Owner has not received notice of or demand for any payment required to be made by Owner under or with respect to the Sleepy Hollow Public Improvements Agreement or the Sleepy Hollow Public Improvements Deed of Trust.

      SECTION 2.2       AFFIRMATIVE COVENANTS OF OWNER.
                        ------------------------------

            Owner agrees and covenants with Fannie Mae that, at all times during the term of this Agreement:

            (a) COMPLIANCE WITH AGREEMENTS; NO AMENDMENTS. Owner shall comply with all the terms and conditions of each Transaction Document to which it is a party or by which it is bound, subject to applicable cure periods, if any, as set forth in such Transaction Documents, and shall use its commercially reasonable efforts to cause each Related Trustee at all times to comply with the terms of the Related Bond Documents to which each such Related Trustee is a party.

            (b) MAINTENANCE OF EXISTENCE. Owner shall maintain its existence and continue to be a general partnership organized under the laws of the state of its organization, duly qualified to do business in each jurisdiction in which such qualification is necessary to the conduct of its business and where the failure to be so qualified would materially and adversely affect the validity of, the enforceability of or ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or by which it is bound.

            (c) MAINTENANCE OF REIT STATUS. At all times during which Owner is bound by the terms of this Agreement: (i) EQR shall continue to qualify and be taxed as a real estate investment trust under Subchapter M of the Code; (ii) QRS Partner shall continue to (x) qualify as a "Qualified REIT Subsidiary" (as defined in Subchapter M of the Code) of EQR, and (y) be a general partner of Owner; and (iii) OP Partner shall continue to be a general partner of Owner.

            (d) FINANCIAL STATEMENTS; ACCOUNTANTS' REPORTS; OTHER INFORMATION. Owner shall keep and maintain at all times (i) complete and accurate books of accounts and records in sufficient detail to correctly reflect (x) all of Owner's financial transactions and assets and (y) the results of the operation of each Property and (ii) copies of all written contracts, Leases and other instruments which affect each Property (including all bills, invoices and contracts for electrical service, gas service, water and sewer service, waste management service, telephone service and management services). In addition, Owner shall furnish, or cause to be furnished, to Servicer, and upon Fannie Mae's request, to Fannie Mae:

                  (i) Annual Financial Statements. As soon as available, and in any event within one hundred and twenty (120) days after the close of each of Owner's fiscal years during the term of this Agreement, its balance sheet as of the end of such fiscal year, its statement of operation for such fiscal year and its statement of cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared on an accrual accounting basis in accordance with GAAP consistently applied, and certified by the chief financial officer or chief accounting officer of EQR to the effect that such financial statements have been prepared in accordance with GAAP consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated. Together with each delivery of Owner's annual financial statements required under the preceding sentence, Owner shall deliver or cause to be delivered, the audited financial statements of OP Partner and EQR (including their respective balance sheets, statements of operation and statements of cash flows) for such fiscal year, prepared in accordance with GAAP, consistently applied.

                  (ii) Quarterly Financial Statements. As soon as available, and in any event within sixty (60) days after each of the first three fiscal quarters of each fiscal year during the term of this Agreement, its unaudited balance sheet as of the end of such fiscal quarter and its unaudited statement of income and retained earnings and its unaudited statement of cash flows for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by a certificate of the chief financial officer or chief accounting officer of EQR to the effect that such financial statements have been prepared on an accrual accounting basis in accordance with GAAP consistently applied, and that such financial statements fairly present the results of its operations and financial condition for the periods and dates indicated subject to year end adjustments in accordance with GAAP.

                  (iii) Monthly Property Statements. On a monthly basis within thirty (30) days of the last day of the prior month, a statement of income and expenses of each Property accompanied by a certificate of the chief financial officer or chief accounting officer of EQR to the effect that each such statement of income and expenses fairly, accurately and completely presents the operations of each such Property for the period indicated on a modified cash accounting basis in accordance with customary real estate management accounting practices.

                  (iv) Annual Property Statements. On an annual basis within thirty (30) days of the end of the fiscal year, an annual statement of income and expenses of each Property accompanied by a certificate of the chief financial officer or chief accounting officer of EQR to the effect that each such statement of income and expenses fairly, accurately and completely presents the operations of each such Property for the period indicated on a modified cash accounting basis in accordance with customary real estate management accounting practices.

                  (v) Updated Rent Rolls. Upon Servicer's or Fannie Mae's request, a current Rent Roll for each Property, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable, the rent paid and any other information requested by Servicer or Fannie Mae and in the form required by Servicer or Fannie Mae and accompanied by a certificate of the chief financial officer or chief accounting officer of EQR to the effect that each such Rent Roll fairly, accurately and completely presents the information required therein.

                  (vi) Security Deposit Information. Upon Servicer's or Fannie Mae's request, an accounting of all security deposits held in connection with any lease of any part of any Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Servicer or Fannie Mae to access information regarding such accounts.

                  (vii) Security Law Reporting Information. So long as EQR or OP Partner or any Subsidiary of either of them is a reporting company under the Securities and Exchange Act of 1934, promptly upon their becoming available, copies of (a) all 10K's, 10Q's, 8K's, annual reports and proxy statements, and all replacement, substitute or similar filings or reports required to be filed after the date of this Agreement by the United States Securities and Exchange Commission or other Governmental Authority exercising similar functions, and (b) all press releases and other statements made available generally by EQR, OP Partner or any subsidiary of either of them to the public concerning material develop-ments in the business of EQR, OP Partner or any Subsidiary of either of them;

                  (viii) Accountants' Reports. Promptly upon receipt thereof, copies of any reports or management letters submitted to any EQR Party by its independent certified public accountants in connection with the examination of its financial statements made by such accountants (except for reports otherwise provided pursuant to clause (i) above); provided, however, that Owner shall only be required to deliver such reports and management letters to the extent that they relate to Owner, QRS Partner, any Nominee Corp. or any of the Properties.

                  (ix) Other Reports. Promptly upon Fannie Mae's or Servicer's request therefor, all schedules, financial statements or other similar reports delivered by Owner pursuant to the Transaction Documents or otherwise reasonably requested by Servicer or Fannie Mae with respect to Owner's business affairs or condition (financial or otherwise) or any of the Properties.

            (e) CERTIFICATE OF COMPLIANCE. Owner shall deliver to Servicer concurrently with the delivery of the financial statements and/or reports required to be delivered pursuant to paragraphs (d)(i) and (d)(ii) above a certificate signed by the chief financial officer or chief accounting officer of EQR stating that, to the best of the knowledge of the chief financial officer or chief accounting officer of EQR executing such certificate following reasonable inquiry, no Event of Default or Potential Event of Default has occurred, or if an Event of Default or Potential Event of Default has occurred, specifying the nature thereof.

            (f) MAINTAIN LICENSES. Owner shall procure and maintain in full force and effect all licenses, Permits, charters and registrations which are material to the conduct of its business and shall abide by and satisfy all terms and conditions of all such licenses, Permits, charters and registrations except where Owner's failure to abide by and satisfy the requirements of the foregoing would not have a Material Adverse Impact.

            (g) ACCESS TO RECORDS; DISCUSSIONS WITH OFFICERS AND ACCOUNTANTS. To the extent permitted by law and in addition to the applicable requirements of the Mortgages, Owner shall permit Fannie Mae or Servicer:

                  (i) to inspect, make copies and abstracts of, and have reviewed or audited, such of Owner's books and records as may relate to the Obligations or any Property;

                  (ii) to discuss Owner's affairs, finances and accounts with any of Owner's officers, partners and employees;

                  (iii) to discuss Owner's affairs, finances and accounts with its independent public accountants, provided that the controller of QRS Partner has been given the opportunity by Servicer or Fannie Mae to be a party to such discussions; and

                  (iv) to receive any other information that Fannie Mae or Servicer deems necessary or relevant in connection with any Mortgage Loan, any Transaction Document or the Obligations.

            Notwithstanding the foregoing, prior to an Event of Default or Potential Event of Default, all inspections shall be conducted at reasonable times during normal business hours.

            (h) INFORM FANNIE MAE AND SERVICER OF MATERIAL EVENTS. Owner shall promptly inform Fannie Mae and Servicer in writing of any of the following (and shall deliver to the Fannie Mae and Servicer copies of any related written communications, complaints, orders, judgments and other documents relating to the following) of which Owner has or obtains actual knowledge:

                  (i) Defaults. The occurrence of any Event of Default or any Potential Event of Default under this Agreement or any other Transaction Document;

                  (ii) Regulatory Proceedings. The commencement of any rulemaking or disciplinary proceeding or the promulgation of any proposed or final rule which (A) would have a Material Adverse Effect on Owner or any EQR Party, (B) would have a Material Adverse Impact, or (C) with respect to any specific Bond Property, adversely affects the tax- exempt status of the interest payable on any of the Related Bonds;

                  (iii) Legal Proceedings. The commencement or written threat of, or amendment to, any proceedings by or against Owner, QRS Partner, OP Partner or EQR in any Federal, state or local court or before any Governmental Authority, or before any arbitrator, which, if adversely determined, would adversely affect the tax-exempt status of interest payable on any of the Related Bonds, or in which parties adverse to any EQR Party have a reasonable chance of prevailing and which if adversely determined would have, or at the time of determination may reasonably be expected to have, (A) a Material Adverse Effect on any EQR Party, or (B) a Material Adverse Impact;

                  (iv) Bankruptcy Proceedings. The commencement of any proceedings by or against Owner, QRS Partner, OP Partner or EQR under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for it;

                  (v) Regulatory Supervision or Penalty. The receipt of notice from any Governmental Authority having jurisdiction over any EQR Party that (A) such EQR Party is being placed under regulatory supervision, (B) any license, Permit, charter, membership or registration material to the conduct of such EQR Party's respective business or the operation of the Properties is to be suspended or revoked or (C) such EQR Party is to cease and desist any practice, procedure or policy employed by such EQR Party, as the case may be, in the conduct of its business, and such cessation would have a Material Adverse Effect on such EQR Party, would have a Material Adverse Impact or would adversely affect the tax-exempt status of interest payable on any of the Related Bonds; and

                  (vi) Environmental Claim. The receipt of notice from any Governmental Authority or other Person relating to any Environmental Claim involving Owner or any Nominee Corp. or any of its assets, including the Properties and which represents, in Owner's reasonable judgment, a liability, contingent or otherwise, which exceeds $100,000 with respect to any Property.

            (i) SINGLE-PURPOSE ENTITIES. Owner and QRS Partner shall at all times maintain and conduct themselves as Single-Purpose entities.

            (j) INSPECTION. Owner shall permit any Person designated in writing by Fannie Mae (including Servicer): (i) to make entries upon and inspections of the Properties; and (ii) to otherwise verify, examine and inspect the amount, quantity, quality, value and/or condition of, or any other matter relating to, any Property; provided, however, that prior to an Event of Default or Potential Event of Default, all such entries, examinations and inspections shall be conducted at reasonable times during normal business hours.

            (k) COMPLIANCE WITH APPLICABLE LAWS. Owner shall comply in all material respects with all Applicable Laws now or hereafter affecting any Property or any part of any Property or requiring any alterations, repairs or improvements to any Property, except for such items of noncompliance that, singly or in the aggregate (i) would not have a Material Adverse Effect upon any of Owner, QRS Partner or any Nominee Corp. and (ii) would not have a Material Adverse Impact. Owner shall procure and continuously maintain in full force and effect, and shall abide by and satisfy all material terms and conditions of all Permits, except for such items of noncompliance that, singly or in the aggregate
(i) would not have a Material Adverse Effect upon any of Owner, QRS Partner or any Nominee Corp. and (ii) would not have a Material Adverse Impact.

            (l) WARRANTY OF TITLE. Owner shall warrant and defend (a) the title to each Property and every part of each Property, subject only to Permitted Liens, and (b) the validity and priority of the lien of the applicable Mortgage Documents, subject only to Permitted Liens, in each case against the claims of all other Persons whatsoever. Owner shall reimburse Fannie Mae and Servicer for any actual out-of-pocket losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Fannie Mae or Servicer if an interest in any Property, other than with respect to a Permitted Lien, is claimed by others.

            (m) DEFENSE OF ACTIONS. Owner shall appear in and defend any action or proceeding purporting to affect the security for this Agreement or the rights or power of Fannie Mae or Servicer hereunder, and shall, as set forth in to section 4.2, pay the reasonable out-of-pocket costs and expenses, including the cost of evidence of title and attorneys' fees, in any such action or proceeding in which Fannie Mae may appear. If Owner fails to perform any of the covenants or agreements contained in this Agreement, or if any action or proceeding is commenced that is not diligently defended by Owner which affects in any material respect Fannie Mae's or any Related Trustee's interest in any Property or any part thereof, including eminent domain, code enforcement or proceedings of any nature whatsoever under any Applicable Law, whether now existing or hereafter enacted or amended, then Fannie Mae may, but without obligation to do so and without notice to or demand upon Owner and without releasing Owner from any Obligation, make such appearances, disburse such sums and take such action reasonably determined by Fannie Mae or Servicer to be necessary or appropriate to protect Fannie Mae's or such Related Trustee's interest, including disbursement of reasonable attorney's fees, entry upon such Property to make repairs or take other action to protect the security of said Property, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of Fannie Mae appears to be prior or superior to the Transaction Documents. In the event (i) that any Mortgage is foreclosed in whole or in part or that any Transaction Document is put into the hands of an attorney for collection, suit, action or foreclosure, or (ii) of the foreclosure of any mortgage, deed to secure debt, deed of trust or other security instrument prior to or subsequent to any Mortgage or any Transaction Document in which proceeding Fannie Mae is made a party or (iii) of the bankruptcy of Owner, QRS Partner or OP Partner or an assignment by Owner, QRS Partner or OP Partner for the benefit of its creditors, Owner shall be chargeable with and agrees to pay all reasonable costs of collection and defense, including reasonable actual attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

            (n) PROPERTY MANAGEMENT; MAINTENANCE OF PROPERTIES. Owner shall continue to operate each Property as a Multifamily Residential Property, and shall manage or cause to be managed the operations of each Property in accordance with the applicable provisions of the Mortgage Documents and the other Transaction Documents. Owner (i) shall not commit waste or permit impairment or deterioration of any Property, (ii) shall not abandon any Property, (iii) shall restore or repair promptly and in a good and workmanlike manner all or any part of any Property to the equivalent of its condition existing immediately prior to such Casualty, or such other lesser condition as Fannie Mae may approve in writing, in the event of any Casualty thereto, whether or not Insurance Proceeds are available to cover in whole or in part the costs of such restoration or repair, (iv) shall keep each Property (except to the extent Insurance Proceeds would be available to pay for such restoration or repair but for Fannie Mae's application of such proceeds to repayment of the Related Mortgage Note), including improvements, fixtures, equipment, machinery and appliances thereon in good repair and shall replace fixtures, equipment, machinery and appliances on each Property when necessary to keep such items in good repair, (v) shall generally operate and maintain each Property in the same manner as of the date hereof (subject to reasonable wear and tear). Neither Owner nor any tenant or other person shall remove, demolish or alter any material improvement now existing or hereafter erected on any Property or any fixture, equipment, machinery or appliance in or on any Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind except for property owned by tenants.

            (o) ADDITIONS TO THE PROPERTIES. Except as otherwise provided in the Mortgage Documents, Owner shall have the right to undertake any alteration, improvement, demolition, removal, or construction (collectively, "Alterations") to any Property without the prior consent of Fannie Mae; provided, however, that in any case, no such Alterations shall be made to any Property without the prior written consent of Fannie Mae if (i) such Alterations would reasonably be expected to adversely affect the value of such Property or its operation as a multifamily housing facility in substantially the same manner in which it is being operated on the date of this Agreement, (ii) the construction of such Alterations could reasonably be expected to result in interference to the occupancy of tenants of such Property such that tenants in occupancy with respect to 5% or more of the Leases would be permitted to terminate their Leases or to abate the payment of all or any portion of their rent, or (iii) such Alterations will be completed in more than 12 months from the date of commencement or in the last year of the term of this Agreement. Notwithstanding the foregoing, Owner must obtain Fannie Mae's prior written consent (which shall not be unreasonably withheld or delayed) to construct Alterations with respect to the Property costing in excess of $250,000; provided, however, the preceding requirements shall not be applicable to Alterations made, conducted or undertaken by Owner as part of Owner's routine maintenance and repair of the Properties pursuant to Section 2.2(n) or as otherwise required by the Mortgage Documents.

            (p) ASSIGNMENT OF RIGHTS TO THE TRUSTEE. Owner acknowledges and agrees that (i) the Related Trustee is the assignee of the applicable Issuer's right, title and interest in and to the Bond Property Loan Documents with respect to each Bond Property and certain rights as and to the extent provided in the Assignment, (ii) Fannie Mae is the assignee of the Mortgage Rights with respect to each Bond Property as and to the extent provided in the Related Fannie Mae Collateral Agreement, and (iii) by virtue of such Related Fannie Mae Collateral Agreement referred to in clause (ii) above, Fannie Mae shall, as and to the extent provided in such Related Fannie Mae Collateral Agreement, be entitled to exercise certain rights and receive certain benefits which would otherwise be available to the Related Trustee under the Bond Property Loan Documents with respect to each Bond Property. Owner further acknowledges and agrees that Fannie Mae has delegated or may delegate certain matters and functions related to or arising under the Bond Property Loan Documents with respect to each Bond Property to Servicer, as an independent contractor, pursuant to the Servicing Agreement. Any terms and conditions contained in this Agreement that may also be contained in the other Transaction Documents shall not, to the extent reasonably practicable, be construed to be in conflict with each other but rather shall be construed as additional, cumulative provisions. To the extent that any ultimate conflict between the terms and conditions of this Agreement and those set forth in the other Transaction Documents is determined to exist, the terms and conditions of this Agreement shall control.

            (q) INTEREST RESERVE REQUIREMENT; PRINCIPAL RESERVE FUND. Owner shall deposit with the Related Trustee with respect to each Bond Property, on or before the date the Related Mortgage is executed and delivered, for deposit into the Interest Account with respect to each Bond Property, the Interest Reserve Requirement for such Bond Property. If the Interest Account with respect to a Bond Property is not otherwise replenished to the Interest Reserve Requirement for such Bond Property from the receipt of the monthly payments under the Related Mortgage Note pursuant to the Related Indenture, Owner shall promptly deposit with the Related Trustee the amount necessary for amounts on deposit in such Interest Account to equal the Interest Reserve Requirement for such Bond Property. In addition, Owner agrees that as a condition to Fannie Mae's executing and delivering the Related Fannie Mae Collateral Agreement, Owner shall fund, and replenish, the applicable Principal Reserve Fund with respect to each Bond Property as and when required by the Related Mortgage Note and this Agreement. Owner shall also replenish each Principal Reserve Fund by delivery to the Related Trustee the amount equal to any loss from the investment of amounts on deposit in such Principal Reserve Fund, as and when such loss is incurred and Owner has knowledge of such loss, and irrespective of the reason for such loss. Owner acknowledges and agrees that amounts on deposit in the Principal Reserve Fund with respect to each Mortgage Loan shall be applied toward the mandatory redemption of the Related Bonds, and the corresponding reduction of amounts owed under the Related Mortgage Note, as and to the extent provided in the Related Indenture. Owner further acknowledges and agrees that, as provided in the Related Mortgage Note, the Mortgage Loan with respect to any Bond Property shall not be deemed to have been amortized by reason of deposits into the Principal Reserve Fund with respect to such Mortgage Loan until such deposits have been withdrawn from such Principal Reserve Fund and applied to the redemption of the Related Bonds as provided in the Related Indenture.

            (r) ERISA. Owner shall at all times remain in compliance in all material respects with all applicable provisions of ERISA and similar requirements of the PBGC.

            (s) PREPAYMENT. If Owner elects, or is required (other than a prepayment in connection with a mandatory application of Insurance Proceeds or Condemnation Proceeds), to prepay any Related Mortgage Note in whole or in part, subject to and in accordance with the terms and conditions of such Related Mortgage Note and section 2.3(j), Owner shall be obligated to pay any additional amounts due under the applicable Related Bonds in respect of the amount prepaid under such Related Mortgage Note, including accrued interest on the Related Bonds to the date of redemption (calculated at the Maximum Rate to the extent and for the period that such Related Bonds bear interest at the Weekly Variable
Rate), and the premium, if any, payable to the applicable Bondholders by reason of such redemption, until such Related Bonds have been redeemed in accordance with the Related Bond Documents, together with and in addition to, any prepayment premium due pursuant to the Related Mortgage Note.

            (t) NO AMENDMENTS TO TRANSACTION DOCUMENTS. Unless Fannie Mae shall otherwise consent in writing Owner shall not agree to any amendment of, supplement to, waiver of, or modification of, the terms of any Transaction Document; provided, however, if Fannie Mae is not a party to any such Transaction Document and Fannie Mae determines in its discretion that such amendment, supplement waiver or modification does not adversely affect Fannie Mae's interests, then Fannie Mae shall not unreasonably withhold its consent to such amendment, supplement waiver or modification.

            (u) TAXES. Subject to Owner's right to contest as set forth in the Mortgages, Owner shall pay all Impositions now or hereafter levied or levied or assessed upon or against any Property prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed for the nonpayment thereof. If any tax, assessment or Imposition (other than a franchise tax imposed on or measured by, the net income or capital (including branch profits tax) of any Related Trustee or Fannie Mae (or any transferee or assignee thereof, including a participation holder)) ("TAXES") is levied, assessed or charged by the United States or any political subdivision or taxing authority thereof or therein upon any of the Transaction Documents or the obligations secured thereby, the interest of Fannie Mae or any Related Trustee in the Properties, or Fannie Mae or any Related Trustee by reason of or as holder of the Transaction Documents, Owner shall pay all such Taxes to, for, or on account of Fannie Mae or the applicable Related Trustee (or provide funds to Fannie Mae or such Related Trustee for such payment, as the case may be) as they become due and payable and shall promptly furnish proof of such payment to Fannie Mae or such Related Trustee, as applicable. In the event of passage of any law or regulation permitting, authorizing or requiring such Taxes to be levied, assessed or charged, which law or regulation in the opinion of counsel to Fannie Mae or any Related Trustee may prohibit Owner from paying the Taxes to or for Fannie Mae or such Related Trustee, Owner shall enter into such further instruments as may be permitted by law to obligate Owner to pay such Taxes. In addition, Owner shall pay all documentary stamp, recording, transfer, mortgage, intangible or filing or other taxes or fees and any and all liabilities with respect thereto, or resulting therefrom which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of or filing of record, recordation, release or discharge of, this Agreement, the Mortgages, or any other Transaction Document.

            (v) FURTHER ASSURANCES. Provided they do not materially increase the obligations of Owner or any other EQR Party, Owner shall, at the request of Fannie Mae, execute and deliver and, if necessary, file or record such statements, documents, agreements, UCC financing and continuation statements and such other instruments and take such further action as Fannie Mae from time to time may request as reasonably necessary or appropriate to carry out the purposes of this Agreement or any of the other Transaction Documents to which Owner is a party or by which Owner is bound, or to subject the Collateral to the lien and security interests of the Mortgage Documents or to evidence, perfect or otherwise implement, to assure the lien and security interests intended by the terms of the Transaction Documents to which Owner is a party or by which Owner is bound, or in order to exercise or enforce its rights under the Transaction Documents to which

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

Owner is a party or by which Owner is bound. In addition, Owner shall reasonably cooperate with each of the Rating Agencies in connection with any review of the transactions described in the Transaction Documents which may be undertaken by either of the Rating Agencies after the date of this Agreement.

            (w) ADJUSTMENT OR CONVERSION OF INTEREST RATE ON THE BONDS. Owner acknowledges and agrees that the interest rate on any issue of Related Bonds may be adjusted to the Weekly Variable Rate or Reset Rate or converted to the Fixed Rate, in each case as provided in, and subject to the terms and conditions of, the Related Indenture and this Agreement.

            (x) MONITORING COMPLIANCE. Upon the request of Servicer, from time to time, and at any time certification of the matters set forth below is provided to the Issuer, the Related Trustee or any other Governmental Authority, Owner shall promptly provide to Servicer the following:

                  (i) Owner's certification of each Bond Property's compliance with the Related Bond Documents and the requirements of the Regulatory Agreement with respect to such Bond Property;

                  (ii) If any Property has received or receives a tax credit allocation, Owner's certification of such Property's compliance with the requirements of Section 42 of the Code and the regulations issued under
      Section 42 of the Code and if the tax credits have not yet been syndicated, Owner's report regarding progress in syndicating the tax credit allocation until the syndication is completed; and

                  (iii) Such other documents, certificates and other information as Servicer or Fannie Mae may deem reasonably necessary to enable it to perform its functions under the Servicing Agreement.

            (y) REMOVAL OF REMARKETING AGENT. Owner agrees that (i) after the occurrence of any Event of Default or (ii) if, at any time, Fannie Mae reasonably determines that there is a basis in fact for the removal of the then existing Remarketing Agent with respect to an issue of Related Bonds and the designation of a new Remarketing Agent with respect to such Related Bonds, if Fannie Mae so directs, Owner immediately shall take such action as is required under the Related Remarketing Agreement to remove the existing Remarketing Agent with respect to such Related Bonds and replace such Remarketing Agent, without interruption of service, with a Remarketing Agent acceptable to Fannie Mae. Owner acknowledges and agrees that any Remarketing Agent's failure to perform any of its duties or obligations under or with respect to the Related Indenture or the Related Remarketing Agreement, including, a failure to give or deliver any notice or information required under the Related Indenture or the Related Remarketing Agreement, shall constitute sufficient basis in fact for such Remarketing Agent's removal.

            (z) CHANGES IN REMARKETING AGENT OR REMARKETING AGREEMENT. Owner agrees that it will not change any Remarketing Agent, or appoint or engage any Person as a Remarketing Agent or materially change the fees payable to any Remarketing Agent, without Fannie Mae's prior written consent which consent shall not be unreasonably withheld or delayed.

            (aa) CONTINUING DISCLOSURE. Owner shall comply with all provisions applicable to Owner (pursuant to the Bond Documents or otherwise) relating to all federal securities laws relating to continuing disclosure that are applicable to the Bonds, including Rule 15c2-12, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

            (ab) LEASES. All leases now or hereafter entered into shall: (i) be legally valid, binding and enforceable obligations of the tenants thereto;
(ii) comply with all applicable laws; and (iii) be in the form previously delivered to, and deemed acceptable to, Fannie Mae and Servicer with respect to each Property (the "PROPERTY FORM LEASE"), with no material modifications to such Property Form Lease, except as disclosed to and approved by Fannie Mae and Servicer, in writing. At any time and from time to time, Fannie Mae or Servicer may require that each Property Form Lease: (A) provide that tenants and subtenants with respect to such Property shall not cause, permit or exacerbate any Prohibited Activities or Conditions (as defined in the Mortgages); (B) satisfy the then applicable lease standards of the DUS Guide; and (C) specifically provide that such lease is subordinate to the Related Mortgage, that the tenant attorns to the holder of each such Related Mortgage, such attornment to be effective upon such holder's acquisition of title to the Property, that the tenant agrees to execute such further evidences of attornment as such holder may from time to time request, that the attornment of the tenant shall not be terminated by foreclosure, and that such holder may, at such holder's option, accept or reject such attornments; provided, however, that each Property Form Lease approved by Fannie Mae or Servicer shall be deemed to have satisfied the requirements in the preceding clauses (A) through (C) until such time as Owner receives written notice to the contrary from Fannie Mae or Servicer which notice shall specify the changes necessary to make such Property Form Lease comply with Fannie Mae's then current leasing requirements. Upon receipt of such notice, Owner shall have thirty (30) days (or such longer time as shall be approved by Fannie Mae in its reasonable discretion) to revise such Property Form Lease to comply with Fannie Mae's then current leasing requirements and all leases of such Property entered into on or after the expiration of such thirty (30) day period shall be in the form of such revised Property Form Lease with no material modifications except as disclosed to and approved by Fannie Mae and Servicer in writing; provided however that Owner not be required to amend any leases entered into prior to such date to conform to the revisions to the Property Form Lease. Without the prior written consent of Fannie Mae, Owner shall not enter into a lease for any unit in any Property that: (1) is for a term in excess of one year, including any renewal or extension period unless such renewal or extension period is subject to termination by Owner upon not more than 30 days' written notice; (2) provides for prepayment of more than one month's rent; (3) is entered into in other than the ordinary course of Owner's business; or (4) contains any option or right to purchase, right of first refusal or any other similar provisions.

            (ac) INDEPENDENT DIRECTOR REQUIREMENTS. The Owner Partnership Agreement currently provides, and at all times during the term hereof shall provide, that no action to either (x) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect) of Owner or (y) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts of Owner, shall be taken without the unanimous affirmative vote of each of OP Partner and QRS Partner. In addition, the QRS Organizational Documents currently provide, and at all time during the term hereof shall provide as follows: (i) that QRS Partner shall at all times have at least one Independent Director on its board of directors; (ii) that such Independent Director cannot be removed without the appointment of a successor Independent Director; (iii) that no action requiring unanimous approval of the board of directors of QRS Partner shall be taken in the absence of such Independent Director except for the action of removal and replacement of an Independent Director with another Independent Director; and (iv) that no action to either (x) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect) of either QRS Partner or Owner, or (y) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts of either QRS Partner or Owner, shall be taken without the unanimous affirmative vote of the directors of QRS Partner, including the Independent Director.

      SECTION 2.3 NEGATIVE COVENANTS OF OWNER. Owner enters into the covenants and agreements with Fannie Mae set forth in this section 2.3. Each covenant and agreement shall apply continuously during the term of this
Agreement:

            (a) OTHER ACTIVITIES. Neither Owner, any Nominee Corp. nor QRS Partner shall:

                        (i) either directly or indirectly sell, transfer, exchange or otherwise dispose of any of its assets except as permitted hereunder, by the Mortgages or the Cash Management Agreement;

                        (ii) take any action or omit to take any action that, if taken or omitted, would adversely affect the exclusion of interest on the Bonds from gross income for Federal income tax purposes pursuant to Section 103 of the Code;

                        (iii) engage in any business or activity other than in connection with (x) with respect to Owner, the ownership, management and operation of the Properties, (y) with respect to any Nominee Corp., the ownership, management and operation of the applicable Nominee Property and (z) with respect to QRS Partner, the ownership, management and operation of Owner;

                        (iv) amend the Owner Partnership Agreement, the QRS Organizational Documents or the Nominee Corp. Organizational Documents, as the case may be, in any manner (including, the provisions of the Owner Partnership Agreement and the QRS Organizational Documents relating to the Independent Director or the taking of any action to commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect) of either QRS Partner or Owner, or file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts of either QRS Partner or Owner), without the prior written consent of Fannie Mae; provided that such consent shall not be unreasonably withheld or delayed if the proposed amendments are reasonable and not inconsistent with Owner's Obligations;

                        (v)    dissolve or liquidate in whole or in part;

                        (vi)   merge or consolidate with any Person; or

                        (vii) use, or permit to be used, any Property for any uses or purposes other than as a Multifamily Residential Property.

            (b) NO AMENDMENTS TO TRANSACTION DOCUMENTS. Unless Fannie Mae shall otherwise consent in writing Owner shall not agree to any amendment of, supplement to, waiver of, or modification of, the terms of any Transaction Document; provided, however, if Fannie Mae is not a party to any such Transaction Document and Fannie Mae determines in its discretion that such amendment, supplement waiver or modification does not adversely affect Fannie Mae's interests, then Fannie Mae shall not unreasonably withhold its consent to such amendment, supplement waiver or modification.

            (c) COMPLIANCE WITH THE TRANSACTION DOCUMENTS. Owner shall not fail to comply with any provision of the Transaction Documents to which it is a party or by which it is bound.

            (d) VALUE OF SECURITY. Owner shall not take any action which would have a Material Adverse Effect on Owner or have a Material Adverse Impact.

            (e) ZONING. Owner shall not initiate or consent to any zoning reclassification of any Property or seek any variance under any zoning ordinance or use or permit the use of any Property in any manner that could result in the use becoming a nonconforming use under any zoning ordinance or any other applicable land use law, rule or regulation.

            (f) LIENS. Owner shall not create, incur, assume or suffer to exist any Lien on any Property or any part of any Property, except the Permitted Liens;

            (g) SALE. Owner shall not sell, convey, transfer, assign or otherwise relinquish any Property or any part of any Property without the prior written consent of Fannie Mae (which consent may be granted or withheld in Fannie Mae's discretion), or any interest in any Property, other than (i) as may be permitted by the Mortgage Documents with respect to such Property, or (ii) in accordance with the provisions of section 5.2 or section 5.3, or (iii) to enter into Leases for units in a Property to any tenant in the ordinary course of business or (iv) to the extent such conveyance or transfer creates a Permitted Lien.

            (h) USE OF PROCEEDS. The proceeds from the issuance and sale of the Bonds shall not be used for any purpose other than the purposes set forth in the Related Bond Documents.

            (i) FIXED RATE; RESET RATE. So long as any Related Fannie Mae Collateral Agreement remains in effect and Fannie Mae has any obligations, direct or contingent, under any Related Fannie Mae Collateral Agreement, Owner shall not direct or cause the interest rate on any Related Bonds to be converted to the Fixed Rate (from the Weekly Variable Rate or the Reset Rate) or to the Reset Rate (from the Weekly Variable Rate or a prior Reset Rate) or to the Weekly Variable Rate (from the Reset Rate) unless Fannie Mae consents to such conversion. Fannie Mae will consent to such conversion if:

      (i) in the case of a conversion to the Fixed Rate, (A) no Event of Default or Potential Event of Default has occurred and is continuing, (B) Owner complies with the terms and conditions of sections 3.1 and 4.2, and (C) the Fixed Rate applicable to such Related Bonds is equal to or less than the Hedge Rate;

      (ii) in the case of a conversion to the Reset Rate, (A) no Event of Default or Potential Event of Default has occurred and is continuing, (B) Owner complies with the terms and conditions of sections 3.1 and 4.2, and (C) the Reset Rate on such Related Bonds is equal to or less than the Hedge Rate; and

      (iii) in the case of a conversion to the Weekly Variable Rate, (A) no Event of Default or Potential Event of Default has occurred and is continuing, and (B) Owner complies with the terms and conditions of sections 3.1 and 4.2.

In addition, with respect to the Bond Property described on Exhibit A as Wellington Hill located in Manchester, Hillsborough County, New Hampshire, Fannie Mae's consent to any conversion described in clauses (i), (ii) or (iii) above shall be subject to the additional condition that in connection with such conversion, Fannie Mae shall have received an opinion of bond counsel acceptable to Fannie Mae confirming that such conversion is authorized and permitted under the Related Indenture and the laws of the State of New Hampshire and will not adversely affect the exclusion from gross income for federal income tax purposes of the interest payable on the Related Bonds.

            (j) PREPAYMENT OF A MORTGAGE LOAN. Notwithstanding anything to the contrary contained in the Transaction Documents, Owner shall not make a voluntary prepayment of any Mortgage Loan that would result in a redemption of all or any part of any Related Bonds pursuant to section 214(a) of the Related Indenture or section 5.2(b) of the Financing Agreement with respect to such Related Indenture unless (i) Owner has deposited with the Related Trustee on or prior to the date on which such Related Trustee will call the applicable Related Bonds for redemption, all amounts required for such redemption, (ii) Owner has received the prior written consent of Fannie Mae; provided that Fannie Mae shall not withhold its consent unless Fannie Mae reasonably determines that all or any part of such prepayment by Owner is not permitted by the terms of any Related Mortgage or may be subject to avoidance or any other recovery or disgorgement pursuant to the Bankruptcy Code, as amended (including sections 544, 547, 549 or 550 thereof) or any other applicable bankruptcy or insolvency law, and (iii) with respect to the prepayment in part or in full of the Facility Amount prior to the seventh anniversary of the Facility, Fannie Mae has received a Prepayment Premium pursuant to the Related Mortgage Note.

            (k) INDEBTEDNESS. Owner and QRS Partner, collectively, shall not incur or be obligated at any time with respect to aggregate Indebtedness (other than the Mortgage Loans), in excess of $500,000; provided, however, that for purposes of this section 2.3(k), the calculation of Indebtedness shall exclude Indebtedness (A) relating to claims for work, labor, or materials affecting any Property and that (i) consists of current trade liabilities incurred for work commissioned in the ordinary course of Owner's business, (ii) is payable in accordance with customary practices, and (iii) is unsecured or secured by mechanic's or materialmen's liens against such Properties which are released of record or otherwise remedied to Fannie Mae's satisfaction, within thirty (30) days of the date of creation, and (B) unsecured debt the proceeds of which are used to pay for Alterations permitted under the Transaction Documents.

            (l) SINGLE-PURPOSE ENTITIES. Neither Owner nor QRS Partner shall cease at any time during the term hereof to be a Single-Purpose entity.

            (m) PRINCIPAL PLACE OF BUSINESS. Owner shall not change its principal place of business or the location of its books and records, each as set forth in section 2.1(a), without first giving thirty (30) days' prior written notice to Fannie Mae.

      SECTION 2.4       CERTAIN COVENANTS WITH RESPECT TO SLEEPY HOLLOW PROJECT.
                        -------------------------------------------------------

            The Owner agrees and covenants with Fannie Mae that, at all times during the term of this Agreement:

            (a) COMPLIANCE WITH SLEEPY HOLLOW PUBLIC IMPROVEMENTS AGREEMENT AND DEED OF TRUST. Owner shall timely comply with all terms, conditions and requirements (including payment obligations) under and with respect to the Sleepy Hollow Public Improvements Agreement and the Sleepy Hollow Public Improvements Deed of Trust.

            (b) TERMINATION OF SLEEPY HOLLOW PUBLIC IMPROVEMENTS AGREEMENT AND DEED OF TRUST. Notwithstanding anything herein to the contrary, on or before May 1, 2002, Owner shall deliver to Fannie Mae written confirmation from the City of Kansas City, Missouri (or its successors or assigns with respect to the Sleepy Hollow Public Improvements Agreement and the Sleepy Hollow Public Improvements Deed of Trust) evidencing the termination or release of all of Owner's liability under the Sleepy Hollow Public Improvements Agreement and the Sleepy Hollow Public Improvements Deed of Trust and shall cause the Sleepy Hollow Public Improvements Deed of Trust to be fully satisfied and discharged of record by obtaining appropriate release documentation from City of Kansas City, Missouri (or its successors or assigns with respect to the Sleepy Hollow Public Improvements Agreement and the Sleepy Hollow Public Improvements Deed of Trust) and causing such release documentation to be recorded in the land records of Jackson County, Missouri.

                                  ARTICLE III.

                            INTEREST RATE PROTECTION

      SECTION 3.1       INTEREST RATE PROTECTION.
                        ------------------------

            The terms, conditions and provisions of this section 3.1 shall apply to each issue of Related Bonds.

            (a) INTEREST RATE MODES. To protect against fluctuations in interest rates: (i) no Related Bonds shall initially bear interest at or be converted to the Fixed Rate unless the Fixed Rate applicable to such Related Bonds is equal to or less than the Hedge Rate; (ii) no Related Bonds shall initially bear interest at or be converted to the Reset Rate unless (A) the Reset Rate applicable to such Related Bonds is equal to or less than the Hedge Rate, and (B) the Reset Period with respect to such Related Bonds is at least equal to (x) seven (7) years, if the Related Bonds are issued bearing interest at the Reset Rate (the "INITIAL RESET PERIOD"), or (y) except as provided in section 3.1(c), the lesser of five (5) years or the then remaining term of the Related Bonds, if the Reset Period commences other than on issuance of such Related Bonds; and (iii) no Related Bonds shall initially bear interest at or be converted to the Weekly Variable Rate unless Owner shall obtain, and maintain at all times during which the Related Bonds bear interest at such Weekly Variable Rate, a Hedge in accordance with this section 3.1.

            (b) VARIABLE RATE HEDGE REQUIREMENTS. If an issue of Related Bonds is issued bearing interest at the Weekly Variable Rate, a Hedge must be in place on the Bond

Transaction Closing Date with respect to such issue for a period of not less than seven (7) years from the Bond Transaction Closing Date (the "INITIAL HEDGE PERIOD"). Effective not later than the last day of the Initial Hedge Period, or the last day of any other period that the Weekly Variable Rate and a Hedge are in effect, or the last day of any Reset Period where the Related Bonds will subsequently bear interest at the Weekly Variable Rate, Owner shall either (i) secure a new Hedge for an additional period (a "HEDGE PERIOD") ending not earlier than the earliest of (A) the date which is not earlier than the fifth
(5th) anniversary of the effective date of the new Hedge, (B) the date on which the Related Fannie Mae Collateral Agreement terminates or (C) the maturity date of the Related Bonds, (ii) adjust the Related Bonds to a Reset Rate equal to or less than the Hedge Rate, or (iii) convert the Related Bonds to a Fixed Rate equal to or less than the Hedge Rate, in each case under clauses (ii) and (iii) above in accordance with the Related Bond Documents and the related Bond Property Loan Documents.

            (c) RESET RATE HEDGE REQUIREMENTS. Notwithstanding anything herein to the contrary, any Reset Period other than the Initial Reset Period may be for a period less than five (5) years if, prior to the commencement of such Reset Period, Owner shall obtain and fully pay for a "forward" Swap or Cap that:
(i) has its first "calculation period" beginning on the date such Reset Period ends, and ending on a date that is at least five years from the first day of such Reset Period and (ii) otherwise complies with the requirements of this section 3.1.

            (d)   GENERAL HEDGE TERMS AND CONDITIONS.   Each Hedge shall be (i)
obtained on terms and conditions approved by Fannie Mae in its discretion, (ii) evidenced and governed by Hedge Documents in form and substance acceptable to Fannie Mae in its discretion and (iii) with a counterparty acceptable to Fannie Mae in its discretion (a "COUNTERPARTY"). Except as provided in section 3.1(e), if any Hedge required under this Agreement constitutes a Swap, such Swap shall provide for a fixed rate of interest equal to or less than the Hedge Rate, and if any Hedge required under this Agreement constitutes a Cap, such Cap shall require the Counterparty to make interest payments equal to the amount by which the notional interest rate payable under the terms of the Hedge Documents with respect to such Cap exceeds the Hedge Rate. The notional amount of the Hedge shall be reduced by an amount equal to amounts deposited into the Principal Reserve Fund.

            (e) SPECIAL HEDGE TERMS AND CONDITIONS. If Owner is unable to obtain a Hedge with a fixed rate of interest (with respect to a Swap) or a notional interest rate (with respect to a Cap) that is equal to or less than the Hedge Rate, Owner may obtain a Hedge (a "SHORTFALL HEDGE") at an interest rate in excess of the Hedge Rate if Owner provides Fannie Mae with Hedge Shortfall Cash Collateral in an amount at least equal to the aggregate amount of all interest that would accrue on the initial notional principal amount of such Shortfall Hedge at an assumed interest rate equal to the difference between the interest rate with respect to such Shortfall Hedge and the Hedge Rate for the full term of such Shortfall Hedge. Such Hedge Shortfall Cash Collateral shall be released by Fannie

Mae upon Owner providing either (i) a Hedge that meets the requirements of this section 3.1, or (ii) an Additional Mortgaged Property ("ALTERNATIVE HEDGE SHORTFALL COLLATERAL") as collateral for the Fannie Mae Credit Facility in accordance with section 5.4, provided, that such Alternative Hedge Shortfall Collateral has annual Net Operating Income, as determined by Fannie Mae in its discretion, at least equal to 125% of the product of (A) the difference between the actual hedge rate (i.e. the actual fixed rate payable under a Swap or the notional interest rate for a Cap) of the Shortfall Hedge and the Hedge Rate, multiplied by (B) the outstanding amount of Related Bonds in the Facility with respect to which such Hedge is required. Such Hedge Shortfall Cash Collateral or Alternative Hedge Shortfall Collateral shall be released by Fannie Mae upon the expiration of the Hedge Period with respect to the Shortfall Hedge, provided, however, that if the Related Bonds will bear interest at the Weekly Variable Rate or in a Reset Period of less than five (5) years, prior to any release of such Hedge Shortfall Cash Collateral or Alternative Hedge Shortfall Collateral, Owner shall have obtained a new Hedge with respect to such Related Bonds satisfying the requirements of this section 3.1.

            (f) SWAP PAYMENT TERMS. Under each Swap arrangement, if any, the Counterparty shall pay a rate based on the PSA Municipal Swap Index (as defined below) and Owner shall pay a fixed rate to the Counterparty, in each case based on the notional amount of the Swap. If the PSA Municipal Swap Index is not published on any reset date under the Swap, the Counterparty must determine an appropriate index as a substitute for the PSA Municipal Swap Index on each such reset date. The index so determined shall equal the prevailing rate determined by the Counterparty for bonds that are rated in the highest short-term rating category by the Rating Agencies in respect of issuers of not less than five "high grade" component issuers selected by the Counterparty which shall include, without limitation, issuers of general obligation bonds, and that are subject to tender by holders thereof for purchase on not more than seven (7) days notice and the interest on which is (i) variable, determined on a weekly basis, (ii) excludable from gross income for federal income tax purposes, and (iii) not subject to a "minimum tax" or other similar tax. The PSA Municipal Swap index rate is the rate determined on the basis of an index based upon the weekly interest rate resets of tax- exempt variable rate issues included in a database maintained by Municipal Market Data which meet specific criteria established by the Public Securities Association.

            (g) SECURITY INTEREST IN HEDGE PAYMENTS. Fannie Mae shall be granted an enforceable, perfected, first priority lien on and security interest in each Hedge, net payments due under the Hedge (including scheduled and termination payments) and each Custodial Account (as defined below) in order to secure Owner's obligations to Fannie Mae under this Agreement pursuant to a Hedge Security Agreement to be delivered by Owner to Fannie Mae (i) no later than the Bond Transaction Closing Date with respect to each Hedge required to be obtained for the Initial Hedge Period, and (ii) no later than the commencement date of each Hedge Period with respect to each Hedge required to be obtained after such Bond Transaction Closing Date. Pursuant to the terms of the Hedge Security Agreement with respect to each Hedge, the Counterparty with respect to such

Hedge shall make all net payments under such Hedge (including any Termination Payments due from a Counterparty upon termination of such Hedge) directly to a custodial account (the "CUSTODIAL ACCOUNT") designated by Fannie Mae pursuant to such Hedge Security Agreement. As provided in the applicable Hedge Security Agreement, each Custodial Account with respect to a Swap shall be established in Fannie Mae's name and each Custodial Account with respect to a Cap shall be established in the name of the Related Trustee. Pursuant to the terms of the Cash Management Agreement, all payments into each Custodial Account with respect to a Swap shall be required to be deposited into the Central Account and treated as Cash Collateral.

            (h) CHANGE IN HEDGE. Owner may change the type of Hedge (i.e., from a Swap to a Cap or from a Cap to a Swap) which is in place at any time with respect to the applicable Related Bonds so long as the terms and conditions of the replacement Hedge, the Hedge Documents, the Hedge Security Agreement and the new counterparty comply with the terms and conditions of this Agreement, including any consent or approval rights of Fannie Mae.

            (i) TERMINATION. Owner shall not terminate any existing Hedge unless (i) either (x) Owner shall have obtained Fannie Mae's prior written consent to such termination, or (y) no Event of Default or Potential Event of Default then exists and after such termination Owner will be in compliance with all requirements under this Agreement relating to Hedges and Hedge counterparties, and (ii) Owner shall have paid all "breakage" and termination fees (collectively, "TERMINATION PAYMENTS") due under the applicable Hedge Documents.

            (j) PERFORMANCE UNDER HEDGE DOCUMENTS. Owner agrees to comply fully with, and to pay and otherwise perform when due, its obligations under all applicable Hedge Documents and all other agreements evidencing, governing and/or securing any Hedge arrangement contemplated under this section 3.1; provided, however, that Owner shall not exercise without Fannie Mae's prior written consent, and shall exercise at Fannie Mae's direction, any rights or remedies permitted in accordance with the terms of any Hedge Documents, including any right of termination. Notwithstanding anything herein to the contrary, Fannie Mae shall not have any liability, responsibility, obligation or accountability for the performance, payment or remittance of any of Owner's obligations or a Counterparty's obligations under any Hedge or Hedge Document; provided, however, that this provision shall not be interpreted to limit Fannie Mae's obligations under the Related Fannie Mae Collateral Agreements or any other Transaction Document to which Fannie Mae is a party.

            (k) FANNIE MAE RIGHT TO CONVERT TO RESET RATE, FIXED RATE. Owner shall with respect to each issue of Related Bonds, at least seventy (70) days prior to the expiration date of each Initial Hedge Period and each subsequent Hedge Period, as the case may be, give notice to Fannie Mae that it will either
(i) secure a new Hedge with respect to such Related Bonds, or (ii) adjust such Related Bonds to a Reset Rate for a period not shorter than the Hedge Period except as permitted by section 3.1(c), or (iii) convert such Related Bonds to the Fixed Rate, in each case in accordance with this section 3.1. If pursuant to Owner's election a Hedge will be required for any upcoming Hedge Period, then (A) at least thirty (30) days prior to the commencement of the upcoming Hedge Period, Owner shall notify Fannie Mae of the type of Hedge to be obtained, the Hedge counterparty, and the term of the Hedge, and (B) at least seven (7) Business Days prior to the commencement of the upcoming Hedge Period, Owner shall provide Fannie Mae with evidence satisfactory to Fannie Mae that the Hedge has been obtained. If Owner fails to provide the foregoing notice and/or satisfactory evidence, Fannie Mae is hereby granted the right to direct on behalf of Owner that the interest rate on such Related Bonds be (x) adjusted to a Reset Rate pursuant to the Related Indenture, (y) converted to a Fixed Rate pursuant to the Related Indenture, or (z) adjusted to, or remain at, the Weekly Variable Rate pursuant to the Related Indenture, without a Hedge being in place (without waiving any right to declare an Event of Default under this Agreement because of Owner's failure to comply with the requirements of this section 3.1). Fannie Mae shall have the right at any time to revoke any prior direction it may give in connection with any proposed adjustment or conversion of the interest rate on any issue of Related Bonds as contemplated above in this section 3.1, without waiving any of its rights under this Agreement. A copy of any such direction or revocation of a direction shall be given to Owner promptly after it is issued. Fannie Mae shall have the further right, in its discretion, to take no action upon Owner's failure to provide timely notice and/or evidence as required by this section or otherwise to comply with this section, without waiving any of its rights under this Agreement. Owner hereby appoints Fannie Mae, through any duly authorized officer of Fannie Mae, as Owner's attorney-in-fact, with full authority in the place and stead of Owner and in the name of Owner or otherwise, from time to time in Fannie Mae's discretion, to take any action and to execute any instrument which Fannie Mae may deem necessary or advisable to accomplish the purposes of this section 3.1. Owner agrees that the power of attorney established pursuant to this section 3.1 shall be deemed coupled with an interest and shall be irrevocable.


                                  ARTICLE IV.

                FANNIE MAE REIMBURSEMENT; FEES; INDEMNIFICATION

      SECTION 4.1       REIMBURSEMENT OBLIGATIONS UNDER RELATED FANNIE MAE
                        --------------------------------------------------
COLLATERAL AGREEMENTS.
---------------------

            (a) REIMBURSEMENT OBLIGATIONS UNDER RELATED FANNIE MAE COLLATERAL AGREEMENTS. Owner unconditionally promises and agrees that:

                  (i) Advances other than for Purchased Bonds. By 2:00 p.m. Washington, D.C. time on each date on which Fannie Mae shall have provided an Advance (other than an Advance with respect to Related Purchased Bonds), Owner

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

      shall, without notice or demand, pay Servicer for remittance to Fannie Mae, an amount equal to the amount of such Advance;

                  (ii) Withdrawals other than for Purchased Bonds. After first paying all amounts payable pursuant to subsection (i) above, by 2:00 p.m., Washington, D.C. time on each date on which the Related Trustee with respect to any Related Bonds shall have made a Withdrawal (other than a Withdrawal with respect to Related Purchased Bonds), Owner shall, without notice or demand, pay Servicer, for remittance to such Related Trustee for deposit into the Principal Reserve Fund with respect to such Related Bonds, an amount equal to the amount of such Withdrawal;

                  (iii) Advances With Respect to Related Purchased Bonds. In reimbursement for an Advance with respect to Related Purchased Bonds, by 2:00 p.m. Washington, D.C. time on (A) the effective date of any Alternate Credit Facility or (B) the first to occur of the date (1) on which the Tendered Bonds purchased with such Advance are (x) remarketed by the Remarketing Agent with respect to such Related Bonds and the proceeds of the remarketing are delivered to the Related Trustee (but only to the extent of such remarketing proceeds), or (y) redeemed or otherwise paid in full and canceled or (2) on which the Related Fannie Mae Collateral Agreement either terminates in full or terminates as a liquidity facility for the Related Bonds or (3) which is the last day of the Remarketing Period with respect to such Related Purchased Bonds, Owner shall, without notice or demand, pay Servicer for remittance to Fannie Mae, an amount equal to the amount of such Advance then outstanding;

                  (iv) Withdrawals With Respect to Related Purchased Bonds. In reimbursement for a Withdrawal with respect to Related Purchased Bonds, by 2:00 p.m. Washington, D.C. time on (A) the effective date of any Alternate Credit Facility or (B) the first to occur of the date (1) on which the Tendered Bonds purchased with such Withdrawal are (x) remarketed by the Remarketing Agent with respect to such Related Bonds and the proceeds of the remarketing are delivered to the Related Trustee (but only to the extent of such remarketing proceeds), or (y) redeemed or otherwise paid in full and canceled or (2) on which the Related Fannie Mae Collateral Agreement either terminates in full or terminates as a liquidity facility for the Related Bonds or (3) the last day of the Remarketing Period with respect to such Related Purchased Bonds, Owner shall, without notice or demand, pay Servicer, for remittance to the Related Trustee for deposit into the Principal Reserve Fund with respect to the Related Bonds, an amount equal to the amount of such Withdrawal then outstanding; and

                  (v) Activity Fee. Owner shall, without notice or demand, pay Servicer for remittance to Fannie Mae the Activity Fee, pursuant to section 4.4(b) hereof, with respect to (A) the amount outstanding from time to time of all Advances and (B) the amount outstanding from time to time of all Withdrawals described in

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

      section 4.1(a)(ii), in each case until such amounts have been fully and completely paid, provided, however, with respect to Advances made to purchase Related Purchased Bonds, the Activity Fee shall be due and payable while such Advance has not been reimbursed by Owner (or the Principal Reserve Fund has not been replenished, as the case may be) on the first Business Day of each month and on the date such Advance is reimbursed in full.

            (b) CREDITS RELATING TO REMARKETING PROCEEDS AND THE CANCELLATION OF PURCHASED BONDS. Owner's obligation to reimburse Fannie Mae and/or replenish the Principal Reserve Fund for amounts described in clauses (iii), (iv) and (v) of section 4.1(a) to the extent Advances or Withdrawals relate to Related Purchased Bonds shall be reduced as and to the extent that remarketing proceeds become available and are applied to such reimbursement and/or replenishment. In addition, the obligation to replenish a Withdrawal which was used to purchase Related Purchased Bonds shall be satisfied upon the date such Related Purchased Bonds are canceled; provided that so long as no Event of Default has occurred and is continuing, no such cancellation may occur during the Remarketing Period without Owner's consent.

            (c) FUNDS DEEMED ADVANCED UNDER RELATED FANNIE MAE COLLATERAL AGREEMENTS. Owner and Fannie Mae acknowledge and agree that any reference in this Agreement to payments made under any Related Fannie Mae Collateral Agreement or to the provision by Fannie Mae of funds under any Related Fannie Mae Collateral Agreement (or words of similar import) shall, for all purposes under this Agreement, including Owner's obligation to reimburse Fannie Mae and to pay the Activity Fee, be construed to refer, in addition, to any and all funds that, pursuant to any written agreement between the Servicer and Fannie Mae, are advanced by the Servicer or which otherwise would have been required to be advanced by Fannie Mae under any Related Fannie Mae Collateral Agreement but for the advance of the Servicer. No agreement between the Servicer and Fannie Mae pursuant to which the Servicer may advance funds on behalf of Fannie Mae shall be construed to create a guaranty or other surety obligation by the Servicer with respect to Owner's Obligations.

      SECTION 4.2       FEES AND EXPENSES.
                        -----------------

            In addition to Owner's obligations set forth in section 4.1 and in the other Transaction Documents, Owner hereby agrees absolutely and unconditionally to pay, or cause to be paid, to Fannie Mae or Servicer, as the case may be, the following:

            (a) any and all reasonable fees, costs, charges and expenses (including the reasonable fees and expenses of attorneys, accountants and other experts) which Fannie Mae or Servicer may pay or incur in connection with any payment under any Related Fannie Mae Collateral Agreement, including payments of any fees and charges in connection with any accounts established to facilitate payments under any Related Fannie Mae Collateral

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

Agreement, or the performance of Fannie Mae's obligations under any Related Fannie Mae Collateral Agreement;

            (b) any and all reasonable out-of-pocket fees, costs, charges and expenses (including the reasonable fees and expenses of attorneys, accountants and other experts) which Fannie Mae may pay or incur in connection with the approval and documentation of any Hedge arrangement;

            (c) the amount of any reasonable out-of-pocket fees, costs, charges or expenses (including fees and expenses of attorneys, accountants and other experts) incurred by Fannie Mae or Servicer in connection with the administration of this Agreement or any of the other Transaction Documents;

            (d) the amount of any out-of-pocket fees, costs, or charges or expenses (including the reasonable fees and expenses of attorneys, accountants and other experts) incurred by Fannie Mae or Servicer in connection with the preservation of rights or remedies under this Agreement or any of the other Transaction Documents;

            (e) the amount of any out-of-pocket fees, costs, or charges or expenses (including the reasonable fees and expenses of attorneys, accountants and other experts) incurred by Fannie Mae or Servicer, if an Event of Default has occurred and is continuing, in connection with the enforcement of this Agreement or any of the other Transaction Documents or in connection with the foreclosure upon, sale of or other disposition of any security granted pursuant to the Transaction Documents;

            (f) any and all reasonable fees, costs, charges and expenses (including the reasonable fees and expenses of attorneys, accountants and other experts) incurred by Fannie Mae or Servicer in connection with the disbursement or application of insurance or condemnation awards, proceeds, payments or damages to the costs of restoration and repair of any Property;

            (g) any payments or advances (other than Advances and Withdrawals) made by Fannie Mae or Servicer on behalf of Owner pursuant to any of the Transaction Documents;

            (h) all reasonable out-of-pocket expenses incurred in connection with or related to the execution and delivery of the Related Fannie Mae Collateral Agreements, the sale of the Bonds or the Obligations and the preparation and review of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including fees payable to any agencies rating the Bonds or the Obligations from which ratings were requested and received, any tax or governmental charge imposed in connection with the execution and delivery of the Related Fannie Mae Collateral Agreements and the reasonable fees and disbursements of Fannie Mae's and Servicer's counsel and accountants, including reasonable out-of-pocket fees and expenses relating to any (i) amendments, consents or waivers to this Agreement or any of the other Transaction Documents (whether or not any such amendments, consents or waivers are entered into), (ii) requests to evaluate any substitute or additional collateral, (iii) proposed Hedge arrangement, (iv) proposed or actual change in the mode of interest borne by the Bonds, or (v) proposed or actual release or substitution of a Property; and

            (i) all documentary stamp, recording, transfer, mortgage, intangible or filing or other taxes or fees and any and all liabilities with respect to, or resulting therefrom which are payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of or filing of record, recordation, release or discharge of, this Agreement, the Mortgages, or any other Transaction Document; and

            (j) interest on any and all amounts referred to in paragraphs (a) through (i) of this section 4.2 from the date when due under this Agreement until payment of all such amounts in full, payable at the Activity Rate, in immediately available funds.

All amounts to be paid pursuant to clauses (a) through (j) of this section 4.2 shall be payable separate and apart from principal, interest and other amounts due under the Mortgage Loans. Prior to an Event of Default or a Potential Event of Default all such amounts shall be due and payable within thirty (30) days of Owner's receipt of written demand therefor and upon the occurrence of and during the continuance of an Event of Default or a Potential Event of Default all such amounts shall be due and payable on demand. So long as no Potential Event of Default or Event of Default shall exist and be continuing, Fannie Mae will use reasonable efforts to avoid unnecessary duplication of third party fees and expenses. Upon request by Owner, Fannie Mae will provide reasonable supporting back-up documentation for invoiced fees and expenses.

      SECTION 4.3       PAYMENT OF FEES AND EXPENSES.
                        ----------------------------

            (a) BOND FEES. In addition to the foregoing, Owner shall pay, or cause to be paid, when due, the ongoing fees and expenses of the Issuer, the Related Trustee, the Remarketing Agent, any tender agent and any rebate analyst (collectively, the "BOND FEES") with respect to each issue of Related Bonds. Such Bond Fees shall be paid by Owner in accordance with the terms of the Related Bond Property Loan Documents and the Related Bond Documents. The Bond Fees, as of the Restatement Closing Date with respect to each issue of Related Bonds, are set forth on Exhibit A.

            (b) FANNIE MAE ADVANCES. Fannie Mae shall have the right but not the obligation to pay any fee or expense due and owing by Owner pursuant to sections 4.2 and 4.3 or any Financing Agreement on behalf of Owner if Owner fails to pay such fee or expense when due, unless Owner is contesting such fee in good faith and otherwise in accordance with the terms of the Transaction Documents. If Fannie Mae pays any such fee

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

or expense, Owner shall pay such amount and the Activity Fee relating to such amount to Fannie Mae in the same manner as any Advance.

            (c) PREPAYMENT PREMIUM. Owner agrees to pay the Prepayment Premium pursuant to each Related Mortgage Note (i) whether prepayment of such Related Mortgage Note is voluntary or involuntary (in connection with acceleration of the unpaid principal balance of such Related Mortgage Note) or the Related Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding) and in lieu of foreclosure or by any other means and (ii) in the event that an Alternate Credit Facility is provided to the Related Trustee in substitution for the Related Fannie Mae Collateral Agreement.


      SECTION 4.4       FACILITY AND ACTIVITY FEES.
                        --------------------------

            In addition to any other fees and amounts payable to Fannie Mae under this Agreement or the other Transaction Documents, the following fees shall be payable by Owner to Fannie Mae with respect to the Related Fannie Mae Collateral Agreements, the Mortgage Documents and the Bonds:

            (a) FACILITY FEE. Owner shall, in consideration of Fannie Mae's entering into the Related Fannie Mae Collateral Agreements and so long as any Related Fannie Mae Collateral Agreement shall remain in effect, be responsible for paying to Servicer, for remittance to Fannie Mae, a facility fee (the "FACILITY FEE"). The Facility Fee shall be calculated and is payable with respect to each series of Related Bonds as follows:

                  (i) the product of the Credit Enhancement Component multiplied by the difference between (x) the outstanding principal balance of the Mortgage Loan with respect to such Related Bonds and (y) the sum of
      (A) the Allocated Release Price Cash Collateral, if any, with respect to such Related Bonds, plus (B) the principal amount (without regard to earnings) from time to time on deposit in the Principal Reserve Fund with respect to such Related Bonds; plus

                  (ii) the product of the Reserve Component multiplied by the sum of (x) the Allocated Release Price Cash Collateral, if any, with respect to such Related Bonds, plus (y) the principal amount (without regard to earnings) from time to time on deposit in the Principal Reserve Fund with respect to such Related Bonds, if any; plus

                  (iii) for any period during which either (x) the Weekly Variable Rate is in effect with respect to such Related Bonds, or (y) the Reset Rate is in effect for a Reset Period less than five (5) years with respect to such Related Bonds, the product of .125% per annum, or 12.5 basis points, multiplied by the outstanding principal balance of the Mortgage Loan with respect to such Related Bonds; plus

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

                  (iv) the product of the Servicing Fee Component multiplied by the outstanding principal amount of the Mortgage Loan with respect to such Related Bonds; plus

The Facility Fee shall be calculated as of the first (1st) day of each month based on the amount then on deposit in the Principal Reserve Fund for each Mortgage Loan. The Facility Fee shall be payable monthly in arrears, on the first day of each month, as part of the Mortgage Note Rate (but without duplication) under each of the Related Mortgage Notes. The initial payment for the month in which the applicable Related Bonds are issued shall be a prorated amount if the applicable Related Bonds are issued on other than the first day of a month, such proration to be determined by multiplying the fee otherwise payable for the entire month by a fraction, the numerator of which is the number of days in such month from and including the date on which the applicable Related Bonds are issued to and including the last day of the month and the denominator of which is the number of days in such month.

            (b) ACTIVITY FEE. In addition to the Facility Fee, Owner shall, in consideration of Fannie Mae providing the Fannie Mae Collateral Agreements, pay to Servicer, for the account of and remittance to Fannie Mae, an activity fee (the "ACTIVITY FEE") with respect to each Advance and each Withdrawal (other than Withdrawals with respect to Related Purchased Bonds). The Activity Fee shall, with respect to each Advance and each Withdrawal (other than Withdrawals with respect to Related Purchased Bonds), be an amount equal to the amount of such Advance or Withdrawal, as the case may be, outstanding from time to time multiplied by the Activity Rate and further multiplied by a fraction, the numerator of which is the number of days that such Advance or Withdrawal is outstanding (i.e., until Fannie Mae is reimbursed for such Advance or until the Principal Reserve Fund is replenished for such Withdrawal, in either case in accordance with section 4.1) and the denominator of which is 365 days or 366 days, as applicable. The Activity Fee shall be payable so long as the Advance or Withdrawal (other than Withdrawals with respect to Related Purchased Bonds) remains unreimbursed, in whole or in part, to Fannie Mae. Fannie Mae shall be deemed to have been reimbursed if and when a payment is made to Servicer, or the Principal Reserve Fund is replenished, as the case may be, in accordance with the terms of this Agreement. The Activity Fee shall not be due to Fannie Mae if Fannie Mae is reimbursed for all funds provided under the Related Fannie Mae Collateral Agreement by 2:00 p.m., Washington, D.C. time, on the date on which Fannie Mae shall have provided such funds. Any reimbursement payment received after 2:00 p.m., Washington, D.C. time, shall be treated as if it were paid at 9:00 a.m., Washington, D.C. time, on the next Business Day. The Activity Fee shall be payable initially on the first (1st) day of each month following any Advance or Withdrawal and shall be payable on the first (1st) day of each successive month for so long as such Advance or Withdrawal shall remain outstanding. Notwithstanding anything herein to the contrary:

            (i) Owner shall not be required to pay the Activity Fee on Withdrawals with respect to Related Purchased Bonds; and

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

            (ii) so long as no Event of Default exists, each installment of the Activity Fee payable in connection with an Advance with respect to Related Purchased Bonds shall be reduced by an amount equal to the Facility Fee Credit (as defined below). For purposes of this section 4.4(b), the "FACILITY FEE CREDIT" shall equal: (A) the Facility Fee paid by Owner with respect to the time period for which each such Activity Fee installment is due minus the portion of such Facility Fee attributable to the Servicing Fee Component; multiplied by (b) a fraction, the numerator of which is the amount of such Advance and the denominator of which is the outstanding principal balance of the Mortgage Loan with respect to such Related Purchased Bonds.

The Activity Fee shall be otherwise due and payable as provided in this Agreement. Upon receipt by Servicer, the Activity Fee shall be remitted immediately to Fannie Mae.

      SECTION 4.5       INDEMNIFICATION.
                        ---------------

            (a) INDEMNIFICATION. Owner hereby releases Fannie Mae, Servicer and their respective officers, directors, members, shareholders, officials, agents, independent contractors and employees and each of them and each Person, if any, who controls Fannie Mae or Servicer within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (each an "INDEMNIFIED PARTY"), from, and covenants and agrees to indemnify, hold harmless and defend each such indemnified party from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs, charges or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and costs of investigation) and obligations whatsoever to the extent the same are or result in actual loss, cost or expense (but excluding consequential damages) to the indemnified party (herein collectively referred to as "LIABILITIES") of any nature arising out of, relating to or in connection with: (i) the transactions provided for in this Agreement or the other Transaction Documents or otherwise in connection with any Property, the Bonds, the Mortgage Loans or the execution or amendment of any document relating thereto; (ii) the approval (A) by the Related Issuers of the refinancing of the Bond Properties or (B) of the making of the Mortgage Loans; (iii) any act or omission of Owner or any of its partners, agents, servants, employees or licensees, in connection with the Mortgage Loans, the Properties, this Agreement or the other Transaction Documents; (iv) the issuance and sale, resale or remarketing of any Bonds or any certifications or representations made by any person (other than any Issuer or the party seeking indemnification in connection therewith), related to (A) any untrue statement or alleged untrue statement of a material fact contained in any offering documents relating to any of the Bonds or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than with respect to information provided or omitted to be provided by Fannie Mae or Servicer for the respective sections of such offering documents relating to Fannie Mae or Servicer) or (B) the violation by Owner of any Federal, state or local securities or real estate laws, rules

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

or regulations in connection with the issuance, offer and sale of any of the Bonds; (v) the operations of any Property, or the conditions, occupancy, use, possession, conduct or management of work done in or about, or from the planning, design, acquisition, installation or construction of any Property, or any part of any Property; (vi) the exercise by Fannie Mae or Servicer of their respective powers or duties under this Agreement or any other Transaction Document; (vii) any Related Trustee's acceptance or administration of the trusts created by the Related Indenture and the exercise of its powers or duties thereunder, and under any Regulatory Agreement or any other agreements in connection therewith to which it is a party; (viii) errors, omissions, interruptions, losses or delays in transmission or delivery of any messages by mail, cable, telegraph, telex, telephone or otherwise; (ix) any other circumstances whatsoever in making or failing to make payment under any Related Fannie Mae Collateral Agreement; (x) the Sleepy Hollow Public Improvements Agreement or the Sleepy Hollow Public Improvements Deed of Trust or from any claim, action, proceeding, judgment, order or process arising from, based upon or growing out of the Sleepy Hollow Public Improvements Agreement or the Sleepy Hollow Public Improvements Deed of Trust; and (xi) all reasonable costs, counsel fees, expenses or liabilities incurred in connection with any such claim or proceeding referred to in clauses (i) through (x) above; provided, however, that the foregoing indemnification shall not be effective to the extent such Liabilities are caused by the gross negligence, willful misconduct or bad faith breach of an express contractual payment obligation of an indemnified party. Neither Fannie Mae nor Servicer shall have any liability to Owner or to any other person as a result of any reduction of the credit rating of any of the Bonds or any deterioration of Fannie Mae's financial condition, nor shall any such reduction or deterioration reduce or diminish in any respect Owner's obligations under this Agreement. In the event that any action or proceeding is brought against any indemnified party with respect to which indemnity may be sought hereunder, Owner, upon written notice from the indemnified party, shall assume the investigation and defense thereof, including the employment of counsel selected by Owner, but acceptable to the indemnified party, and shall assume the payment of all expenses related thereto, with full power to litigate, compromise or settle the same in its discretion, provided that if such settlement or compromise shall contain or infer an admission regarding, or relating in any way to, any indemnified party, such indemnified party shall have the right to review and approve or disapprove any such compromise or settlement. Each indemnified party shall have the right, if such indemnified party shall conclude in good faith that a conflict of interest exists, to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and Owner shall pay the reasonable fees and expenses of such separate counsel. If separate counsel are employed as described above, Owner and any such indemnified party agree to cooperate as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding, including making available to each other, and their counsel and accountants, all books and records relating to such action, suit or proceeding. If any such counsel determines that the rendering of such assistance will adversely affect the defense or interests of its client, such counsel shall not be required to comply with the terms of the immediately preceding sentence.

            Notwithstanding the foregoing, upon any permitted transfer of any Property to another Person, or the release of any Property from the lien of any Mortgage, or the foreclosure of the lien of any Mortgage, Owner shall remain obligated to indemnify each indemnified party pursuant to this section 4.5 with respect to (but only with respect to) acts occurring prior to the date of permitted transfer of legal title to such Property or release of such Property from the lien of any Mortgage or foreclosure of the lien of any Mortgage, as applicable (irrespective of when a claim is actually made), subject to subsection 4.5(b).

            (b) SURVIVAL. The indemnity provisions of this section 4.5 shall survive the termination of this Agreement and foreclosure or release of the Mortgages or other disposition of the Properties until the sooner of the expiration of the applicable statute of limitations or six years following such termination, foreclosure or release, as applicable.

      SECTION 4.6       LIABILITY OF OWNER.
                        ------------------

            Subject to section 4.14, the obligations of Owner under this Agreement shall be absolute, unconditional and irrevocable and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including the following circumstances: (a) any invalidity or unenforceability of this Agreement or any of the other Transaction Documents or any other agreement or instrument related to such Transaction Documents; (b) any amendment or waiver of, or any consent to or departure from, the terms of this Agreement, any Related Fannie Mae Collateral Agreement, any of the other Transaction Documents, or any other agreement or instrument related to the Transaction Documents, any extensions of time or other modifications of the terms and conditions for any act to be performed in connection with this Agreement, any Related Fannie Mae Collateral Agreement, or any of the other Transaction Documents, other than any amendment, waiver, consent, extension or modification entered into in strict accordance with the terms of this Agreement provided that any of the foregoing are made in accordance with the provisions of the relevant document; (c) the existence of any claim, set-off, defense or other right which Owner may have at any time against any Issuer, any Related Trustee, any tender agent, Fannie Mae, Servicer, Remarketing Agent or any other Person, whether in connection with this Agreement, any of the other Transaction Documents, any Property, or any unrelated transaction; (d) the surrender or impairment of any security for the performance or observance of any of the agreements or terms of this Agreement or the other Transaction Documents; (e) defect in title to any Property, any acts or circumstances that may constitute failure of consideration, destruction of, damage to or condemnation of any Property, commercial frustration of purpose, or any change in the tax or other laws of the United States of America or of the State or any political subdivision of either; (f) the breach by any Issuer, any Related Trustee, any tender agent, Servicer, Remarketing Agent, Fannie Mae or any other Person of its obligations under any Transaction Document or (g) any other circumstance, happening or omission whatsoever.

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

      SECTION 4.7       FANNIE MAE AND SERVICER NOT LIABLE.
                        ----------------------------------

            Neither Fannie Mae, Servicer nor any of their officials, officers, directors, members, shareholders, agents, independent contractors or employees shall be responsible for or liable to Owner, its Affiliates or any of Owner's or its Affiliates' members, partners, Affiliates, independent contractors or employees for (i) any act or omission of Fannie Mae, Servicer or any other Person made in good faith with respect to the validity, sufficiency, accuracy or genuineness of documents, or of any endorsement(s) thereon (except for documents and endorsements provided by Fannie Mae or Servicer, as applicable), even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Related Fannie Mae Collateral Agreement or the rights or benefits under any Related Fannie Mae Collateral Agreement or proceeds under any Related Fannie Mae Collateral Agreement in whole or in part, that may prove to be invalid or ineffective for any reason, (iii) failure of any Related Trustee to comply fully with all conditions required in order to effect any Advance, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopier or otherwise; (v) for any loss or delay in the transmission or otherwise of any document or draft required in order to make any Advance, or (vi) any consequences arising from causes beyond the control of Fannie Mae. In furtherance and not in limitation of the foregoing, Fannie Mae (or Servicer) may accept documents that appear on their face to be valid and in order, without any responsibility for further investigation. None of the above shall affect, impair, or prevent the vesting of rights or powers of Fannie Mae or Servicer under this Agreement. In furtherance and extension and not in limitation of the specific provision set forth above, any action taken or omitted by Fannie Mae under or in connection with any Transaction Document or any related certificates or other documents shall be binding upon Owner, the Related Trustee, the Issuer, the Remarketing Agent and the tender agent and shall not under the Related Fannie Mae Collateral Agreement put Fannie Mae under any resulting liability to any of them except to the extent that such action or omission of Fannie Mae is attributable to Fannie Mae's gross negligence, willful misconduct or bad faith breach of an express contractual payment obligation.

      SECTION 4.8       WAIVERS AND CONSENTS.
                        --------------------

            OWNER AGREES TO BE BOUND BY THIS AGREEMENT AND TO THE EXTENT PERMITTED BY LAW, (A) WAIVES AND RENOUNCES ANY AND ALL REDEMPTION AND EXEMPTION RIGHTS AND THE BENEFIT OF ALL VALUATION AND APPRAISAL PRIVILEGES AGAINST THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR BY ANY EXTENSION OR RENEWAL OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS; (B) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT, NOTICES OF NONPAYMENT AND OF DISHONOR, PROTEST OF DISHONOR AND NOTICE OF PROTEST; (C) WAIVES ALL NOTICES IN CONNECTION WITH THE DELIVERY AND

ACCEPTANCE OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND ALL OTHER NOTICES IN CONNECTION WITH THE PERFORMANCE, DEFAULT OR ENFORCEMENT OF THE PAYMENT OF ANY OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXCEPT AS REQUIRED BY THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS; (D) AGREES THAT ITS LIABILITIES UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE UNCONDITIONAL AND WITHOUT REGARD TO THE LIABILITY OF ANY OTHER PERSON; AND (E) AGREES THAT ANY CONSENT, WAIVER OR FORBEARANCE UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS WITH RESPECT TO AN EVENT SHALL OPERATE ONLY FOR SUCH EVENT AND NOT FOR ANY SUBSEQUENT EVENT.

      SECTION 4.9       SUBROGATION.
                        -----------

            Owner acknowledges that Fannie Mae is to be fully subrogated to the extent of any payment made by Fannie Mae pursuant to any Related Fannie Mae Collateral Agreement, any additional interest due on any late payment, to the rights of the Related Trustee and the respective Bondholders to any moneys paid or payable under the Related Bonds and all security therefor under the Related Indenture. Owner agrees to such subrogation and further agrees to execute such instruments and to take such actions as, in the judgment of Fannie Mae, are necessary to evidence such subrogation and to perfect the rights of Fannie Mae to the extent necessary to provide reimbursement hereunder.

      SECTION 4.10      APPLICATION OF PAYMENTS.
                        -----------------------

            Payments made by Owner in respect of the Obligations shall be applied in the manner provided in the Mortgage Documents.

      SECTION 4.11      PLEDGE OF RIGHTS TO CERTAIN FUNDS AND INVESTMENTS.
                        -------------------------------------------------

            To secure Owner's obligations under this Agreement, to the extent, if any, that Owner retains an interest in and to all funds and accounts and investments of funds and accounts now or hereafter held by: (a) the Related Trustees under the Related Indentures as security for the payment of the Bonds, including the Principal Reserve Funds, and any and all loan funds, escrow funds, revenue funds, debt service funds, reserve funds, redemption funds and other funds and securities and other instruments comprising investments of any of the foregoing and interest and other income derived from any of the foregoing held as security for the payment of the Bonds, Owner hereby pledges and assigns to Fannie Mae and grants to Fannie Mae a security interest in such funds, accounts, and investments which pledge, assignment and grant shall be subject only to the rights of each Related Trustee under the Related Indenture) and (b) by Servicer with respect to payments payable under any of the Transaction Documents including the Replacement Reserve Funds and any and all escrow funds, completion repair funds and other funds, and any securities and other instruments comprising investments of any of the foregoing and interest income and other proceeds derived from any of the foregoing. Owner covenants and agrees that it will defend Fannie Mae's rights and security interests created by this section 4.11 against the claims and demands of all Persons except the Related Trustee. In addition to its other rights and remedies under this Agreement and the other Transaction Documents, Fannie Mae shall have all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law with respect to the security interests created by this section 4.11, subject only to the rights of the Related Trustees under the Related Indentures. Fannie Mae's rights under this section 4.11 are in addition to, and not in lieu of, its rights and remedies described elsewhere in this Agreement.

      SECTION 4.12      PURCHASED BONDS.
                        ---------------

            Owner acknowledges that any Purchased Bonds (as defined in the Related Indenture) will be purchased for and registered in the name of Owner, to the extent that Fannie Mae has provided the funds to purchase such Purchased Bonds or moneys in the applicable Principal Reserve Fund were used for such purposes and will be pledged to Fannie Mae pursuant to the Related Pledge Agreement.

      SECTION 4.13      CASH COLLATERAL.
                        ---------------

            In addition to the pledge and security interest granted to Fannie Mae by Owner pursuant to section 4.11, as separate and additional security for Owner's obligations under this Agreement, Owner shall pledge and assign to Fannie Mae, and grant to Fannie Mae a first priority security interest in, all of Owner's right, title and interest in and to each Property Account, the Central Account and the Cash Collateral by executing and delivering to Fannie Mae the Cash Management Agreement on the Fannie Mae Facility Closing Date. Owner covenants and agrees that it will defend Fannie Mae's rights and security interest created by this section 4.13 and the Cash Management Agreement against the claims and demands of all Persons. The Property Accounts, the Central Account and the Cash Collateral shall be pledged, assigned, secured, maintained, invested and disposed of pursuant to the Cash Management Agreement.

      SECTION 4.14      NONRECOURSE OBLIGATIONS.
                        -----------------------

            (a) NON-RECOURSE LIABILITY. Subject to the provisions of sections 4.14(b) and 4.14(c) and notwithstanding any other provision in the Related Mortgage Notes, the Mortgages or any other Transaction Document, the personal liability of Owner, QRS Partner, OP Partner and any other person or entity to pay and perform the Obligations shall be limited to (i) the real and personal property described as "Property" in the Mortgages, (ii) the personal property described in and pledged under any other Mortgage Document, (iii) the rents, profits, issues, products and income of the Properties received or collected by or on behalf of Owner (the "RENTS AND PROFITS") while an Event of Default exists to the extent not used to pay Operating Expenses then due and payable as of the time of receipt of such Rents and Profits, or to pay principal and interest then due and payable under the Related Mortgage Notes, any other sums then due and payable under the Mortgages or any other Mortgage Document (including deposits or reserves due under any Mortgage Document) and any other Obligations then due and owing to Fannie Mae under this Agreement, except in each case to the extent that (x) Owner did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such sums or (y) Fannie Mae was unwilling to disburse such Rents and Profits from the Central Account established pursuant to the Cash Management Agreement. Except as provided in sections 4.14(b) and 4.14(c), notwithstanding the terms and provisions of the Note or any other Transaction Document, Fannie Mae shall not seek or obtain (A) any judgment for a deficiency or money damages against Owner, QRS Partner or OP Partner, or Owner's, QRS Partner's or OP Partner's heirs, legal representatives, successors or assigns, in any action to enforce any right or remedy under the Related Mortgage Notes, the Mortgages, this Agreement or any of the other Transaction Documents, or (B) any judgment on any of the Related Mortgage Notes, the Mortgages, this Agreement, any of the other Transaction Documents or the Obligations except as may be necessary in any action brought under any of the Mortgages to enforce the lien against the Property encumbered thereby or to exercise any remedies under any other Mortgage Documents, so long as no judgment, order, decree or other relief in the nature of a personal or deficiency judgment is sought to be enforced against Owner, QRS Partner, OP Partner or any other Person.

            (b) EXCEPTIONS TO NON-RECOURSE LIABILITY. If, without obtaining Fannie Mae's prior written consent, (i) a "Transfer" shall occur which, pursuant to Uniform Covenant 19 of the any of the Mortgages, gives Fannie Mae the right, at its option, to declare all sums secured by any such Mortgage immediately due and payable, (ii) Owner shall encumber any Property with the lien of any "Subordinate Instrument" (as defined in the Related Mortgage with respect to such Property) in connection with any financing by Owner, or (iii) Owner shall cease to be a Single-Purpose entity, any of such events shall (after the expiration of any applicable notice and cure period) constitute an Event of Default hereunder and under the other Mortgage Documents, and if any such event shall continue for (thirty) 30 days after notice from Fannie Mae, then, from and after the date that is (thirty) 30 days after such notice, (x) section 4.14(a) shall not apply to, and (y) Owner, QRS Partner and OP Partner shall be personally liable on a joint and several basis for full recourse liability under this Agreement and the other Mortgage Documents for, Fannie Mae's actual loss, cost and expense (including reasonable attorney's fees and expenses but excluding consequential damages) suffered or incurred by Fannie Mae to the extent suffered or incurred by Fannie Mae as a result of any event or occurrence described in clauses (i) through (iii) of this section 4.14(b).

            (c) EXCEPTIONS TO EXCULPATION. Notwithstanding section 4.14(a), Owner, QRS Partner and OP Partner, shall be personally liable on a joint and several basis, in the amount of Fannie Mae's actual loss, damage or cost (including but not limited to attorneys' fees and expenses but excluding consequential damages) to the extent suffered or incurred by Fannie Mae as a result of (1) fraud or intentional misrepresentation by Owner, Owner's employees, QRS Partner or OP Partner, in connection with obtaining the Mortgage Loans evidenced by the Related Mortgage Notes, obtaining the credit enhancement evidenced by the Related Fannie Mae Collateral Agreements, or in complying with any of Owner's Obligations, (2) Insurance Proceeds, Condemnation Proceeds, and security deposits from tenants received by or on behalf of Owner in its capacity as owner of the Properties and not being applied in accordance with the provisions of the Mortgages (except to the extent that Owner did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments), (3) all Rents and Profits (except to the extent that (x) Owner did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such sums, or (y) Fannie Mae was unwilling to disburse such Rents and Profits from the Central Account established pursuant to the Cash Management Agreement) received after an Event of Default (or within the one-hundred and eighty (180) day period immediately prior to the occurrence of an Event of Default) not being applied (a) to the payment of the Operating Expenses then due and payable, and (b) to the payment of principal and interest due under the Related Mortgage Notes, any other sums then due and payable under the Mortgages or any other Mortgage Document (including deposits or reserves due under any Mortgage Document) and any other Obligations then due and owing to Fannie Mae under this Agreement, except in each case to the extent that (i) Owner did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct the disbursement of such sums, or (ii) Fannie Mae was unwilling to disburse such Rents and Profits from the Central Account established pursuant to the Cash Management Agreement, (4) Owner's failure to deposit all Gross Cash Flow into the Property Accounts in accordance with the Cash Management Agreement (except to the extent that Owner did not have the legal right because of a bankruptcy, receivership or similar judicial proceeding to deposit such sums), (5) Owner's failure following an Event of Default to deliver to Fannie Mae on demand all books and records relating to the Properties, or (6) Owner's indemnification obligations set forth in section 4.5(a), excluding indemnification obligations set forth in (A) clauses (i),
(ii)(B), (iii), (v) and (vi) of section 4.5(a), (B) clause (vii) of section 4.5(a) to the extent such indemnification obligation includes the payment or performance by Owner of its obligations with respect to the Mortgage Loans or this Agreement, (C) clause (ix) of section 4.5(a) to the extent such indemnification obligation does not relate to claims by third parties for failure to make payments under any Related Fannie Mae Collateral Agreement, and
(D) clause (xi) of section 4.5(a) to the extent the costs, fees, expenses or liabilities referenced in such clause relate to an indemnification obligation referred to in clauses (A), (B) or (C) of this sentence.

            (d)   NO IMPAIRMENT OF CERTAIN RIGHTS.  No provision of this section
4.14 shall (i) affect any guaranty or similar agreement executed in connection with Mortgage Loans evidenced by the Related Mortgage Notes or otherwise in connection with the Obligations, (ii) release or reduce the Obligations or the debt evidenced by the Related Mortgage Notes, (iii) impair the right of Fannie Mae to enforce the provisions of Paragraph 6.B ("Environmental Hazards") of each Mortgage, (iv) impair the lien of any Mortgage or (v) impair the right of Fannie Mae to enforce the provisions of any Cash Management

Agreement, any Replacement Reserve Agreement, the Assignment of Management Agreement, any Hedge Security Agreement or any other agreement defined as an "Ancillary Collateral Agreement" in any Mortgage; provided that the personal liability of Owner, QRS Partner and OP Partner shall be limited as provided in sections 4.14(a), (b), and (c). Notwithstanding anything to the contrary in the Related Mortgage Notes or any Bond Property Loan Document, the provisions of this section 4.14 and not the provisions of Sections 10 or 11 of the Related Mortgage Notes shall control and govern the rights and obligations of Fannie Mae and Owner with respect to the personal liability of Owner regardless of whether Fannie Mae is exercising remedies (directly or indirectly) under the Reimbursement Mortgages and other documents evidencing or securing the Obligations or under all or any of the Related Mortgage Notes, the Related Bond Mortgages or the Bond Property Loan Documents with respect to any Bond Property.

      SECTION 4.15      APPLICATION FOR RELATED FANNIE MAE COLLATERAL
                        ---------------------------------------------
AGREEMENTS.
----------

            Upon the terms and subject to the conditions set forth in this Agreement and subject to the condition that the Mortgage Loans be originated by an independent third-party lender or issuer and comply with the other requirements of the Fannie Mae Charter Act for multifamily loans, Owner hereby applies to Fannie Mae for and hereby requests Fannie Mae, and Fannie Mae agrees, to enter into the Related Fannie Mae Collateral Agreements in the Facility Amount with respect to the Related Bonds. While each Mortgage Loan and the Related Fannie Mae Collateral Agreement represents a separate and independent obligation of Owner and Fannie Mae, respectively, Owner acknowledges that, in requesting Fannie Mae to execute and deliver the Related Fannie Mae Collateral Agreements, it intends that the Mortgage Loans be treated as if they were a single, integrated Indebtedness of Owner. Accordingly, Owner agrees that if it fails to pay fully, when due, any amount payable under any Related Mortgage Note or its Related Mortgage, then Fannie Mae may elect to treat the amount owing with respect to such Related Mortgage Note or its Related Mortgage as being due and owing by Owner, on a pro rata basis, under each of the other Mortgages. Similarly, if Owner fails to pay fully, when due, to Fannie Mae any other amount which Owner is obligated to pay under this Agreement, the unpaid amount shall be deemed to be due and owing by Owner on a pro rata basis with respect to each of the Properties. It is a material part of the consideration for Fannie Mae's agreement to execute and deliver the Related Fannie Mae Collateral Agreements that Owner not be able to put one or more Mortgage Loans in default without putting all Mortgage Loans in default. Accordingly, Owner expressly agrees that irrespective of the actual payments made by it under the Mortgage Loans or this Agreement, if the amount actually paid is not sufficient to pay fully and timely all such obligations, then the failure to pay shall exist with respect to all the Mortgage Loans notwithstanding that the amount paid was sufficient to pay fully some but not all of the amounts due and owing with respect to the Mortgage Loans or other Obligations.

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

      SECTION 4.16      BOND MATTERS.
                        ------------

            Fannie Mae shall provide its written consent to the exercise by Owner of the purchase in lieu of redemption provisions in a Related Indenture so long as:

            (a) Fannie Mae determines that its obligations, risks and liabilities will not be increased in any respect as a result of the proposed purchase in lieu of redemption;

            (b) Owner has provided to the Related Trustee Available Monies (as defined in the Related Indenture) to fund such purchase of the Related Bonds on behalf of Owner pursuant to the Related Indenture, and Fannie Mae reasonably determines that no part of such funds may be subject to avoidance or any other recovery or disgorgement pursuant to the Bankruptcy Code, as amended (including sections 544, 547, 549 or 550 thereof), or any other applicable bankruptcy or insolvency laws;

            (c)   no Event of Default or Potential Event of Default exists; and

            (d) Owner has provided evidence satisfactory to Fannie Mae that upon such purchase in lieu of redemption Fannie Mae will no longer be obligated to make payments with respect to such Related Bonds pursuant to the Related Fannie Mae Collateral Agreement.

            Fannie Mae shall provide such written consent within ten (10) Business Days from the date that Fannie Mae receives each of (i) Owner's written request for such consent and (ii) all of the information required by Fannie Mae in the preceding clauses (a) through (d).


                                   ARTICLE V.

               SUBSTITUTION, RELEASE, AND ADDITION OF PROPERTIES;
                    REUNDERWRITING; PRINCIPAL RESERVE FUNDS

      SECTION 5.1       ALLOCABLE FACILITY AMOUNT.
                        -------------------------

            Fannie Mae shall determine the Allocable Facility Amount for each Property on or before September 30th of each year (commencing September 30, 1997) during the term of this Agreement (the "DETERMINATION DATE"). Once determined by Fannie Mae as aforesaid, the Allocable Facility Amount for each Property shall be promptly disclosed to Owner by Fannie Mae and shall remain in effect until the next Determination Date, unless sooner modified in connection with the addition of a New Property pursuant to section 5.4.

      SECTION 5.2       SUBSTITUTION OF ADDITIONAL MORTGAGED PROPERTIES.
                        -----------------------------------------------

            At Owner's request, an Additional Mortgaged Property shall be released from the lien of the Related Mortgage and the collateral derived from such Additional Mortgaged Property (such as the related Principal Reserve Fund) shall be released to Owner, and a New Additional Property substituted therefor, if each of the following conditions are met:

            (a) The New Additional Property has a Value equal to or greater than the product of 125% (the "SUBSTITUTION PERCENTAGE") multiplied by the Minimum Substitute Property Value of the Released Property;

            (b) The New Additional Property has Net Operating Income (as determined by Fannie Mae in its discretion) for the 12 month period ending within 60 days of the date this test is applied, equal to or greater than the Net Operating Income (as determined by Fannie Mae in its discretion) of the Additional Mortgaged Property being released from the lien for the corresponding 12 month period multiplied by the Substitution Percentage;

            (c) No Event of Default or Potential Event of Default shall have occurred and be continuing;

            (d) Owner shall cause the Released Property to be immediately conveyed by Owner to OP Partner, or such other purchaser as Owner may otherwise determine, provided that with the consent of Fannie Mae, which consent will not be unreasonably withheld, Owner or, if applicable, the related Nominee Corp., may continue to own the Released Property for up to one year following the date the lien of the Related Mortgage is released pursuant to this section;

            (e) The New Additional Property meets all of Fannie Mae's then applicable underwriting criteria;

            (f) All documentation relating to the foregoing is acceptable to Fannie Mae in its discretion in all respects, including legal opinions, title insurance, Security Instruments, Replacement Reserve Agreements, assignments and any amendments to this Agreement or the other Transaction Documents; and

            (g) With respect to each proposed New Additional Property, Owner shall pay Fannie Mae and Servicer a due diligence fee plus all reasonable costs and expenses (including legal fees and expenses) incurred by Fannie Mae or Servicer in connection with the foregoing. Such amounts shall be paid by Owner on or prior to the closing date of such substitution or, if such substitution fails to close within thirty (30) days of Owner's receipt of invoices therefor (and if requested by Owner, reasonable supporting back-up invoices evidencing such items), and shall be payable regardless of whether the property substitution does or does not (for any reason) ultimately occur.

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

      SECTION 5.3       RELEASE OF PROPERTIES.
                        ---------------------

            At Owner's request, a Property shall be released from the lien of the Related Mortgage and all collateral derived from such Property (such as the related Principal Reserve Fund and the related Property Account) shall be released to Owner, without another Multifamily Residential Property being substituted therefor, if each of the following conditions are met:

            (a) Owner shall, at Owner's option, either redeem (using funds from the Principal Reserve Fund or otherwise) or otherwise remove Bonds from the credit facility evidenced by this Agreement and/or post cash collateral in a manner acceptable to Fannie Mae in its discretion, in either case in an amount equal to 110% of the Allocable Facility Amount of the Released Property; the following shall be credited toward such amount: (i) if the Released Property is a Bond Property, the principal amount of Related Bonds outstanding with respect to such Bond Property immediately prior to such release (provided, that, the requirements of section 5.3(c) have been satisfied), plus (ii) the amount of any other Bonds redeemed by Owner to obtain such release, plus (iii) the amount of any cash collateral ("RELEASE PRICE CASH COLLATERAL") that has been deemed acceptable by Fannie Mae and posted by Owner to obtain such release;

            (b) No Event of Default or Potential Event of Default shall have occurred and be continuing;

            (c) If the Released Property is a Bond Property, then either (i) the Related Fannie Mae Collateral Agreement with respect to such Bond Property, if any, shall terminate on or before the Released Property is released from the lien of any Related Mortgage, or (ii) Fannie Mae, in its discretion, shall have consented to the transfer of the Bond Property and the assumption of the Related Mortgage Note, the Related Mortgage and the other related Transaction Documents, in accordance with section 5.6;

            (d) Owner shall cause the Released Property to be immediately conveyed by Owner to OP Partner, or such other purchaser as Owner may determine, provided that with the consent of Fannie Mae, which consent will not be unreasonably withheld, Owner or, if applicable, the related Nominee Corp., may continue to own the Released Property for up to one year following the date the lien of the Related Mortgage is released pursuant to this section;

            (e) All documentation relating to the foregoing is acceptable to Fannie Mae in all respects, including legal opinions, release documentation and any amendments to this Agreement or the other Transaction Documents; and

            (f) Owner shall pay, with respect to each Released Property, to Fannie Mae and Servicer, a due diligence fee plus all out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by Fannie Mae or Servicer in connection with the foregoing. Such amounts shall be paid by Owner on or prior to the closing date of such release, or if such release fails to close, within thirty (30) days of Owner's receipt of invoices therefor (and if requested by Owner, reasonable supporting back-up invoices evidencing such items), and shall be payable regardless whether the property is or is not (for any reason) ultimately released from the lien of a Mortgage.

      SECTION 5.4       ADDITION OF NEW PROPERTIES TO THE CREDIT FACILITY.
                        -------------------------------------------------

      (a) At the request of Owner and Servicer, Fannie Mae may, from time to time, consent to the addition of a New Bond Property or a New Additional Property (as distinct from the substitution of Additional Mortgaged Properties which is governed by section 5.2) to the Fannie Mae Credit Facility; provided, however, that

                  (i) such consent may be granted or withheld by Fannie Mae in its discretion;

                  (ii) the underwriting with respect to each such New Property shall be conducted by Servicer and reviewed by Fannie Mae and shall take into account all facts and circumstances deemed relevant by Servicer and Fannie Mae in their discretion;

                  (iii) the terms and conditions relating to the addition of such New Property shall be determined by Servicer and Fannie Mae in their discretion;

                  (iv) all documentation deemed necessary by Servicer or Fannie Mae for the making of a new loan, if applicable, and the addition of such New Property shall be fully executed and delivered by each party thereto and shall be in form and substance acceptable to Servicer and Fannie Mae in their discretion;

                  (v) any loan made in conjunction with the addition of such New Property must be originated by Servicer, another multifamily seller/servicer approved under Fannie Mae's Delegated Underwriting and Servicing product line, the bond trustee or issuer and otherwise comply with applicable Fannie Mae Charter Act requirements; and

                  (vi) Owner shall pay or cause to be paid all reasonable fees, charges and expenses (including fees and expenses of attorneys, accountants and other experts) incurred by or on behalf of Fannie Mae or Servicer in connection with the addition of such New Property in accordance with section 4.2.

            (b) The addition of any New Bond Property and any New Additional Property to the Facility shall become effective only upon satisfaction of all requirements in section 5.4(a) and Fannie Mae's execution and delivery to Owner of a Confirmation of Addition of New Property, substantially in the form of Exhibit G attached hereto (a "NEW

PROPERTY CONFIRMATION"), which New Property Confirmation shall be given as of the date the New Property is added to the Facility and shall specify whether such New Property is a New Bond Property or a New Additional Property. Upon the execution and delivery of the New Property Confirmation in accordance with this section 5.4, this Agreement shall be automatically deemed amended and supplemented to incorporate the terms and provisions of such New Property Confirmation including any provisions:

                  (i) specifying the Credit Enhancement Component, the Reserve Component with respect to such New Bond Property;

                  (ii) specifying the amendment and restatement of any of the Exhibits to this Agreement; and

                  (iii) modifying the Allocable Facility Amount of all or any of the Properties.

      SECTION 5.5       PORTFOLIO REUNDERWRITING.
                        ------------------------

            (a) At Owner's request, made not more frequently than once in each twenty-four month period and not more than seven times in the aggregate during the term of the Fannie Mae Credit Facility, Servicer shall reunderwrite at the sole cost and expense of Owner (using then current standard Fannie Mae underwriting criteria) the Value of each Property and the Aggregate Debt Service Coverage Ratio (each such event, a "REUNDERWRITING"). Solely for purposes of this section 5.5, earnings upon all Release Price Cash Collateral and earnings upon amounts contained in the Principal Reserve Funds with respect to each Mortgage Loan shall be treated as a component of Owner's aggregate Net Operating Income.

            (b) Upon any such Reunderwriting, Owner shall have the right to obtain a release of either some or all of the Release Price Collateral and/or one or more of the Additional Mortgaged Properties (and, but only in Fannie Mae's discretion, the Principal Reserve Fund) and all other Collateral relating thereto, if each of the following conditions are met:

            (i) Fannie Mae determines that, after giving effect to each such release, the Aggregate Facility Amount will be equal to or less than the Reunderwriting LTV Testpoint multiplied by the aggregate amount of (x) the Value of each Property, plus (y) the amount of all Release Price Cash Collateral (excluding interest earnings), plus (z) the amounts contained in the Principal Reserve Fund with respect to each Mortgage Loan (excluding interest earnings);

            (ii) the Aggregate Debt Service Coverage Ratio exceeds the Reunderwriting DSC Testpoint;

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

            (iii) no Event of Default or Potential Event of Default shall have occurred and be continuing;

            (iv) if in connection with such Reunderwriting Owner requests the release of an Additional Mortgaged Property, Owner shall cause such released Additional Mortgaged Property to be immediately conveyed by Owner to OP Partner, or such other purchaser as Owner may determine, provided that with the consent of Fannie Mae, which consent will not be unreasonably withheld, Owner or, if applicable, the related Nominee Corp., may continue to own the released Additional Mortgaged Property for up to one year following the date the lien of the Related Mortgage is released pursuant to this section;

            (v) all documentation relating to the release is acceptable to Fannie Mae in all respects, including legal opinions, release documentation and any amendments to this Agreement or the other Transaction Documents; and

            (vi) Owner shall pay to Fannie Mae and Servicer their then applicable charges relating to the Reunderwriting and all of their respective reasonable fees and expenses and costs (including legal fees and expenses) incurred by such parties in connection with the Reunderwriting and any release of Collateral resulting from such Reunderwriting. Such amounts shall be paid by Owner promptly upon receipt of invoices therefor (and if requested by Owner, reasonable supporting back-up invoices evidencing such items), and shall be payable regardless whether any Collateral is or is not (for any reason) ultimately released.

      SECTION 5.6       CERTAIN PERMITTED TRANSFERS.
                        ---------------------------

            (a) CONDITIONS TO PERMITTED TRANSFERS. At the request of Owner, Fannie Mae shall, from time to time, consent to Owner's sale and transfer of a Bond Property subject to Fannie Mae credit enhancement (a "PROPOSED TRANSFER") to an independent third-party purchaser if Fannie Mae determines that each of the following conditions have been satisfied in full:

            (i) no Event of Default or Potential Event of Default shall have occurred and be continuing either immediately before or immediately after giving effect to the Proposed Transfer;

            (ii) at the time of such Proposed Transfer, Fannie Mae continues to provide credit enhancement, and if applicable, liquidity support, with respect to new bond transactions similar to the Related Bonds, pursuant to guaranteed mortgage pass-through certificates or collateral agreements, as the case may be, similar to the Related Fannie Mae Collateral Agreement and the provision of such credit enhancement and liquidity support continues to be permitted under the Fannie Mae Charter Act;

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

            (iii) Owner shall either redeem or otherwise remove Bonds from the Fannie Mae Credit Facility and/or post cash collateral in a manner acceptable to Fannie Mae, in either case in an amount equal to 110% of the Allocable Facility Amount of the Bond Property that is proposed to be transferred, which redemption, removal or cash collateral requirement shall be satisfied by (1) the amount of the Related Bonds outstanding immediately prior to the Proposed Transfer, plus (2) the amount of any other Bonds redeemed by Owner to obtain approval of such transfer, plus
      (3) the amount of any Release Price Cash Collateral posted by Owner to obtain approval for the Proposed Transfer;

            (iv) the proposed transferee shall be a Single-Purpose entity, shall not be an Affiliate of Owner or any other EQR Party and meets the eligibility, credit, management and otherwise satisfies the then applicable underwriting standards customarily applied by Fannie Mae for approval of new borrowers (the "PROPOSED TRANSFEREE");

            (v) Owner causes to be submitted to Fannie Mae all information required by Fannie Mae to evaluate the Proposed Transferee and the Bond Property proposed to be transferred as if a new loan were being made to the Proposed Transferee and secured by the Bond Property proposed to be transferred;

            (vi) at the time of such Proposed Transfer, the Bond Property proposed to be transferred shall be subject to re-underwriting in accordance with Fannie Mae's then applicable standards (including satisfaction of loan to value ratio requirements, debt service coverage ratio requirements, physical maintenance requirements, replacement reserve requirements and all other applicable conditions, requirements and limitations) customarily applied by Fannie Mae for approval of new loans secured by liens on new Multifamily Residential Properties and such re-underwriting shall be conducted by or on behalf of Servicer and Fannie Mae taking into account all facts and circumstances deemed relevant by Servicer and Fannie Mae;

            (vii) the Proposed Transferee shall: (1) assume all of the obligations of Owner under and with respect to the Related Bonds, the other Related Bond Documents, the Bond Property Loan Documents with respect to such Bond Property and the related Fannie Mae credit enhancement Facility pursuant to documentation in form and substance acceptable to Fannie Mae; (2) enter into a reimbursement agreement and such other documentation deemed necessary by Fannie Mae to evidence and secure its reimbursement and other obligations to Fannie Mae; (3) agree to credit enhancement pricing and, if applicable, liquidity pricing that shall be determined by Fannie Mae; and (4) amend, modify, supplement or amend and restate the Related Bond Documents and the Bond Property Loan Documents with respect to such Bond Property, all as deemed necessary by Fannie Mae;

            (viii)Owner shall have obtained the consent of the Issuer with respect to the Related Bonds, the Related Trustee and each other party to the Related Bond Documents and the Bond Property Loan Documents that is required under the terms of such documents to consent to a transfer of the Bond Property;

            (ix) all documentation relating to the foregoing shall be acceptable to Fannie Mae in all respects, including legal opinions, release documentation and any amendments to this Agreement or the other Transaction Documents; and

            (x) Owner or the Permitted Transferee shall have paid to Fannie Mae it customary transfer and assumption fees consisting of a $3000 non-refundable application fee and, upon completion of the Proposed Transfer transaction, a transfer fee equal to one percent (1%) of the Allocable Facility Amount of the Bond Property that is proposed to be transferred. In addition, Owner shall have paid to Fannie Mae and Servicer, customary due diligence fees plus all reasonable costs and expenses (including legal fees and expenses) incurred by Fannie Mae or Servicer in connection with the foregoing, to the extent such expenses exceed $3000. Such additional amounts shall be paid by Owner on or prior to the closing date of the Proposed Transfer, or if such Proposed Transfer fails to close, within thirty (30) days of Owner's receipt of invoices therefor (and if requested by Owner, reasonable supporting back-up materials evidencing such items), and shall be payable regardless of whether the Bond Property is or is not (for any reason) ultimately transferred; and

            (xi) Owner or the Permitted Transferee shall have paid to the appropriate parties all other fees, costs and expenses (including legal fees and expenses) payable by Owner to each of the related Issuer, the Related Trustee, the related Remarketing Agent, Fannie Mae and Servicer under the terms of the Bond Property Loan Documents and the Bond Documents with respect to such Bond Property in connection with the Proposed Transfer.

            (b) PERMITTED TRANSFERS. Fannie Mae's consent to a Proposed Transfer shall become effective upon (i) Fannie Mae's determination, that each of the conditions set forth above have been satisfied in full, and (ii) Fannie Mae's execution and delivery to Owner of a written instrument releasing (in whole or in part, as applicable) Owner from its obligations to Fannie Mae (but solely to Fannie Mae), if any, under and with respect to the Related Bonds, the other Related Bond Documents, the Bond Property Loan Documents with respect to such Bond Property, and the related Facility and confirming that each of the conditions set forth in section 5.6(a) above have been satisfied in full and releasing Owner from its Obligations under this Agreement (except as such release is limited by section 4.5) solely to the extent such Obligations relate to the Bond Property to be released. Any transfer of a Bond Property consented to by Fannie Mae in accordance with the provisions set forth above (a "PERMITTED TRANSFER") shall be made together with and subject to (1) the Related Bonds, (2) the other Related Bond Documents (subject to any amendments and modifications required by Fannie Mae in accordance with subsection (a) above), (3) the

Bond Property Loan Documents with respect to such Bond Property (subject to any amendments and modifications required by Fannie Mae in accordance with subsection (a) above), and (4) Fannie Mae credit enhancement with respect to such Bond Property. Notwithstanding anything herein or in the Bond Property Loan Documents with respect to such Bond Property to the contrary, Owner shall not be required to pay the Prepayment Premium otherwise required under any the Related Mortgage Note in connection with a Permitted Transfer.

      SECTION 5.7       PRINCIPAL RESERVE FUND.
                        ----------------------

            (a) Owner shall establish the Principal Reserve Funds in accordance with the Related Indenture. So long as no Event of Default or no Potential Event of Default has occurred and is continuing, investment income derived from amounts on deposit in the Principal Reserve Funds shall be paid to Owner by the Related Trustees to the extent and in the manner provided in the Related Indenture.

            (b) Payments into any Principal Reserve Fund shall not for any purpose be deemed to reduce the outstanding principal amount of any Related Mortgage Note.

            (c) At the request of Owner, Fannie Mae shall direct the Related Trustee to apply funds in a particular Principal Reserve Fund to make an optional redemption of a corresponding principal amount of the Related Bonds, if each of the following conditions are met:

                  (i)   no Event of Default has occurred and is continuing; and

                  (ii) either (x) Owner has the right under Section 214 of the Related Indenture to direct the optional redemption of the Related Bonds, or (y) Owner elects to prepay all (but not part) of the Related Bonds in connection with a condemnation or casualty of a Property.

            (d) Upon the occurrence and during the continuance of an Event of Default or a Potential Event of Default, Fannie Mae shall have the absolute right, in its discretion, to apply the funds in the Principal Reserve Funds in accordance with sections 7.2(a)(iv) and 7.2(b).

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

      SECTION 5.8       CREDIT ENHANCEMENT OF THE SPRINGS COLONY REFUNDING BOND
                        -------------------------------------------------------
ISSUE.
-----

            (a) AGREEMENT TO CREDIT ENHANCE. Subject to satisfaction in full of the conditions and limitations set forth in sections 5.8(b) and 5.8(c), at the request of Owner and Servicer, Fannie Mae will provide credit enhancement and liquidity support for the Springs Colony Refunding Bonds (the "SPRINGS COLONY CREDIT ENHANCEMENT") by issuing a collateral agreement substantially in the form and substance of the Related Fannie Mae Collateral Agreements. Fannie Mae's obligation to issue the Springs Colony Credit Enhancement shall not be subject to the conditions set forth in section 5.2 or 5.4. The Credit Enhancement Component and the Reserve Component with respect to such Springs Colony Refunding Transaction shall be equal to the Credit Enhancement Component and the Reserve Component with respect to the other issues of Related Bonds, subject to adjustment as set forth in section 5.8(d).

            (b) CERTAIN CONDITIONS TO SPRINGS COLONY CREDIT ENHANCEMENT. Fannie Mae's obligation to issue the Springs Colony Credit Enhancement shall be subject to Fannie Mae's determination in Fannie Mae's discretion that each of the following conditions have been satisfied in full:

                  (i) The Springs Colony Refunding Transaction shall close on or before January 31, 1997, or such later date as may be requested by Owner and agreed to by Fannie Mae in its discretion (the "REFUNDING COMMITMENT TERMINATION DATE");

                  (ii) No Event of Default or Potential Event of Default shall have occurred and be continuing and prior to the addition of the Springs Colony Refunding Transaction to the Fannie Mae Credit Facility, the subject property shall not have suffered any fire, destruction or other casualty or any condemnation which, in Fannie Mae's reasonable determination, has a Material Adverse Impact on such property;

                  (iii) The mortgage loan with respect to the Springs Colony Refunding Transaction (the "SPRINGS COLONY REFUNDING MORTGAGE LOAN") shall be originated by an independent third-party lender or issuer and comply with applicable Fannie Mae Charter Act requirements;

                  (iv) All documentation (including any amendments to this Agreement and the other Transaction Documents) relating to the Springs Colony Refunding Transaction shall be the same in all material respects as the documentation relating to the existing Bonds, subject to such modifications as may be necessary and which, in any event, are agreed to by Owner and approved by Fannie Mae in its discretion. In addition, the terms and conditions of the Springs Colony Refunding Bonds, the related bond documents, mortgage loan documents and other documents delivered in connection with the Springs Colony Refunding Transaction (the "SPRINGS COLONY REFUNDING DOCUMENTS"), shall be satisfactory to Fannie Mae, including the following:

            (A) such Springs Colony Refunding Transaction shall be incorporated into and be governed by the terms of this Agreement;

            (B) the principal amount of the Springs Colony Refunding Mortgage Loan shall be equal to or less than $9,350,000.00;

            (C) the terms and conditions governing the availability of and conversion between interest rate modes applicable to the Springs Colony Refunding Transaction and the Springs Colony Refunding Mortgage Loan shall conform to the interest rate mode provisions applicable to the existing Bonds and the existing Mortgage Loans;

            (D) the Maturity Date of the Springs Colony Refunding Mortgage Loan shall be September 1, 2026, and the principal amortization schedule of such Springs Colony Refunding Mortgage Loan shall be sufficient to cause such Springs Colony Refunding Mortgage Loan to fully amortize by September 1, 2026;

            (E) the Springs Colony Refunding Documents shall contain cross-default and cross-collateralization provisions that conform to the existing Transaction Documents; and

            (F) the Springs Colony Refunding Transaction shall be subject to the interest rate protection provisions of section 3.1;

            Notwithstanding the foregoing, the Prepayment Premium with respect to the Springs Colony Refunding Transaction shall continue for not less than seven (7) years from the Fannie Mae Facility Closing Date;

                  (v) Owner shall execute and deliver to Fannie Mae (A) a certificate in form and substance approved by Fannie Mae confirming that all of the representations and warranties set forth in this Agreement are true, correct and complete in all material respects after giving effect to the Springs Colony Refunding Transaction and (B) a certificate confirming that no Event of Default or Potential Event of Default exists or will exist after giving effect to such Springs Colony Refunding Transaction;

                  (vi) The Springs Colony Refunding Documents with respect to the Springs Colony Refunding Bonds shall provide that so long as Fannie Mae provides credit enhancement for such Springs Colony Refunding Bonds, only Fannie Mae shall provide liquidity support;

                  (vii) Each of Owner and OP Partner, to the extent applicable, shall have delivered to Fannie Mae appropriate evidence, satisfactory to Fannie Mae, of its authority to execute and deliver the Springs Colony Refunding Documents to which it is a party;

                  (viii) Fannie Mae shall have received from Servicer such representations, warranties, undertakings and such other certificates as Fannie Mae shall customarily require relating to the Springs Colony Refunding Transaction;

                  (ix) Fannie Mae shall have received satisfactory evidence that all conditions to the effectiveness and enforceability of the Springs Colony Refunding Documents have been fully satisfied, including:

            (A) opinions of counsel to Owner concerning such matters as Fannie Mae may reasonably require relating to the Springs Colony Refunding Transaction;

            (B) such opinions of bond counsel, trustee's counsel and issuer's counsel, and such other opinions and certificates as Fannie Mae shall reasonably require relating to the Springs Colony Refunding Transaction;

            (C) certified copies of all consents and authorizations (including Governmental Approvals, if any), necessary for the Springs Colony Issuer or Owner to execute, deliver and perform their respective obligations under the applicable Springs Colony Refunding Documents;

            (D) certified copies of (x) the issuer's charter or certificate of incorporation and by-laws, if any, (y) the resolution or resolutions of such issuer authorizing the execution, delivery and performance of its obligations under the Springs Colony Refunding Documents to which it is a party and (z) certified copies of all other documents evidencing any other official action of such issuer taken with respect thereto as each such item is then in full force and effect;

      All legal opinions relating to the Springs Colony Refunding Transaction shall be the same in all material respects as the opinions relating to the existing Transaction Documents and otherwise in form and substance satisfactory to Fannie Mae;

                  (x) Fannie Mae shall have received copies of all documents relating to the closing of such Springs Colony Refunding Transaction, authenticated to Fannie Mae's reasonable satisfaction;

                  (xi) Fannie Mae shall have received true and correct copies of rating letters from the Rating Agency rating the Springs Colony Refunding Bonds confirming that such bonds have received the same rating afforded the other Related Bonds;

                  (xii) Owner shall have executed and delivered to Fannie Mae such amendments and modifications to this Agreement or the other Transaction Documents and Fannie Mae shall have received such other documents, certificates, filings, legal opinions, approvals or instruments, as Fannie Mae shall deem necessary in order to effectuate the Springs Colony Refunding Transaction;

                  (xiii) Fannie Mae shall have received payment in full of all fees and expenses (including reasonable fees and disbursements of Fannie Mae's and the Servicer's counsel and accountants), incurred in connection with or related to the Springs Colony Refunding Transaction and the preparation, review, execution and delivery of the Springs Colony Refunding Documents; and

                  (xiv) Subject to the qualifications set forth above, all documentation relating to the foregoing shall be acceptable to Fannie Mae in its discretion in all respects, including all legal opinions, title insurance policies and endorsements, Security Instruments, replacement reserve agreements, indentures, collateral agreements, assignments and any amendments necessary to this Agreement or the other Transaction Documents.

      (c) CONFIRMATION OF CREDIT ENHANCEMENT OF SPRINGS COLONY REFUNDING TRANSACTION. Upon satisfaction in full of the conditions and limitations set forth in this section 5.8 with respect to the Springs Colony Refunding Bonds, the Springs Colony Project shall thereafter be deemed a New Bond Property and the Springs Colony Refunding Bonds shall be added to the Fannie Mae Credit Facility. The addition of the Spring Colony Refunding Bonds to the Fannie Mae Credit Facility shall become effective only upon Fannie Mae's execution and delivery to Owner of a New Property Confirmation. Upon the execution and delivery of any such New Property Confirmation in accordance with this section 5.8, this Agreement shall be automatically deemed amended and supplemented to incorporate the terms and provisions of such New Property Confirmation.

      (d) CERTAIN ADJUSTMENTS TO CREDIT ENHANCEMENT COMPONENT AND REUNDERWRITING TESTS. Fannie Mae and Owner acknowledge and agree that if the Spring Colony Refunding Bonds fails to be added to the Fannie Mae Credit Facility on or before the Refunding Commitment Termination Date then each of the Credit Enhancement Component, the Reunderwriting LTV Testpoint and the Reunderwriting DSC Testpoint shall be adjusted as follows:

            (A)   the Credit Enhancement Component shall be adjusted to sixty
                  (60) basis points;

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

            (B) the Reunderwriting LTV Testpoint shall be adjusted to fifty-nine and ninety-three one-hundredths percent (59.93%); and

            (C)   the Reunderwriting DSC Testpoint shall be adjusted to 1.71:1;

Any such adjustment shall be deemed to be applicable from and after February 1, 1997. Any such adjustment shall occur automatically without the need for any further writing or agreement between Owner and Fannie Mae; provided, however, that Fannie Mae, upon the written request of Owner, shall deliver confirmation of such adjustments to Owner and Servicer. In no event shall any such adjustment be deemed to apply to any Facility Fee payments due from Owner for the period from the Fannie Mae Facility Closing Date through to and including the Refunding Commitment Termination Date.


                                  ARTICLE VI.

                  SERVICING; REPLACEMENT OF CREDIT ENHANCEMENT

      SECTION 6.1       SERVICING.
                        ---------

            Owner acknowledges that Fannie Mae has designated or may designate an independent contractor to service the Mortgage Loans, the Bond Property Loan Documents and the Reimbursement Loan Documents. Owner agrees that to the extent that any provision in this Agreement or any other Transaction Document requires, at stipulated dates or at the request of Fannie Mae, the delivery by Owner of certain notices, documents, certificates, opinions, and financial or other information to Fannie Mae or the Lender (as such term is used and defined in the Mortgage Documents), all such items shall instead be delivered to, or at the request of, Servicer, subject to the provisions of this section. Owner acknowledges and agrees that Fannie Mae has delegated or may delegate certain functions to Servicer with respect to the Transaction Documents, subject to and in accordance with the Servicing Agreement. Owner further acknowledges and agrees that in connection with any provision in this Agreement or in any other Transaction Document requiring that any notices, documents or other information shall be given to Servicer, or that Servicer shall have the right to request any documents or other information from Owner, Fannie Mae shall have the right to instruct Owner to instead (a) deliver such items directly to Fannie Mae or to such other Person as Fannie Mae may, from time to time, designate, and (b) act in accordance with the instructions of Fannie Mae with respect to any such items or any other rights Servicer may have under this Agreement or under any other Transaction Document. In addition, Owner agrees that any right of Fannie Mae to give or deliver to Owner any notice or other communications, or to receive from Owner any document or other information, may be given, delivered or received by Servicer, unless otherwise directed by Fannie Mae. Owner shall act in accordance with any instructions received from Fannie Mae pursuant to this section. Owner further acknowledges and agrees that Fannie Mae reserves the unconditional right to replace any Servicer with or without cause with a substitute Servicer chosen by Fannie Mae in its discretion; provided, however, that, notwithstanding anything to the contrary set forth herein or in the other Transaction Documents, if Fannie Mae shall terminate and replace Servicer for any reason other than for cause, the Servicing Fee Component with respect to any such successor servicer shall not exceed .125% or 12.5 basis points. Provided that no Event of Default or Potential Event of Default then exists and the Servicer is not then in default, if Fannie Mae elects to replace Servicer, then Owner may recommend a replacement servicer from among three or more potential replacement servicers identified by Fannie Mae, provided that Owner notifies Fannie Mae of its recommendation within ten (10) Business Days of the date Owner is notified of the potential replacement servicers and provided further that the final selection of any potential replacement servicer shall be made by Fannie Mae. If an Event of Default or Potential Event of Default exists or Fannie Mae elects to replace the Servicer because the Servicer is in default of any of its obligations under the Servicing Agreement, then the provisions of the preceding sentence shall not be applicable and Fannie Mae shall have the right to immediately select and install a replacement servicer without prior consultation with or notice to Owner, provided that, if Fannie Mae replaces the Servicer in accordance with the foregoing clause because the Servicer is in default (such replacement servicer, an "INTERIM SERVICER"), then Owner may, within thirty (30) days from the appointment of such Interim Servicer, request that Fannie Mae provide a list of potential permanent replacement servicers as set forth above. Owner may recommend a permanent replacement servicer from such list within ten
(10) Business Days of Owner's receipt of such list, provided further that the final selection of any replacement servicer shall be made by Fannie Mae in its discretion. Owner shall have the right to separately negotiate fees with such servicers, subject to Fannie Mae's determination that such fees are reasonable for the services to be performed.

      SECTION 6.2       REPLACEMENT OF FANNIE MAE CREDIT ENHANCEMENT.
                        --------------------------------------------

            Except as otherwise permitted upon a substitution, release or transfer of a Property pursuant to and in accordance with sections 5.2, 5.3 or 5.6, respectively, Owner will not cause any Related Trustee to terminate any Facility (except in connection with the repayment of all of the outstanding Related Bonds and the Related Mortgage Loans) or replace any Facility with alternate credit enhancement unless prior to or simultaneously with the effectiveness of such termination or replacement:

            (a) the Fannie Mae Credit Facility is replaced on or terminated with respect to all of the outstanding Bonds, and all the Related Fannie Mae Collateral Agreements are terminated;

            (b) the alternate credit enhancer's short term debt obligations are rated in the highest short term category and long term debt obligations are rated at least "A" by the Rating Agencies;

            (c) Owner shall have paid to Fannie Mae the amount of all Advances, Activity Fees and any other outstanding obligations of Owner to Fannie Mae hereunder, whether or not such Advances, Activity Fees or other amounts are otherwise then due;

            (d) Fannie Mae reasonably determines that no part of any payments made by Owner prior to or concurrently with the credit enhancement termination or replacement will likely result in an avoidance or any other recovery or disgorgement pursuant to the Bankruptcy Code, as amended (including sections 544, 547, 549 or 550 thereof) or any other applicable bankruptcy or insolvency law which would result in Fannie Mae having any liability under any Related Fannie Mae Collateral Agreement, or Owner will provide Cash Collateral or make other arrangements acceptable to Fannie Mae in its discretion to ameliorate such risk of avoidance, recovery or disgorgement; and

            (e) Owner shall have paid the Prepayment Premium, if applicable, with respect to the Mortgage Loans in accordance with the requirements of the Related Mortgage Notes calculated based on the assumption that the Mortgage Loan is being prepaid in full on the day immediately preceding the effective date of the alternative credit enhancement or the termination of the Facility as applicable.


                                  ARTICLE VII.

                         EVENTS OF DEFAULT AND REMEDIES

      SECTION 7.1       EVENTS OF DEFAULT.
                        -----------------

            Each of the following events shall constitute an "Event of Default" under this Agreement, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of Owner, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority:

            (a) the occurrence of a default by Owner under any Transaction Document beyond any notice, grace or cure period set forth herein or therein, or the occurrence of any "Event of Default" as defined in any Transaction Document; or

            (b) the failure by Owner to pay when due any amount payable by Owner under any Related Mortgage Note, any Mortgage, this Agreement or any other Transaction Document, including any fees, costs or expenses; or

            (c) the failure by Owner to perform or observe any covenant set forth in subsections 2.2(a), (b), (c), (h), (p), (q), (s), (t), (u), (w), (z) or
(ac), in subsections 2.3 (a)(i), (a)(ii) (other than with respect to omitting to take any action), (a)(iv) (but only with respect to an amendment relating to a matter described in the parenthetical of subsection (a)(iv)),

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

(a)(v)-(vii) inclusive, (b), (e), (f) (but only with respect to Liens granted or conveyed by Owner or an Affiliate of Owner), (g), (h), (i), (j), (k), (m) (but only with respect to changes of Owner's principal place of business that could reasonably be expected to materially and adversely affect the validity, priority, perfection or enforceability of any Transaction Document) or in
Article III; or

            (d) the failure by Owner to perform or observe any covenant set forth in subsection 2.2(d), (e), (f), (g), (j), (k), (l), (m), (n), (o), (r),
(v), (x), (y), (ab), or in subsections 2.3(a)(ii) (with respect to omitting to take any action), (a)(iii), (a)(iv) (with respect to any amendment not relating to a matter described in the parenthetical of subsection (a)(iv)), (c), (d), (f) (other than with respect to Liens granted or conveyed by Owner or any Affiliate of Owner), or (m) (other than with respect to changes of Owner's principal place of business that could reasonably be expected to materially and adversely affect the validity, priority, perfection or enforceability of any Transaction Document), within ten (10) days after receipt of notice from Servicer or Fannie Mae; or

            (e) the failure by Owner to perform or observe any covenant set forth in subsections 2.2(i) or 2.3(l), within twenty (20) days after receipt of notice from Servicer or Fannie Mae, or the failure by Owner to perform or observe any covenant set forth in subsections 2.2(aa) within thirty (30) days after receipt of notice from Servicer or Fannie Mae; or

            (f) any warranty, representation or other written statement made by or on behalf of Owner contained in this Agreement, any other Transaction Document or in any instrument furnished in compliance with or in reference to any of the foregoing, is false or misleading in any material respect on any date when made; or

            (g) any other Indebtedness in an aggregate amount in excess of $500,000 of or assumed by Owner (i) is not paid when due nor within any applicable grace period in any agreement or instrument relating to such Indebtedness or (ii) becomes due and payable before its normal maturity by reason of a default or event of default, however described, or any other event of default shall occur and continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or

            (h)   (i)  Owner, QRS Partner, OP Partner or any Nominee Corp. shall
(A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other similar laws, (D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts as they become due, (F) make a general assignment for the benefit of creditors, (G) assert that Owner, QRS Partner, OP Partner or any Nominee Corp. has no liability or obligations under this Agreement or any other Transaction Document to which it is a party; or (H) take any action for the purpose of effecting any of the foregoing; or (ii) a case or other proceeding shall be commenced against Owner, QRS Partner, OP Partner or any Nominee Corp. in any court of competent jurisdiction seeking (A) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding upon or composition or adjustment of debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of Owner, QRS Partner, OP Partner, any Nominee Corp., or of all or a substantial part of the property, domestic or foreign, of Owner, QRS Partner, OP Partner or any Nominee Corp. and any such case or proceeding shall continue undismissed or unstayed for a period of ninety
(90) consecutive calendar days, or any order granting the relief requested in any such case or proceeding against Owner, QRS Partner, OP Partner or any Nominee Corp. (including an order for relief under such Federal bankruptcy laws) shall be entered and be unstayed; or

            (i) if any provision of this Agreement or any other Transaction Document or the lien and security interest purported to be created hereunder or under any Transaction Document shall at any time for any reason cease to be valid and binding in accordance with its terms on any Issuer, Owner or any Nominee Corp., as the case may be, or shall be declared to be null and void, or the validity or enforceability hereof or thereof or the validity or priority of the lien and security interest created hereunder or under any other Transaction Document shall be contested by Owner or any Nominee Corp. seeking to establish the invalidity or unenforceability hereof or thereof, or any Issuer, Owner or any Nominee Corp., as the case may be, shall deny that it has any further liability or obligation hereunder or thereunder; or

            (j) if a "Transfer" (as defined in any Related Mortgage) shall occur in violation of Uniform Covenant 19 of any Related Mortgage or if any Property or any part thereof is otherwise conveyed, assigned, mortgaged, pledged, leased or encumbered in any way other than as permitted under this Agreement or any Related Mortgage without the prior written consent of Fannie Mae; or

            (k) the execution by Owner of a chattel mortgage or other security agreement on any materials, fixtures or articles used in the construction or operation of the improvements located on any Property or on articles of personal property located therein, or (y) if any such materials, fixtures or articles are purchased pursuant to any conditional sales contract or other security agreement or otherwise so that the ownership thereof will not vest unconditionally in Owner free from encumbrances, or (z) if Owner does not furnish to Fannie Mae upon request the contracts, bills of sale, statements, receipted vouchers and agreements, or any of them, under which Owner claims title to such materials, fixtures, or articles; or

            (l) failure, upon request, to furnish to Fannie Mae the results of official searches made by any Governmental Authority, or failure by Owner to comply with any requirement of any Governmental Authority (not being contested in good faith in accordance with the terms of the Transaction Documents) within thirty (30) days after written notice of such requirement shall have been given to Owner by such Governmental Authority; provided that, if action is commenced and diligently pursued by Owner within such 30 days, then Owner shall have an additional 30 days to comply with such requirement; or

            (m) a dissolution or liquidation for any reason (whether voluntary or involuntary) of Owner, QRS Partner, OP Partner or any Nominee Corp., provided that, in the case of the dissolution of OP Partner, it shall not be an Event of Default if OP Partner is reconstituted within ninety (90) days of such dissolution; or

            (n) if QRS Partner shall fail to qualify as a "qualified REIT subsidiary" or if EQR shall fail to qualify as a real estate investment trust under Subchapter M of the Code; or

            (o) any judgment against Owner or QRS Partner or any attachment or other levy against any portion of Owner's assets with respect to a claim in an amount in excess of $500,000.00 individually and/or $1,000,000.00 in the aggregate remains unpaid, unstayed on appeal undischarged, unbonded, not fully insured (after giving affect to applicable deductibles permitted under the DUS Guide) or undismissed for a period of sixty (60) days; or

            (p)   if, following an optional or mandatory tender of Related
Bonds in accordance with the Related Indenture, the Related Bonds have not been remarketed, but have been purchased by the Related Trustee on behalf of and as agent for Owner with funds provided by Fannie Mae under the Related Fannie Mae Collateral Agreement and such Related Bonds have not been remarketed or redeemed by Owner as of either (i) if no Event of Default or Potential Event of Default has occurred and is continuing as of the date of such optional or mandatory tender, the one-hundred and eightieth (180th) day following such purchase, or
(ii) otherwise, the ninetieth (90th) day following such purchase (such applicable period, the "REMARKETING PERIOD"), then, at any time following the end of such Remarketing Period, and provided the Related Bonds have not then been remarketed, such failed remarketing shall, at Fannie Mae's option, constitute an Event of Default under this Agreement; provided, however, that such Remarketing Period may be extended by Fannie Mae in its discretion; or

            (q) the failure by Owner to maintain insurance with respect to each Property in accordance with the terms of the Related Mortgage with respect to each such Property; or

            (r) the failure by Owner to perform or observe the covenants with respect to Hazardous Materials or Hazardous Materials Laws set forth in any Mortgages or in any other Transaction Document, including the covenants set forth in Paragraph 6.B ("ENVIRONMENTAL HAZARDS") of each Mortgage, within ten
(10) days after receipt of notice from Servicer or Fannie Mae identifying such failure; provided, however, that if in Fannie Mae's judgment, (i) the cure of such failure requires a period in excess of ten (10) days, (ii) such failure will not result in a Material Adverse Effect on Owner or a Material Adverse Impact, and (iii) corrective action is instituted by Owner within such period and pursued diligently and in good faith, then such failure shall not constitute an Event of Default unless such failure is not cured by Owner within forty-five
(45) days after receipt of notice from Servicer or Fannie Mae identifying such failure; or

            (s) the failure by Owner to cause the Gross Cash Flow with respect to any Property to be deposited into the applicable Property Account in accordance with the requirements of the Cash Management Agreement; or

            (t) if any Nominee Corp. shall claim in any formal legal proceeding that such Nominee Corp. owns or holds (except in accordance with the terms of the relevant Nominee Agreement), has conveyed or is entitled to convey any beneficial ownership interests in the relevant Nominee Property or that any Person other than Owner holds any beneficial ownership interest in any such Nominee Property or otherwise has any right, power or authority to direct the respective Nominee Corp. to sell, convey, mortgage, pledge, otherwise encumber, lease, grant easements or take any action with respect to such Nominee Property;

            (u) the failure by Owner to perform or observe any term, covenant, condition or agreement hereunder, other than as set forth in subsections (a) through (t) above, or in any other Transaction Document, within thirty (30) days after receipt of notice from Servicer or Fannie Mae identifying such failure; provided, however, that if in Fannie Mae's judgment, (i) the cure of such failure requires a period in excess of thirty (30) days, (ii) such failure will not result in a Material Adverse Effect on Owner or a Material Adverse Impact, and (iii) corrective action is instituted by Owner within such period and pursued diligently and in good faith, then such failure shall not constitute an Event of Default unless such failure is not cured by Owner within sixty (60) days after receipt of notice from Servicer or Fannie Mae identifying such failure; or

            (v) Owner, QRS Partner, OP Partner, any Nominee Corp. or any Issuer shall have asserted that it has no liability or obligations under this Agreement or under any Transaction Document to which it is a party or that the liens and the security interests purported to be created by the Mortgage Documents shall not be a valid and perfected first priority security interest subject to no Liens except Permitted Liens; or any Governmental Authority having jurisdiction over Owner, QRS Partner, OP Partner, any Nominee Corp. or any Issuer shall find or rule that any material provision of this Agreement or any Transaction Document to which it is a party is not valid and binding on such person or that the lien and the security interest purported to be created by any Mortgage Document shall not be a valid and perfected first priority security interest subject to no Liens except Permitted Liens; or

            (w) a Reset Period expires and Owner has not either (i) received the prior written consent of Fannie Mae to a change in Mode or the maintenance of the existing Mode or (ii) delivered Alternate Credit Facilities in accordance with the terms of the Related Bond Documents and section 6.2.

      SECTION 7.2       REMEDIES.
                        --------

            (a) REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default, Fannie Mae may in its discretion, but shall not be obligated to, exercise any or all of the following remedies:

                  (i) declare all amounts payable by Owner under this Agreement or the other Transaction Documents to be forthwith due and payable, and the same shall thereupon become due and payable without demand, presentment, protest or notice of any kind, all of which are hereby expressly waived; or

                  (ii) exercise all or any of its rights and remedies as it may otherwise have under Applicable Law and under this Agreement or the other Transaction Documents or otherwise by such suits, actions, or special proceedings in equity or at law, or by proceedings in the office of any board or officer having jurisdiction, either for specific performance of any covenant or agreement contained in this Agreement or any other Transaction Document, or in aid or execution of any power therein granted or for the enforcement of any proper legal or equitable remedy; or

                  (iii) demand and Owner shall provide cash collateral or Government Obligations in the full amount of the outstanding obligations under all of the Bonds whether or not due and payable; or

                  (iv) apply all or any portion of the Collateral to any Obligations or other obligation of Owner under this Agreement or any other Transaction Document, in such amounts, at such times and in such order as determined by Fannie Mae in its discretion. Owner acknowledges that this may include, among other things, applying funds or directing any Related Trustee or Servicer, as the case may be, to apply funds on deposit in a Principal Reserve Fund, any Property Account or the Central Account to prepay the applicable Related Bonds or to prepay any other Related Bonds or reimbursement or other payment obligations under this Agreement or any other Transaction Document. Such funds may be applied to prepay or reduce amounts outstanding under one or more Related Bonds regardless of whether such amounts are then due and owing; or

                  (v) deliver to the Related Trustees written notice that an Event of Default has occurred under this Agreement and directing the Related Trustees to take such action pursuant to the Transaction Documents as Fannie Mae may determine, including a request that the Related Trustees declare the principal of all or a portion of the Related Bonds then outstanding and the interest accrued thereon to be immediately due and payable in accordance with the terms and conditions of the Related Indentures.

            (b) REMEDIES UPON A POTENTIAL EVENT OF DEFAULT. Notwithstanding anything in this Agreement or in any other Transaction Document to the contrary, upon the occurrence of a Potential Event of Default, Fannie Mae may in its discretion, but shall not be obligated to, apply all or any funds in any of the Principal Reserve Funds or direct any Related Trustee or Servicer, as the case may be, to apply funds on deposit in any of the Principal Reserve Funds to prepay the applicable Related Bonds (regardless of whether such amounts are then due and owing), in such amounts, at such times and in such order as determined by Fannie Mae in its discretion.

            (c) ISSUER DEFAULTS. Notwithstanding anything in this Agreement, any Bond Document or any other Transaction Document to the contrary, Fannie Mae acknowledges and agrees that if Fannie Mae shall be entitled to declare an Event of Default under this Agreement, any Related Mortgage Note or any Mortgage solely as the result of an Issuer Default (as defined below) then:

      (i) Fannie Mae shall not declare such Event of Default so long as (A) no portion of the trust estate created, or any other collateral held, under the Related Indenture is subject to an automatic stay or otherwise adversely impacted as a result of such Issuer Default, (B) Fannie Mae determines in Fannie Mae's discretion, that neither (1) the validity, enforceability or priority of the liens and security interests held by Fannie Mae (in whole or in part) in any of the Collateral or (2) any of the Obligations of Owner to Fannie Mae, are being challenged by any party or otherwise adversely impacted in any way as a result of such Issuer Default, and (C) Fannie Mae determines in Fannie Mae's discretion, that Fannie Mae's failure to declare such Event of Default shall not result in Fannie Mae being in default of any of its obligations under the Related Fannie Mae Collateral Agreement; and

      (ii) in the event Fannie Mae elects to declare an Event of Default as the result of an Issuer Default, then Fannie Mae agrees that it shall first accelerate only the indebtedness evidenced by the Related Mortgage Note and that from and after the date of such acceleration Owner shall have ten (10) Business Days to repay such Related Mortgage Note in full (together with any additional amounts due under the applicable Related Bonds in respect of the amount repaid under such Related Mortgage Note, including accrued interest on the Related Bonds to the date of redemption, and the premium, if any, payable to the applicable Bondholders by reason of such redemption, any prepayment premium due pursuant to the Related Mortgage Note and any other additional amounts due in accordance with section 2.2(s)); provided, however, that, notwithstanding any such payment in full, Owner shall not be entitled to a release of the related Bond Mortgage or the related Reimbursement Mortgage unless Owner satisfies all of the requirements of section 5.3. If such Related Mortgage Note is repaid in full on or before the tenth (10th) Business Day after the date of such acceleration, then Fannie Mae shall not accelerate any of the other Mortgage Loans or exercise any other remedies on account of such Issuer Default. If Owner fails to repay such Related Mortgage Note in full on or before such tenth
            (10th) Business Day, then Fannie Mae may in its discretion, but shall not be obligated to, exercise any or all of the other remedies set forth in this section 7.2 or any of the other Transaction Documents.

For purposes of this section 7.2(c) an "ISSUER DEFAULT" shall mean any of the following events: (w) if an Act of Bankruptcy (as defined in a Related Indenture) shall have occurred; (x) if any provision of any Transaction Document applicable to any Issuer or the lien and security interest purported to be created by any Issuer under any Transaction Document shall at any time for any reason cease to be valid and binding in accordance with its terms on such Issuer or shall be declared to be null and void, or if any Issuer shall deny that it has any further liability or obligation thereunder; (y) if any Issuer shall have asserted that it has no liability or obligations under any Transaction Document to which it is a party or if any Governmental Authority having jurisdiction over any Issuer shall find or rule that any material provision of any Transaction Document to which such Issuer is a party is not valid and binding on such Issuer; or (z) if any Issuer shall otherwise fail to comply with the terms and conditions of any Transaction Document to which such Issuer is a party and such failure to comply results in Fannie Mae having the right to declare an Event of Default under this Agreement or any other Transaction Document.

            (d) NO WAIVER, REMEDIES CUMULATIVE. No failure or delay on the part of Fannie Mae to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any further right or remedy hereunder or under any other Transaction Document. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or under any Transaction Document. No exercise by Fannie Mae of any remedy under any Transaction Document shall operate as a limitation on any rights or remedies of Fannie Mae under this Agreement. In order to entitle Fannie Mae to exercise any remedy reserved to Fannie Mae in this Article, it shall not be necessary to give any notice, other than such notice as may be required under the applicable provisions of any of the Transaction Documents. The rights and remedies of Fannie Mae specified in this Agreement are for the sole and exclusive benefit, use and protection of Fannie Mae, and Fannie Mae is entitled, but shall have no duty or obligation to Owner, any Issuer, any Related Trustee, any Bondholder with respect to any of the Bonds, or otherwise,

(a) to exercise or to refrain from exercising any right or remedy reserved to Fannie Mae hereunder, or (b) to cause any Related Trustee or any other party to exercise or to refrain from exercising any right or remedy available to it under any of the Transaction Documents.


                                 ARTICLE VIII.

                                 MISCELLANEOUS

      SECTION 8.1       WAIVERS, AMENDMENTS.
                        -------------------

            This Agreement may be amended only by a written instrument duly executed by each of the parties hereto. Owner may take any action herein prohibited or omit to perform any act herein required to be performed or omit to perform any act herein required to be performed by it, only if Owner shall first obtain the written consent of Fannie Mae thereto. No course of dealing between Owner and Fannie Mae, nor any delay in exercising any rights hereunder, shall operate as a waiver of any rights of Fannie Mae hereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 8.2       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
                        ------------------------------------------

            All representations and warranties of Owner contained in any Transaction Document and all statements contained in any certificate, financial statement or other instrument delivered by any EQR Party or by any EQR Party pursuant to or in connection with this Agreement (including any such statement made in or in connection with any amendment hereto or thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement (a) shall be made and shall be true at and as of the date of this Agreement and the Restatement Closing Date, and (b) shall survive the execution and delivery of this Agreement, regardless of any investigation made by Fannie Mae or on its behalf.

      SECTION 8.3       NOTICES.
                        -------

            All notices, directions, certificates or other communications hereunder shall be given by certified or registered mail, return receipt requested, or by overnight courier addressed to the appropriate notice address set forth below. Any of the parties hereto may, by a notice to the other party specifically captioned "Notice of Change of Address pursuant to section 8.3 of the Amended and Restated Master Reimbursement Agreement", designate any further or different address to which subsequent notices, certificates or other communications shall be sent without any requirement of execution of any amendment to this Agreement. Any such notice, certificate or communication shall be deemed to have been given as of the date of actual delivery or the date of failure to deliver by reason of refusal to accept delivery or changed address of which no notice was given pursuant to this section 8.3. All notices pursuant to this Agreement shall also be given to Servicer in accordance with this section 8.3. The notice addresses are as follows:

            (a)   if to Owner:

                        EQR-Bond Partnership
                        c/o Equity Residential Properties Trust
                        Two North Riverside Plaza, Suite 450,
                        Chicago, Illinois  60606
                        Attention:  Chief Financial Officer

                  with a copy to:

                        EQR-Bond Partnership
                        c/o Equity Residential Properties Trust
                        Two North Riverside Plaza, Suite 450,
                        Chicago, Illinois  60606
                        Attention:  General Counsel

            (b)   if to Fannie Mae:

                  if by mail or overnight courier:

                        Fannie Mae
                        3900 Wisconsin Avenue, N.W.
                        Washington, D.C.  20016
                        Attention:  Senior Vice President - Multifamily
                                    Activities

                  if by messenger:

                        Fannie Mae
                        3939 Wisconsin Avenue, N.W.
                        Washington, D.C.  20016
                        Attention:  Senior Vice President - Multifamily
                                    Activities

                  in each case, with copies to:

                        Fannie Mae
                        Midwest Regional Office
                        One South Wacker Drive
                        Suite 1300
                        Chicago, Illinois 60606-4667
                        Attention:  Vice President - Multifamily Activities
                  and to:

                        Fannie Mae
                        3900 Wisconsin Avenue, N.W.
                        Washington, D.C.  20016
                        Attention:  Multifamily Mortgage Operations - Manager
                                    Multifamily Deliveries

            (c)   if to Servicer:

                  Washington Capital DUS, Inc.
                  1616 North Fort Myer Drive, Suite 1210
                  Arlington, Virginia 22209
                  Attention:  Bridget O. Schmitz
                              Executive Vice President

      SECTION 8.4       PAYMENT PROCEDURE.
                        -----------------

            Owner agrees that, unless otherwise directed pursuant to section 6.1, all amounts due to Fannie Mae under Article 4 of this Agreement shall be paid to Servicer for remittance to Fannie Mae pursuant to the Servicing Agreement. All payments to be made to Servicer, for the account of Fannie Mae, pursuant to this Agreement shall be paid (in immediately available funds with respect to Advances and Withdrawals) to Servicer in accordance with the Related Mortgage Note or in accordance with instructions given to Owner by Servicer. All repayments of Advances and Withdrawals shall be in immediately available funds. Except as otherwise provided above in this section 8.4, all payments to be made to Fannie Mae pursuant to this Agreement shall be made before 2:00 p.m., Washington, D.C. time, on the date when due, in lawful currency of the United States of America and in immediately available funds by wire transfer to an account designated in writing by Fannie Mae unless Owner is otherwise instructed in writing by Fannie Mae. Notwithstanding the foregoing, in connection with Owner's obligation to reimburse Fannie Mae by 2:00 p.m., Washington, D.C. time for certain payments made by Fannie Mae as provided in Article 4 of this Agreement, such payment will be deemed to have been timely made if made to Servicer, for remittance to Fannie Mae, by wire transfer to an account designated in writing by Servicer, before 2:00 p.m., Washington, D.C. time.

      SECTION 8.5       CONTINUING OBLIGATION.
                        ---------------------

            This Agreement is a continuing obligation of Owner and shall, until the later of the Termination Date under the last remaining Related Fannie Mae Collateral Agreement or the date upon which the Obligations shall have been paid in full, (a) be binding upon the parties hereto and their respective successors and assigns and (b) inure to the benefit of and be enforceable by Fannie Mae and its successors, transferees and assigns; provided, that Owner may not assign all or any part of this Agreement without the prior written consent of Fannie Mae. This Agreement shall terminate upon the date on which the Obligations to Fannie Mae or its successors or assigns have been satisfied in full.

      SECTION 8.6       SATISFACTION REQUIREMENT.
                        ------------------------

            If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to, or subject to the satisfaction of, Fannie Mae, then, unless otherwise expressly specified herein, the determination of such satisfaction shall be made by Fannie Mae in its sole and exclusive judgment.

      SECTION 8.7       CONSENT OF FANNIE MAE.
                        ---------------------

            If any provision of this Agreement provides for the approval, consent, election, determination, exercise of discretion, choice, designation, judgment or waiver of or by Fannie Mae and if a basis for Fannie Mae granting such approval, consent, determination, election, exercise of discretion, choice, designation, judgment or waiver is not otherwise stated (i.e., that such approval, consent, election, determination, exercise of discretion, choice, designation, judgment or waiver will be "reasonable"), then in each case such approval, consent, determination, election, exercise of discretion, choice, designation, judgment or waiver will be given by Fannie Mae in its sole and absolute discretion.

      SECTION 8.8       GOVERNING LAW.
                        -------------

            This Agreement shall be construed and enforced in accordance with, and the rights and remedies of the parties hereto shall be governed by, the laws of the District of Columbia without regard to conflicts of law principles, except to the extent that Federal laws may prevail; provided, however, that matters respecting the creation, perfection, priority and foreclosure of the Lien on each Property granted pursuant to or in connection with the Transaction Documents shall be governed by, and construed and enforced in accordance with, the internal law of the state or commonwealth in which such Property is situated without giving effect to the conflicts of law principles of such state or commonwealth.

      SECTION 8.9       JURISDICTION, CONSENT TO SERVICE.
                        --------------------------------

            (a) Owner hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any District of Columbia court or Federal court of the United States of America sitting in the District of Columbia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Bond Documents, the Mortgage Documents and every other Transaction Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District of Columbia court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall effect any right that Fannie Mae may otherwise have to bring any action or proceeding relating to this Agreement, the Bond Documents, the Mortgage Documents or the other Transaction Documents against Owner or its properties in the courts of any jurisdiction.

            (b) Owner hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Bond Documents, the Mortgage Documents or the other Transaction Documents in any District of Columbia or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 8.10      WAIVERS OF JURY TRIAL.
                        ---------------------

            Owner and Fannie Mae (a) covenant and agree not to elect a trial by jury with respect to any issue arising under this Agreement or any of the other transaction documents otherwise triable by a jury and (b) waive any right to trial by jury to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily with the benefit of competent legal counsel by Owner, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue. Further, Owner hereby certifies that no representative or agent of Fannie Mae (including, but not limited to, Fannie Mae's counsel) has represented, expressly or otherwise, to Owner that Fannie Mae will not seek to enforce the provisions of this Section 8.10

      SECTION 8.11      COUNTERPARTS.
                        ------------

            To facilitate execution, this Agreement may be executed in any number of counterparts. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

      SECTION 8.12      SEVERABILITY.
                        ------------

            Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction and the remaining portion of such provision and all other remaining provisions will be construed to render them enforceable to the fullest extent. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 8.13      BUSINESS DAYS.
                        -------------

            If any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in any case be included in computing interest, if any, in connection with such payment.

      SECTION 8.14      ENTIRE AGREEMENT.
                        ----------------

            This Agreement and the other Transaction Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Transaction Documents. Nothing in this Agreement or the other Transaction Documents, expressed or implied, is intended to confer upon any party other than the respective parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Transaction Documents; provided, however, that as to Persons other than Fannie Mae and Owner that are parties to any of the Transaction Documents, such Persons shall not have any rights, remedies, obligations or liabilities under this Agreement or any of the Transaction Documents except under such Transaction Documents as to which such Persons are direct parties.

      SECTION 8.15      HEADINGS.
                        --------

            Section, subsection and paragraph headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

      SECTION 8.16      FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS.
                        ---------------------------------------------

            To the extent permitted by law, the parties to this Agreement agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements to this Agreement and such further instruments as Fannie Mae may request and as may be reasonably required in the opinion of Fannie Mae or its counsel to effectuate the intention of or facilitate the performance of this Agreement or any other Transaction Document provided that such supplements or instruments shall not impose any material additional obligations or recourse on any EQR Party.

      SECTION 8.17      ASSIGNMENT; TRANSFERS; THIRD-PARTY RIGHTS.
                        -----------------------------------------

            Owner shall not assign this Agreement, or delegate any of the Obligations hereunder, without the prior written consent of Fannie Mae. This Agreement may not be transferred in any respect without the prior written consent of Fannie Mae. Nothing in this Agreement shall confer any right upon any holder of any Bond or any other Person other than the parties hereto and their successors and permitted assigns; provided, however, that notwithstanding anything to the contrary herein, Servicer shall be a third party beneficiary with respect to Owner's covenants and obligations under section 4.5.

      SECTION 8.18      WAIVER OF CLAIMS.
                        ----------------

            IN ORDER TO INDUCE FANNIE MAE TO EXECUTE AND DELIVER THE AGREEMENTS, OWNER HEREBY REPRESENTS AND WARRANTS THAT IT HAS NO CLAIMS, SET- OFFS OR DEFENSES AS OF THE RESTATEMENT CLOSING DATE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR IN CONNECTION WITH ANY OF THE OTHER TRANSACTION DOCUMENTS. TO THE EXTENT ANY SUCH CLAIMS, SET-OFFS OR DEFENSES MAY EXIST, WHETHER KNOWN OR UNKNOWN, THEY ARE EACH HEREBY WAIVED AND RELINQUISHED IN THEIR ENTIRETY.

      SECTION 8.19      DISCLAIMER; ACKNOWLEDGEMENTS.
                        ----------------------------

            Approval by Fannie Mae of Owner, the Mortgage Loans, the Bonds or otherwise shall not constitute a warranty or representation by Fannie Mae as to any matter. Nothing set forth in this Agreement, in any of the Transaction Documents or in the subsequent conduct of the parties shall be deemed to constitute Fannie Mae as the partner or joint venturer of any person for any purpose whatsoever.

      SECTION 8.20      CONFLICTS BETWEEN AGREEMENTS.
                        ----------------------------

            Any terms and conditions contained in this Agreement that may also be contained in any of the Related Mortgage Notes, any of the Related Mortgages, any of the Reimbursement Loan Documents or any other Transaction Document shall not, to the extent reasonably practicable, be construed to be in conflict with each other but rather shall be construed as duplicative, confirming, additional, or cumulative provisions. To the extent that any ultimate conflict is determined to exist between the terms and conditions of this Agreement and those set forth in any of the Related Mortgage Notes, any of the Related

Mortgages, any of the Reimbursement Loan Documents or any of the other Transaction Document the terms and conditions of this Agreement shall control the rights, duties and obligations of Fannie Mae and Owner.

      SECTION 8.21      ACKNOWLEDGMENT AND AGREEMENT OF NOMINEE CORPS. TO
                        -------------------------------------------------
JOINT AND SEVERAL LIABILITY.
---------------------------

            (a) JOINT AND SEVERAL LIABILITY. Owner and each Nominee Corp. acknowledge and agree that Fannie Mae has entered into the transactions evidenced by this Agreement based in part upon its understanding that each Nominee Property is beneficially owned by Owner, that the respective Nominee Corp. holds fee simple title to such Nominee Property solely on behalf of Owner, as Owner's nominee, and that such Nominee Corp. does not hold any beneficial ownership interests in its respective Nominee Property. In furtherance of this understanding and notwithstanding anything contained in this Agreement or any of the other Transaction Documents to the contrary (but subject, however, to the provisions of subsection 8.21(b)), each Nominee Corp. acknowledges and agrees that all Obligations of Owner under this Agreement, the Mortgage Documents and the other Transaction Documents shall be joint and several obligations of Owner and each Nominee Corp.

            (b) NOMINEE CORPS. Nothing in this Agreement or the other Transaction Documents shall impose or shall be construed to impose any personal liability on the shareholders, officers, directors or agents of the Nominee Corps.

            (c) CERTAIN REPRESENTATIONS AND WARRANTIES OF THE NOMINEE CORPS. To induce Fannie Mae to enter into this Agreement and to execute and deliver the Related Fannie Mae Collateral Agreements, each Nominee Corp. represents and warrants to Fannie Mae (in addition to and not in any way in limitation of the representations and warranties of Owner) as follows:

                  (i) Manchester Nominee Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois pursuant the Manchester Corp. Articles of Incorporation. Copies of the Manchester Corp. Organizational Documents certified as true, correct and complete by a duly authorized officer of Manchester Corp. have been delivered to Fannie Mae. The Manchester Corp. Organizational Documents are in full force and effect and have not been otherwise supplemented, amended or modified. A copy of the Manchester Nominee Agreement certified as true, correct and complete by a duly authorized officer of QRS Partner, has been delivered to Fannie Mae on or before the date hereof. The Manchester Nominee Agreement (a) is in full force and effect and constitutes the entire agreement of the parties thereto with respect to the Nominee Property commonly known as Wellington Hill Apartments, (b) has not been supplemented, amended or modified and (c) constitutes the legal, valid and binding obligation of Manchester Nominee Corp.

                  (ii) Ravens Crest Nominee Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois pursuant to the Ravens Crest Articles of Incorporation. Copies of the Ravens Crest Organizational Documents certified as true, correct and complete by a duly authorized officer of Ravens Crest Nominee Corp. have been delivered to Fannie Mae. The Ravens Crest Organizational Documents are in full force and effect and have not been otherwise supplemented, amended or modified. A copy of the Ravens Crest Nominee Agreement certified as true, correct and complete by a duly authorized officer of QRS Partner, has been delivered to Fannie Mae on or before the date hereof. The Ravens Crest Nominee Agreement (a) is in full force and effect and constitutes the entire agreement of the parties thereto with respect to the Nominee Property commonly known as Ravens Crest Apartments,
      (b) has not been supplemented, amended or modified and (c) constitutes the legal, valid and binding obligation of Ravens Crest Nominee Corp.

                  (iii) Donald Liebentritt is the sole shareholder of each Nominee Corp. and is the record and beneficial owner of, and has good title to, a one hundred percent (100%) ownership interest in each Nominee Corp., free and clear of all liens, security interests, options, rights of first refusal and adverse claims of title of any kind or character, and such percentage interest is not subject to any agreement providing for the sale or transfer thereof.

                  (iv) Manchester Nominee Corp. is qualified to transact business and in good standing in the State of New Hampshire and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of Owner to perform the Obligations under this Agreement and the other Transaction Documents.

                  (v) Ravens Crest Nominee Corp. is qualified to transact business and in good standing in the State of New Jersey and in each other jurisdiction in which such qualification and/or standing is necessary to the conduct of its business and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of Owner to perform the Obligations under this Agreement and the other Transaction Documents.

                  (vi) With respect to each Nominee Property, (a) the respective Nominee Corp. holds record title solely on behalf of Owner, subject to the respective Nominee Agreement, free and clear of all Liens whatsoever except the Permitted Liens, (b) Owner owns and holds all beneficial ownership interests and Owner has good, valid, marketable title, free and clear of all Liens whatsoever except the Permitted Liens, pursuant to the respective Nominee Agreement, (c) Owner has the sole undivided right, power and authority to direct the respective Nominee Corp. to sell, convey, mortgage, pledge, otherwise encumber, lease, grant easements and otherwise take any action with respect to such Nominee Property and (d) the respective Nominee Corp. has no right, power or authority to sell, convey, mortgage, pledge, otherwise encumber, lease, grant easements or otherwise take any action with respect to such Nominee Property except at the direction of Owner.

      SECTION 8.22      NO NOVATION.
                        -----------

            Nothing herein in intended to nor shall constitute a novation of the Existing Reimbursement Agreement or the obligations evidenced thereby, which such obligations shall remain in full force and effect, but shall be repayable by and governed under the terms and conditions of this Agreement.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers or representatives as of the date hereof.

                                       EQR-BOND PARTNERSHIP, a Georgia general
                                       partnership


                                       By:   QRS-BOND, INC., an Illinois
                                             corporation, a general partner


                                             By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                       By:   ERP OPERATING LIMITED PARTNERSHIP,
                                             an Illinois limited partnership, a
                                             general partner

                                             By:   EQUITY RESIDENTIAL PROPERTIES
                                                   TRUST, a Maryland real estate
                                                   investment trust, its general
                                                   partner


                                                   By:
                                                         -----------------------
                                                         Name:
                                                         Title:


                                       FEDERAL NATIONAL MORTGAGE ASSOCIATION


                                       By:
                                             ----------------------------

ACKNOWLEDGMENT AND AGREEMENT OF JOINT AND SEVERAL LIABILITY PURSUANT TO SECTION
8.21 BY NOMINEE CORPS.:

                                       EQR-RAVENS CREST VISTAS, INC., an
                                       Illinois corporation



                                       By:
                                             ----------------------------
                                             Name:
                                             Title:

                                       EQR-MANCHESTER HILL VISTAS, INC., an
                                       Illinois corporation



                                       By:
                                             ----------------------------
                                             Name:
                                             Title:

                                        EXHIBIT A
                     BOND PROPERTIES, ISSUERS AND RELATED INFORMATION

EXHIBIT A, SECTION 1:
--------------------

                                                   BOND/LOAN         BOND
PROJECT                           ISSUER             AMOUNT         TRUSTEE          ISSUER
-------                           ------           ---------        -------          ------
1. Altamonte                Bexar County          $14,600,000   Texas Commerce        ---
   (San Antonio, Bexar      Housing Finance                     Bank National
   County, Texas)           Corporation, Texas                  Association

2. Fountainhead             Bexar County          $23,275,000   Texas Commerce        ---
   (San Antonio, Bexar      Housing Finance                     Bank National
   County, Texas)           Corporation, Texas                  Association

3. Four Lakes Phase V       Village of Lisle,     $39,680,000   Reliance Trust        ---
   (Lisle, DuPage           DuPage County,                      Company
   County, Illinois)        Illinois

4. Frey Road                Housing Authority     $19,700,000   Reliance Trust      .125%(2)
   (Kennesaw, Cobb          of Cobb County                      Company
   County, Georgia)

5. Holcomb Bridge           Housing Authority     $9,545,000    First Union           ---
   (Alpharetta, Fulton      of Fulton County,                   National Bank of
   County, Georgia)         Georgia                             Georgia, N.A.

                                      ANNUAL FEES
                            -------------------------------
                                       REBATE        REMARK.     RATING
PROJECT                     TRUSTEE    MONITOR        AGENT      AGENCY                 BONDS
-------                     -------    -------       ------      ------                 -----
1. Altamonte                $4,500       $350(1)     0.10%       $3,500     Bexar County Housing Finance
   (San Antonio, Bexar                                                      Corporation Multifamily Housing
   County, Texas)                                                           Refunding Revenue Bonds
                                                                            (Altamonte Apartments Project)
                                                                            Series 1996

2. Fountainhead             $4,500       $350        0.10%       $3,500     Bexar County Housing Finance
   (San Antonio, Bexar                                                      Corporation Multifamily Housing
   County, Texas)                                                           Refunding Revenue Bonds
                                                                            (Fountainhead Apartments
                                                                            Project) Series 1996

3. Four Lakes Phase V       $3,500       $350        0.10%       $3,500     Village of Lisle, DuPage
   (Lisle, DuPage                                                           County, Illinois Multifamily
   County, Illinois)                                                        Housing Revenue Refunding Bonds
                                                                            (Four Lakes Phase V -Lisle
                                                                            Project), Series 1996

4. Frey Road                $2,500       $350        0.10%       $3,500     Housing Authority of Cobb
   (Kennesaw, Cobb                                                          County Multifamily Housing
   County, Georgia)                                                         Revenue Refunding Bonds
                                                                            (Greenhouse Frey Apartments
                                                                            Project), Series 1996

5. Holcomb Bridge           $2,500       $350        0.10%       $3,500     Housing Authority of Fulton
   (Alpharetta, Fulton                                                      County, Georgia - Multifamily
   County, Georgia)                                                         Housing Revenue Refunding Bonds
                                                                            (Greenhouse Holcomb Bridge
                                                                            Apartments Project), Series
                                                                            1996

----------------------------------

         (1) The actual fee payable to the rebate monitor with respect to each bond transaction is $1,750 per calculation, with calculations being performed every 5 years.

         (2) The issuer's fee with respect to this transaction shall payable to The Housing Authority of Cobb County commencing September 1, 2001.

                                   Exh  A - 1

                                                   BOND/LOAN         BOND
PROJECT                           ISSUER             AMOUNT         TRUSTEE          ISSUER
-------                           ------           ---------        -------          ------

6. Roswell                  Housing Authority     $8,100,000    Reliance Trust      .125%
   (Roswell, Fulton         of the City of                      Company
   County, Georgia)         Roswell, Georgia

7. SilverWood               City of Mission,      $11,000,000   Mark Twain Bank     ---
   (Mission, Johnson        Kansas
   County, Kansas)

8. Sleepy Hollow            The Industrial        $12,500,000   Mark Twain Bank     ---
   (Kansas City, Jackson    Development
   County, Missouri)        Authority of the
                            City of Kansas
                            City, Missouri

                                       SUBTOTAL $138,400,000

                                      ANNUAL FEES
                            -------------------------------
                                       REBATE        REMARK.     RATING
PROJECT                     TRUSTEE    MONITOR        AGENT      AGENCY                 BONDS
-------                     -------    -------       ------      ------                 -----
6. Roswell                  $2,500       $350        0.10%       $3,500     Housing Authority of the City
   (Roswell, Fulton                                                         of Roswell, Georgia -
   County, Georgia)                                                         Multifamily Housing Revenue
                                                                            Refunding Bonds (Greenhouse
                                                                            Roswell Apartments Project),
                                                                            Series 1996

7. SilverWood               $3,500       $350        0.10%       $3,500     City of Mission, Kansas -
   (Mission, Johnson                                                        Multifamily Housing Refunding
   County, Kansas)                                                          Revenue Bonds (Silverwood
                                                                            Project), Series 1996

8. Sleepy Hollow            $3,500       $350        0.10%       $3,500     The Industrial Development
   (Kansas City, Jackson                                                    Authority of the City of Kansas
   County, Missouri)                                                        City, Missouri - Multifamily
                                                                            Housing Revenue Refunding Bonds
                                                                            (Sleepy Hollow Apartments
                                                                            Project), Series 1996

                                   Exh  A - 2

EXHIBIT A, SECTION 2:
--------------------

                                                   BOND/LOAN       BOND
PROJECT                         ISSUER               AMOUNT       TRUSTEE          ISSUER
-------                         ------             ---------      -------          ------
1. Wellington Hill          New Hampshire         $28,625,000   Bank of New         0.15%
   (Manchester,             Housing Finance                     Hampshire           per
   Hillsborough County,     Authority                                               annum
   New Hampshire)

                                         SUBTOTAL $28,625,000

                                           TOTAL $167,025,000
                                                 ============

                                      ANNUAL FEES
                            -------------------------------
                                       REBATE        REMARK.     RATING
PROJECT                     TRUSTEE    MONITOR        AGENT      AGENCY                 BONDS
-------                     -------    -------       ------      ------                 -----
1. Wellington Hill          0.015%       $350        0.10%       $3,500      New Hampshire Housing Finance
   (Manchester,             per annum                                        Authority Multi-Family
   Hillsborough County,                                                      Housing Refunding Revenue
   New Hampshire)                                                            Bonds (EQR-Bond Partnership -
                                                                             Manchester Project), 1996
                                                                             Issue




                                   Exh  A - 3

                                   EXHIBIT B

                        ADDITIONAL MORTGAGED PROPERTIES



            Project Name                  City, County                  State
-------------------------------------------------------------------------------
    1.      Oak Park North                Agoura, Ventura County          CA

    2.      Oak Park South                Agoura, Ventura County          CA

    3.      Ravens Crest                  Plainsboro, Middlesex           NJ
                                          County

    4.      Del Coronado                  Mesa, Maricopa County           AZ

    5.      Windridge                     Laguna Niguel, Orange           CA
                                          County

                                   EXHIBIT C

                       SCHEDULE OF TRANSACTION DOCUMENTS

See attached closing transcripts as follows:

1.    Altamonte Bond Closing Document Index.

2.    Fountainhead Bond Closing Document Index.

3.    Frey Road Bond Closing Document Index.

4.    Holcomb Bridge Bond Closing Document Index.

5.    Roswell Bond Closing Document Index.

6.    Sleepy Hollow Bond Closing Document Index.

7.    Silverwood Bond Closing Document Index.

8.    Four Lakes Phase V Bond Closing Document Index.

9.    Wellington Hill Bond Closing Document Index.

10. Fannie Mae Reimbursement/Credit Enhancement Transaction Closing Document Index (Initial Closing).

11. Fannie Mae Reimbursement/Credit Enhancement Transaction Closing Document Index (Amended and Restated Closing).

                                   EXHIBIT D

                                PERMITTED LIENS


                Property                    Title Pro Forma #        Effective Date
1.   Altamonte                                  9600995DE            September 30,
     (San Antonio, Bexar County, TX)                                 1996

2.   Fountainhead                               9600994DE            September 30,
     (San Antonio, Bexar County, TX)                                 1996

3.   Four Lakes Phase V                         H455-0633            September 30,
     (Lisle, DuPage County, IL)                                      1996

4.   Frey Road                                  96-73A               September 30,
     (Kennesaw, Cobb County, GA)                                     1996

5.   Holcomb Bridge                             96-73B               September 30,
     (Alpharetta, Fulton County, GA)                                 1996

6.   Roswell                                    96-73C               September 30,
     (Roswell, Fulton County, GA)                                    1996

7.   SilverWood                                 J161208              September 30,
     (Mission, Johnson County, KS)                                   1996

8.   Sleepy Hollow                              J161209              September 30,
     (Kansas City, Jackson County, MO)                               1996

9.   Oak Park North                             6600234-6            September 30,
     (Agoura, Ventura County, CA)                                    1996

10.  Oak Park South                             6600236-6            September 30,
     (Agoura, Ventura County, CA)                                    1996

11.  Ravens Crest                               T960193              September 30,
     (Plainsboro, Middlesex County, NJ)                              1996

12.  Del Coronado                               75011728             September 30,
     (Mesa, Maricopa County, AZ)                                     1996

13.  Windridge                                  2602214-3            September 30,
     (Laguna Niguel, Orange County, CA)                              1996

14.  Wellington Hill Apartments,                Proforma             December 11, 1996
     (Manchester, Hillsborough County, NH)      File No. 0083-NH


                                   EXHIBIT E

                [FORM OF INTEREST RATE HEDGE SECURITY AGREEMENT]
                     INTEREST RATE HEDGE SECURITY AGREEMENT


            THIS INTEREST RATE HEDGE SECURITY AGREEMENT (this "PLEDGE AGREEMENT"), dated as of ______________, ____, is between EQR-BOND PARTNERSHIP (the "GRANTOR"), a Georgia general partnership, and FEDERAL NATIONAL MORTGAGE ASSOCIATION ("FANNIE MAE"), a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. Section 1716, et seq.

            The meaning of capitalized terms can be determined by reference to section 1.2 of this Pledge Agreement.

                            BASIS FOR THIS AGREEMENT
                            ------------------------

            1     The Issuer intends to issue the Bonds under the Trust
Indenture (the "Indenture"), dated as of _______________, 1996, between the Issuer and the Trustee.

            2     [TRUSTEE] as trustee (the "TRUSTEE") and Fannie Mae have
entered into the Collateral Agreement (the "COLLATERAL AGREEMENT") dated as of ______________, 1996 pursuant to which Fannie Mae, subject to the terms and conditions of the Collateral Agreement, will provide credit enhancement and liquidity for the Bonds by pledging and granting to the Trustee a security interest in certain mortgage loans owned by Fannie Mae and, if applicable, certain other securities, obligations and participation interests of or owned by Fannie Mae.

            3     As a condition precedent to Fannie Mae's providing credit
enhancement and liquidity for the Bonds, the Grantor has made arrangements to enter into one or more interest rate [hedges/swaps] (together, the "HEDGE") pursuant to certain documents attached as Exhibit A to this Pledge Agreement (the "HEDGE DOCUMENTS").

            4     Pursuant to the terms of the Amended and Restated Master
Reimbursement Agreement (the "REIMBURSEMENT AGREEMENT") dated as of _________________, 1996 between the Grantor and Fannie Mae, the Grantor has agreed, among other things, to reimburse Fannie Mae for payments made or collateral delivered by Fannie Mae under the Collateral Agreement.

            5     It is a condition precedent to Fannie Mae's obligation to
enter into the Collateral Agreement that the Grantor shall have made the pledge and granted the security interest to Fannie Mae as contemplated and effected by this Pledge Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth in this Pledge Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Grantor and Fannie Mae, the Grantor and Fannie Mae agree as follows:

      1.    INCORPORATION OF RECITALS; DEFINITIONS; INTERPRETATION; REFERENCE
            -----------------------------------------------------------------
MATERIALS.
---------

            1.1 INCORPORATION OF RECITALS. The recitals set forth in "Basis for this Pledge Agreement" are, by this reference, incorporated into and deemed a part of this Pledge Agreement.

            1.2 DEFINITIONS. Capitalized terms used in this Pledge Agreement shall have the meanings given to those terms in this Pledge Agreement. Capitalized terms used in this Pledge Agreement and not defined in this Pledge Agreement, but defined in the Reimbursement Agreement, shall have the meaning given those terms in the Reimbursement Agreement.

            1.3 INTERPRETATION. Words importing any gender include all genders. The singular form of any word used in this Pledge Agreement shall include the plural, and vice versa, unless the context otherwise requires. Words importing persons include natural persons, firms, associations, partnerships and corporations. The parties hereto acknowledge that each party and their respective counsel have participated in the drafting and revision of this Pledge Agreement. Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply in the interpretation of this Pledge Agreement or any statement or supplement or exhibit hereto.

            1.4 REFERENCE MATERIALS. Sections mentioned by number only are the respective sections of this Pledge Agreement so numbered. Reference to "this section" or "this subsection" shall refer to the particular section or subsection in which such reference appears. Any captions, titles or headings preceding the text of any section and any table of contents or index attached to this Pledge Agreement are solely for convenience of reference and shall not constitute part of this Pledge Agreement or affect its meaning, construction or effect.

      2.    PLEDGE OF COLLATERAL.
            --------------------

            2.1 PLEDGE AND ASSIGNMENT. The Grantor pledges and assigns to Fannie Mae and grants to Fannie Mae a lien and security interest in, and right of setoff against, Grantor's right, title and interest in and to the following collateral (collectively, the "COLLATERAL"):

                  (a)   the Hedge Documents;

                  (b) any and all moneys (collectively, "PAYMENTS") payable to the Grantor, from time to time, pursuant to the Hedge Documents by the Counterparty under the Hedge Documents;

                  (c) all rights of the Grantor under any of the foregoing, including all rights of the Grantor to the Payments, contract rights and general intangibles now existing or hereafter arising with respect to any or all of the foregoing, including with respect to such rights;

                  (d) all rights, liens and security interests or guarantees now existing or hereafter granted by the Counterparty or any other person to secure or guaranty payment of the Payments due pursuant to the Hedge Documents.

                  (e) all documents, writings, books, files, records and other documents arising from or relating to any of the foregoing, whether now existing or hereafter arising;

                  (f) all extensions, renewals and replacements of the foregoing; and

                  (g) all cash and non-cash proceeds and products of any of the foregoing, including, without limitation, interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the other Collateral.

            2.2 SECURITY FOR OBLIGATIONS. This Pledge Agreement secures the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payments of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a), or any successor provision thereto), of all Obligations (as defined in the Reimbursement Agreement) of the Grantor.

            2.3 FINANCING STATEMENTS. At the request of Fannie Mae from time to time, the Grantor shall execute such financing statements as may be required in order to perfect the security interest granted in this Pledge Agreement in the Collateral pursuant to the Uniform Commercial Code as adopted in the District of Columbia and any other applicable jurisdiction (the "CODE").

            2.4 FURTHER ASSURANCES. At any time and from time to time, at the expense of the Grantor, the Grantor shall promptly execute and deliver to Fannie Mae all further instruments and documents, and take all further action, that may be necessary, or that Fannie Mae or Servicer may reasonably request, in order to perfect, continue and protect any security interest granted or purported to be granted by this Pledge Agreement or to enable Fannie Mae to exercise and enforce its rights and remedies under this Pledge Agreement.

            2.5 SECURITY INTEREST IN COLLATERAL. The Grantor shall, from time to time, at the request of Fannie Mae or Servicer, take or cause to be taken all actions necessary to provide Fannie Mae a first priority perfected security interest in the Collateral, including all actions, notifications, registrations, filings and acts of delivery or transfer required under Articles 8 and 9 of the Code. The Grantor further agrees that it shall not grant, pledge, assign or hypothecate, directly or indirectly, any interest in the Collateral, except as may be expressly permitted by this Pledge Agreement.

      3.    DELIVERY OF COLLATERAL; PAYMENTS.
            --------------------------------

            3.1 DELIVERY OF COLLATERAL. True, complete and correct copies of the Hedge Documents and all amendments thereto are attached as Exhibit A to this Pledge Agreement. The Grantor hereby represents and warrants to Fannie Mae that there is no additional security for the Counterparty's obligations or any other arrangements or agreements relating to the Hedge Documents.

            3.2 DIRECTION AND APPLICATION OF PAYMENT. Any Payments due and payable to the Grantor under the Hedge Documents are to be delivered by the Counterparty directly into the account described in Exhibit B attached hereto for the benefit of Fannie Mae (the "ACCOUNT"). The Account has also been pledged to Fannie Mae as security for the Obligations pursuant to that certain Cash Management, Security Pledge and Assignment Agreement dated as of August 1, 1996 among the Grantor, Fannie Mae and the Servicer. Notwithstanding the foregoing, nothing contained herein shall relieve the Grantor of its primary obligation to pay all amounts due in respect of the Obligations.

      4.    REPRESENTATIONS AND WARRANTIES.
            ------------------------------

            4.1 REPRESENTATIONS AND WARRANTIES OF THE GRANTOR. The Grantor represents and warrants to Fannie Mae on the Closing Date that:

                  (a) it is a partnership duly organized, validly existing and in good standing under the laws of the State of Georgia;

                  (b) it has all requisite power and authority to enter into this Pledge Agreement and to carry out its obligations under this Pledge Agreement; this Pledge Agreement has been duly executed and delivered by it and is the valid and binding obligation of the Grantor, enforceable against it in accordance with its terms subject to the affect of applicable bankruptcy, insolvency, reorganization, moratorium, other similar laws affecting the rights of creditors generally and general principals of equity; the execution, delivery and performance of this Pledge Agreement and the consummation of the transactions contemplated by this Pledge Agreement have been duly authorized by all necessary partnership action and other action on the part of the Grantor;

                  (c) neither the execution nor delivery of this Pledge Agreement nor the performance by the Grantor of its obligations under this Pledge Agreement, nor the consummation of the transactions contemplated by this Pledge Agreement, will (i) conflict with any provision of the partnership agreement of the Grantor; (ii) conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract, agreement, promissory note, lease, indenture, instrument or license to which the Grantor is a party or by which the Grantor's assets or properties may be bound or affected; (iii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation, order, judgment, decree or arbitration award which is either applicable to, binding upon or enforceable against the Grantor; (iv) result in or require the creation or imposition of any liens, security interests, options or other charges or encumbrances ("LIENS") upon or with respect to the Collateral, other than Liens in favor of Fannie Mae; (v) violate any legally protected right of any individual or entity or give to any individual or entity a right or claim against the Grantor; or (vi) require the consent, approval, order or authorization of, or the registration, declaration or filing with, any federal, state or local government entity;

                  (d) it is not presently under any cease or desist order or other orders of a similar nature, temporary or permanent, of any federal or state authority which would have the effect of preventing or hindering the performance of its obligations under this Pledge Agreement; nor, to its knowledge, are there any proceedings presently in progress or contemplated which would, if successful, lead to the issuance of any such order;

                  (e) it is the sole legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign), the Collateral, free and clear of all Liens, except Liens granted pursuant to this Pledge Agreement and the Collateral is not subject to any offset, right of redemption (other than in accordance with the terms of the Hedge Documents on this Pledge Agreement), defense or counterclaim of a third party;

                  (f) upon the filing of financing statements under the Code, Fannie Mae shall have a valid, enforceable and perfected first priority security interest in all of the Collateral securing the Obligations; and

                  (g) its principal place of business and chief executive office is located in Cook County, Illinois with an address at Two North Riverside Plaza, Suite 450, Chicago, Illinois 60606.

      5.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES.
            --------------------------------------

            5.1 EVENT OF DEFAULT. For purposes of this Pledge Agreement, "Event of Default" shall have the meaning given that term in the Reimbursement Agreement.

            5.2 REMEDIES ON DEFAULT. If any Event of Default has occurred and is continuing and written notice of the Event of Default has been provided by either the General Counsel or the Controller of Fannie Mae (each, a "FANNIE MAE AUTHORIZED OFFICER") to the Grantor:

                  (a) at the direction of a Fannie Mae Authorized Officer, the Grantor shall deliver all Collateral to Fannie Mae or its designee;

                  (b) Fannie Mae may, without further notice, exercise all rights, privileges or options pertaining to the Collateral as if Fannie Mae were the absolute owner of such Collateral, including, but not limited to, the right to terminate the existing Hedge Documents (subject to the terms and conditions regarding termination set forth in the Hedge Documents), upon such terms and conditions as Fannie Mae may determine, all without liability except to account for property actually received by Fannie Mae, and Fannie Mae shall have no duty to exercise any of those rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing; and

                  (c) Fannie Mae may exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all of the rights and remedies of a secured party under the Code and also may, without notice except as specified below, sell the Collateral at public or private sale, at any of the offices of Fannie Mae or elsewhere, for cash, on credit or for future delivery, and upon such other terms as may be commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by applicable law, at least ten (10) days' prior notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Fannie Mae shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Fannie Mae may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            5.3 APPLICATION OF PROCEEDS. Fannie Mae shall apply the cash proceeds actually received from any sale or other disposition of the Collateral as follows: (a) first, to reimburse Fannie Mae for any amounts due to it pursuant to section 8 of this Pledge Agreement including the reasonable expenses of preparing for sale, selling and the like and to reasonable attorneys' fees and legal expenses incurred by Fannie Mae in connection therewith, (b) second, to the repayment of all amounts then due and unpaid on the

Obligations in such order of priority as Fannie Mae may determine and (c) then to pay the balance, if any, to Grantor or as otherwise required by law.

            5.4 NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. If any agreement contained in this Pledge Agreement is breached by the Grantor and thereafter waived by Fannie Mae in writing, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach under this Pledge Agreement.

            5.5 FANNIE MAE APPOINTED ATTORNEY-IN-FACT. The Grantor hereby appoints Fannie Mae, through any duly authorized officer of Fannie Mae or Servicer, as the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in Fannie Mae's discretion during the continuance of an Event of Default, to take any action and to execute any instrument which Fannie Mae may deem necessary or advisable to exercise the rights and remedies granted in this Pledge Agreement, including, to receive, indorse and collect all instruments made payable to the Grantor representing any interest payment, dividend, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The Grantor agrees that the power of attorney established pursuant to this section 5.5 shall be deemed coupled with an interest and shall be irrevocable.

            5.6 NATURE OF FANNIE MAE'S RIGHTS. The right of Fannie Mae to the Collateral held for its benefit under this Pledge Agreement shall not be subject to any right of redemption the Grantor might otherwise have and shall not be suspended, discontinued or reduced or terminated for any cause, including, without limiting the generality of the foregoing, any event constituting force majeure or any acts or circumstances that may constitute commercial frustration of purpose.

      6.    MISCELLANEOUS PROVISIONS.
            ------------------------

            6.1 COOPERATION. At any time and from time to time after the date of this Pledge Agreement, each party shall, at the request of another party, execute and deliver any instruments or documents, including financing and continuation statements under the Code in favor of Fannie Mae, and other documents reflecting Fannie Mae's security interest in the Collateral, and take all such further actions as such party may reasonably request in order to consummate and make effective the transactions contemplated by this Pledge Agreement, all at the sole cost and expense of the Grantor.

            6.2 FEES, COSTS AND EXPENSES; INDEMNIFICATION. The Grantor agrees to reimburse Fannie Mae, on demand, for all reasonable out-of-pocket costs and expenses incurred by Fannie Mae in connection with the administration and enforcement of this Pledge Agreement and agrees to indemnify and hold harmless Fannie Mae from and against any and all losses, costs, claims, damages, penalties, causes of action, suits, judgments, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Fannie Mae under this Pledge Agreement or in connection with this

Pledge Agreement, unless such liability shall be due to willful misconduct or gross negligence on the part of Fannie Mae or its agents or employees. If the Grantor shall fail to do any act or thing which it has covenanted to do under this Pledge Agreement or any representation or warranty on the part of the Grantor contained in this Pledge Agreement or repeated and reaffirmed in this Pledge Agreement shall be breached, Fannie Mae may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by Fannie Mae shall be repayable to it by the Grantor upon Fannie Mae's demand therefor. The obligations of the Grantor under this section 6.2 shall survive the termination of this Pledge Agreement and the discharge of the other obligations of the Grantor under this Pledge Agreement.

            6.3 TERMINATION. This Pledge Agreement and the assignments, pledges and security interests created or granted by this Pledge Agreement shall create a continuing security interest in the Collateral and shall terminate upon the later to occur of (a) expiration of the Term of the Reimbursement Agreement (as provided in the Reimbursement Agreement) or (b) the date which is ninety-one
(91) days after the date on which all amounts due under the Hedge Documents have been paid in full, provided that during such ninety-one (91) day period no Act of Bankruptcy (as defined below) shall have occurred. "Act of Bankruptcy" means the filing of a petition in bankruptcy or other commencement of a bankruptcy or similar proceeding by or against the Grantor under any applicable bankruptcy, insolvency, reorganization or similar law now in effect or any such proceeding by or against the Grantor under any applicable bankruptcy, insolvency, reorganization or similar law in effect after the date of this Pledge Agreement. Notwithstanding the foregoing, the provisions of clause (b) above of this section 6.3 shall not apply in connection with the provision, in accordance with the Bond Documents, of an Alternate Credit Facility in substitution for, and replacement of, the Collateral Agreement. Upon termination of this Pledge Agreement, Fannie Mae shall deliver to the Grantor all Collateral and documents then in the custody or possession of Fannie Mae and, if requested by the Grantor, shall execute and deliver to the Grantor for recording or filing in each office in which any assignment or financing statement relative to the Collateral or the agreements relating thereto or any part thereof, shall have been filed or recorded, a termination statement or release under applicable law (including, if relevant, the Code) releasing Fannie Mae's interest therein and such other documents and instruments as the Grantor may reasonably request, all without recourse to or any warranty whatsoever by, Fannie Mae, and at the cost and expense of the Grantor.

            6.4 ENTIRE AGREEMENT. This Pledge Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties to this Pledge Agreement with respect to the subject matter of this Pledge Agreement. This Pledge Agreement may not be amended, changed, waived or modified except by a writing executed by both parties.

            6.5 SUCCESSORS AND ASSIGNS. This Pledge Agreement shall inure to the benefit of, and be enforceable by, the Grantor and Fannie Mae and their respective successors and permitted assigns, and nothing herein expressed or implied shall be construed to give any other Person any legal or equitable rights under this Pledge Agreement. Neither this Pledge Agreement nor any of the rights, interests or obligations under this Pledge Agreement shall be assigned by either party to this Pledge Agreement without the prior consent of the other parties to this Pledge Agreement.

            6.6 AMENDMENT. Fannie Mae and the Grantor agree that this Pledge Agreement shall be amended only by an instrument in writing executed by their duly authorized representatives.

            6.7 NOTICES; CHANGE IN PRINCIPAL PLACE OF BUSINESS. All notices, directions, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when sent by certified or registered mail, return receipt requested, by overnight courier or by telecopy (to be confirmed with a copy thereof sent by regular mail within two Business Days), addressed to the appropriate notice address set forth below. Any of the parties hereto may, by such notice described above, designate any further or different address to which subsequent notices, certificates or other communication shall be sent without any requirement of execution of any amendment to this Pledge Agreement. Any such notice, certificate or communication shall be deemed to have been given as of the date of actual delivery or the date of failure to deliver by reason of refusal to accept delivery or changed address of which no notice was given pursuant to this section 6.7. The notice addresses are as follows:


      To the Grantor:        EQR-Bond Partnership
                             c/o Equity Residential Properties Trust
                             Two North Riverside Plaza, Suite 450,
                             Chicago, Illinois  60606
                             Attention:  Chief Financial Officer

      To Fannie Mae:         Fannie Mae
                             3900 Wisconsin Avenue, N.W.
                             Washington, D.C. 20016
                             Attention: Senior Vice President-Multifamily

      With copies to:        Fannie Mae
                             135 North Robles Avenue
                             Suite 300
                             Pasadena, California 91101-1707
                             Attention: Vice President-Multi-family
                                        Activities

                             Fannie Mae
                             3900 Wisconsin Avenue, N.W.
                             Washington, D.C. 20016
                             Attention: Office of General Counsel
                                        Re: Multifamily Matters

      To Servicer:           Washington Capital DUS, Inc.
                             1616 North Fort Myer Drive, Suite 1210
                             Arlington, Virginia 22208
                             Attention: Bridget O. Schmitz
                                        Executive Vice President


All notices to be given by the Grantor under this Pledge Agreement shall be given to Fannie Mae and Servicer. The Grantor shall give Fannie Mae and Servicer at least thirty (30) days prior written notice of a change in its principal place of business and chief executive office.

            6.8 RIGHTS OF SERVICER. The parties to this Pledge Agreement acknowledge and agree that, except as otherwise provided below, in connection with any provision of this Pledge Agreement under which Fannie Mae is granted the right to (a) request that the Grantor or another party (i) take or refrain from taking certain action, or (ii) deliver certain information, documents or instruments, (b) give any instructions or directions or (c) exercise remedies under section 5.2 of this Pledge Agreement, Servicer is hereby authorized to act on behalf of, and in the place and stead of, Fannie Mae, pursuant to the Servicing Agreement. Any rights of Servicer to act on behalf of Fannie Mae pursuant to the preceding sentence shall be terminated as and to the extent determined by Fannie Mae upon delivery by Fannie Mae to the parties to this Pledge Agreement of written notice of such termination. Servicer is neither affiliated with, nor acting as an agent for, the Grantor.

            6.9 DISCRETION. If any provision of this Pledge Agreement provides for the approval, consent, determination, exercise of discretion, designation, judgment or waiver of or by Fannie Mae and if a standard for Fannie Mae granting such approval, consent, determination, exercise of discretion, choice, designation, judgment or waiver is not otherwise stated (e.g., , that such approval, consent, determination, exercise of discretion, choice, designation, judgment or waiver will be "reasonable"), then in each case such approval, consent, determination, exercise of discretion, choice, designation, judgment or waiver may be given by Fannie Mae in its sole and absolute discretion.

            6.10 GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAWS OF THE DISTRICT OF COLUMBIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT FEDERAL LAWS MAY PREVAIL. UNLESS OTHERWISE DEFINED IN THIS PLEDGE AGREEMENT, TERMS USED IN

THIS PLEDGE AGREEMENT THAT ARE DEFINED IN THE CODE SHALL HAVE THE MEANING GIVEN THOSE TERMS IN THE CODE.

            6.11 SEVERABILITY. If any term or other provision of this Pledge Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Pledge Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

            6.12 MULTIPLE COUNTERPARTS. This Pledge Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

            IN WITNESS WHEREOF, the Grantor and Fannie Mae have caused this Pledge Agreement to be signed, on the date first written above, by their respective officers duly authorized.

                              EQR-BOND PARTNERSHIP,
                              a Georgia general partnership


                              By: QRS-BOND, INC. an Illinois corporation, a general partner


                                    By:
                                          ------------------------------------
                                          Name:
                                          Title:

                              By:   ERP OPERATING LIMITED PARTNERSHIP, an
                                    Illinois limited partnership, a general
                                    partner

                                    By:   EQUITY RESIDENTIAL PROPERTIES TRUST,
                                          a Maryland real estate investment
                                          trust, its general partner


                                          By:
                                                ------------------------------
                                                Name:
                                                Title:

                              FEDERAL NATIONAL MORTGAGE ASSOCIATION


                              By:
                                    -------------------------------
                                    Name:
                                    Title:

              EXHIBIT A TO INTEREST RATE HEDGE SECURITY AGREEMENT


                                HEDGE DOCUMENTS

                                [To be attached]

              EXHIBIT B TO INTEREST RATE HEDGE SECURITY AGREEMENT


                              ACCOUNT INFORMATION



Account No.
-----------

                                   EXHIBIT F

                      [FORM OF NEW PROPERTY CONFIRMATION]

                    CONFIRMATION OF ADDITION OF NEW PROPERTY


            Reference is made to that certain Amended and Restated Master Reimbursement Agreement dated as of _______ __, 1996, (as the same has been amended, supplemented or otherwise modified prior to the date hereof, the "REIMBURSEMENT AGREEMENT"), between EQR-BOND PARTNERSHIP, a Georgia general partnership ("OWNER"), and the FEDERAL NATIONAL MORTGAGE ASSOCIATION, a corporation duly organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. Section 1716 et. seq. ("FANNIE MAE"). Capitalized terms used herein without definition shall have the same meaning herein as set forth in the Reimbursement Agreement.


1. Owner has acquired that certain Multifamily Residential Property located in [County, City, State] and known as [Name of Project] and more particularly described on Exhibit A hereto (the "PROJECT").

      2. Owner has requested that Fannie Mae consent to the addition of the Project to the credit facility evidenced by the Reimbursement Agreement (the "FANNIE MAE CREDIT FACILITY") as a New [Additional */* Bond] Property.

      3. By execution and delivery of this instrument by Fannie Mae to Owner, Fannie Mae hereby consents to the addition of the Project to the Fannie Mae Credit Facility as a New [Additional */* Bond] Property effective as of __________ (the "EFFECTIVE DATE").

      4. In connection with the addition of the Project to the Fannie Mae Credit Facility as a New Bond Property, Owner and Fannie Mae acknowledge and agree as follows:

            (a) the Credit Enhancement Component with respect to such New Bond Property shall be _____________________.

            (b) the Reserve Component with respect to such New Bond Property shall be _____________________.

      5. The Allocable Facility Amount with respect to each Property (including the Project) from and after the Effective Date until the next Determination Date shall be the amount set forth next to each such Property on Exhibit B attached hereto.

      6. As of the Effective Date, the Reimbursement Agreement is hereby further amended, modified and supplemented as follows:

            [(a) The schedule of Bond Properties, Issuers and Related Information attached as Exhibit A to the Reimbursement Agreement is hereby amended and restated in its entirety as set forth in Annex I attached hereto.]

            [(b) The schedule of Additional Mortgaged Properties attached as Exhibit C to the Reimbursement Agreement is hereby amended and restated in its entirety as set forth in Annex II attached hereto.]

            (c) The schedule of Permitted Liens attached as Exhibit E to the Reimbursement Agreement is hereby amended and restated in its entirety as set forth in Annex III attached hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers or representatives as of the date hereof.

                                       FEDERAL NATIONAL MORTGAGE ASSOCIATION


                                       By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                       EQR-BOND PARTNERSHIP, a Georgia general
                                       partnership


                                       By:   QRS-BOND, INC., an Illinois
                                             corporation, a general partner


                                             By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                       By:   ERP OPERATING LIMITED PARTNERSHIP,
                                             an Illinois limited partnership, a
                                             general partner

                                             By:   EQUITY RESIDENTIAL PROPERTIES
                                                   TRUST, a Maryland real estate
                                                   investment trust, its general
                                                   partner


                                                   By:
                                                         -----------------------
                                                         Name:
                                                         Title:

ACKNOWLEDGMENT, AGREEMENT AND
 CONSENT OF GUARANTOR AND NOMINEE CORPS.:

ERP OPERATING LIMITED PARTNERSHIP, an
 Illinois limited partnership

By:   EQUITY RESIDENTIAL PROPERTIES TRUST, a
       Maryland real estate investment trust, its general partner


      By:
            ---------------------------
            Name:
            Title:



EQR-RAVENS CREST VISTAS, INC.,
 an Illinois corporation



By:
      ----------------------------
      Name:
      Title:

EQR-MANCHESTER HILL VISTAS, INC.,
 an Illinois corporation


By:
      ----------------------------
      Name:
      Title:

                                   EXHIBIT G

                               FORM OF RENT ROLL

                                 [See Attached]









                                   Exh. G - 1

                                   EXHIBIT H

                       SCHEDULE OF MANAGEMENT AGREEMENTS

1. That certain Property Management Agreement dated as of August 1, 1996 by and between EQR-Bond Partnership and Equity Residential Properties Management Limited Partnership and relating to Altamonte Apartments, San Antonio, Bexar County, Texas.

2. That certain Property Management Agreement dated as of August 1, 1996 by and between EQR-Bond Partnership and Equity Residential Properties Management Limited Partnership and relating to Fountainhead Apartment, San Antonio, Bexar County, Texas.

3. That certain Property Management Agreement dated as of August 1, 1996 by and between EQR-Bond Partnership and Equity Residential Properties Management Limited Partnership and relating to Four Lakes Phase V Apartments, Lisle, DuPage County, Illinois.

4. That certain Property Management Agreement dated as of August 1, 1996 by and between EQR-Bond Partnership and Equity Residential Properties Management Limited Partnership and relating to Frey Road Apartments, Kennesaw, Cobb County, Georgia.

5. That certain Property Management Agreement dated as of August 1, 1996 by and between EQR-Bond Partnership and Equity Residential Properties Management Limited Partnership and relating to Holcomb Bridge Apartments, Alpharetta, Fulton County, Georgia.

6. That certain Property Management Agreement dated as of August 1, 1996 by and between EQR-Bond Partnership and Equity Residential Properties Management Limited Partnership and relating to Roswell Apartments, Roswell, Fulton County, Georgia.

7. That certain Property Management Agreement dated as of August 1, 1996 by and between EQR-Bond Partnership and Equity Residential Properties Management Limited Partnership and relating to SilverWood Apartments, Mission, Johnson County, Kansas.

8. That certain Property Management Agreement dated as of August 1, 1996 by and between EQR-Bond Partnership and Equity Residential Properties Management Limited Partnership and relating to Sleepy Hollow Apartments, Kansas City, Jackson County, Missouri.

                                   Exh H - 1

9. That certain Property Management Agreement dated as of August 1, 1996 by and between EQR-Bond Partnership and Equity Residential Properties Management Limited Partnership and relating to Oak Park North Apartments, Agoura, Venture County, California.

10. That certain Property Management Agreement dated as of August 1, 1996 by and between EQR-Bond Partnership and Equity Residential Properties Management Limited Partnership and relating to Oak Park South Apartments, Agoura, Ventura County, California.

11. That certain Property Management Agreement dated as of August 1, 1996 by and between EQR-Ravens Crest Vistas, Inc. and Equity Residential Properties Management Limited Partnership and relating to Ravens Crest Apartments, Plainsboro, Middlesex County, New Jersey.

12. That certain Property Management Agreement dated as of August 1, 1996 by and between EQR-Bond Partnership and Equity Residential Properties Management Limited Partnership and relating to Del Coronado Apartments, Mesa, Maricopa County, Arizona.

13. That certain Property Management Agreement dated as of August 1, 1996 by and between EQR-Bond Partnership and Equity Residential Properties Management Limited Partnership and relating to Windridge Apartments, Laguna Niguel, Orange County, California.

14. That certain Property Management Agreement dated as of November 1, 1996 by and between EQR-Manchester Hill Vistas, Inc. and Equity Residential Properties Management Limited Partnership and relating to Wellington Hill Apartments, Manchester, Hillsborough County, New Hampshire.

                                   Exh. H - 2

                                SCHEDULE 2.1(f)

                             SCHEDULE OF LITIGATION

                                     [NONE]









                                 Sch. 2.1(f)-1

                                SCHEDULE 2.1(o)

                       SCHEDULE OF ENVIRONMENTAL REPORTS

                                 [See Attached]










                                 Sch. 2.1(o)-1

                                SCHEDULE 2.1(y)

            SCHEDULE OF CERTAIN DISCLOSURE REGARDING SECTION 2.1(y)


                                      NONE









                                 Sch. 2.1(y)-1

                                SCHEDULE 2.1(z)

                           SCHEDULE OF STRUCTURAL AND
                                MATERIAL DEFECTS

Ravens Crest Apartments:
-----------------------

To repair the deterioration of fire retardant lumber, roof repair is being done and is expected to be completed by the summer of 1997 at an estimated remaining cost of $200,000.










                                 Sch. 2.1(z)-1

                                SCHEDULE 2.1(aa)

                        SCHEDULE OF CONTRACTUAL DEFAULTS

1. ERP Operating Limited Partnership ("ERP") alleges that Interactive Cable Systems, Inc. ("Interactive") and ICS Communications, Inc. ("ICS") have breached that certain Master Agreement dated as of May 24, 1995 by and among ERP, Interactive and ICS, which breach resulted in lost revenues at the following Properties in the following approximate amounts due to Interactive's and ICS' failure to install cable and telephone systems:

      Fountainhead Apartments             $123,000
      Sleepy Hollow Apartments              34,500
      Frey Road Apartments                  87,000
      Silverwood Apartments                 50,000



2. ERP Operating Limited Partnership, EQR-Bond Partnership, EQR-Manchester Hill Vistas, Inc. and/or certain Affiliates (collectively, "Equity") allege that in connection with Citibank, N.A.'s and/or certain Affiliates' ("Citibank") sale of the Wellington Hill Apartments Project to Equity, Citibank assigned all of its right, title and interest in and to all insurance proceeds payable on account of existing claims under Wellington Hill Apartments Project's insurance policies with Aetna Insurance Company. Equity further alleges that Citibank and/or Aetna Insurance Company have breached certain agreements made in connection with the sale (including, without limitation, the assignment of insurance proceeds) by subsequently entering into a potential settlement of certain insurance claims under such policies. The amount in dispute with respect to such breach is equal to or less than $400,000.




                                 Sch. 2.1(aa)-1

                                SCHEDULE 2.1(am)

                     SCHEDULE OF CONTRACTS WITH AFFILIATES


A.    ARMS-LENGTH CONTRACTS WITH AFFILIATES:
      -------------------------------------

      Management Agreements as to each of the Properties, as more fully described on Exhibit H.




B.    NON-ARMS-LENGTH CONTRACTS WITH AFFILIATES:
      -----------------------------------------

      NONE




                                     Sch. 2.1(am)-1